                                                Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-116128


                                   PROSPECTUS

                                  $800,000,000
                                OFFER TO EXCHANGE
            $150,000,000 SENIOR SECURED FLOATING RATE NOTES DUE 2010
                                       AND
               $650,000,000 9 -3/4% SENIOR SECURED NOTES DUE 2014,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                           FOR ANY AND ALL OUTSTANDING
                  SENIOR SECURED FLOATING RATES NOTES DUE 2010
                                       AND
                     9-3/4% SENIOR SECURED NOTES DUE 2014,
         WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                                ISPAT INLAND ULC
                    GUARANTEED BY THE GUARANTORS NAMED HEREIN

      - The exchange offer expires at 5:00 p.m., New York City time, on September 13, 2004, unless extended.

      - All outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

      -     We will not receive any proceeds from the exchange offer.

      - The terms of the new notes to be issued are substantially identical to your old notes, except that the new notes will not have transfer restrictions, and you will not have registration rights.

      - The new notes will be guaranteed on an senior unsecured basis by Ispat Inland Inc. and certain of its existing and future domestic restricted subsidiaries, Ispat International N.V. and certain limited purpose finance companies.

      - The guarantee of one of the finance companies will be secured by a pledge of $800 million of Ispat Inland's first mortgage bonds which have payment terms similar to the terms of the notes. Ispat Inland's guarantees of the notes will be secured by a second priority security interest in Ispat Inland's inventory.

      - The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.

      - There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

      - All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. See "Plan of Distribution."

FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August 13, 2004.

                                TABLE OF CONTENTS

Summary......................................................................................        1
Risk Factors.................................................................................       11
Use Of Proceeds..............................................................................       27
Ratio Of Earnings To Fixed Charges...........................................................       27
Selected Historical Financial Data...........................................................       28
Management's Discussion And Analysis Of Results Of Operations And Financial Condition........       30
Industry Overview............................................................................       46
Business.....................................................................................       49
Management...................................................................................       59
Controlling Shareholder Of Ispat International And Related Party Transactions................       63
Description Of Other Indebtedness Of Ispat Inland Inc........................................       66
The Exchange Offer...........................................................................       70
Description Of Notes.........................................................................       78
Description Of The First Mortgage Bonds......................................................      135
Description Of Intercreditor Arrangements....................................................      139
Registration Rights..........................................................................      141
Material Income Tax Considerations...........................................................      144
Plan Of Distribution.........................................................................      149
Legal Matters................................................................................      149
Independent Public Accountants...............................................................      149
Where You Can Find More Information..........................................................      149
Incorporation By Reference...................................................................      150

      This document incorporates important business and financial information about Ispat International N.V., Ispat Inland Inc. and the co-registrants from other documents that are not included in or delivered with this document. You may obtain these documents at the SEC's website, www.sec.gov. We are not incorporating the contents of the website of the SEC or any other person into this document. We are only providing information about how you can obtain certain documents which are incorporated into this document by reference at this website.

      This information is also available to you without charge upon your written or oral request as described below:

                                Ispat Inland Inc.
                               3210 Watling Street
                           East Chicago, Indiana 46312
                                 (219) 399-1200
                               Attn: Marc R. Jeske
                                 General Counsel

IF YOU WOULD LIKE TO REQUEST ANY COPIES OF ANY DOCUMENTS, PLEASE DO SO NO LATER THAN SEPTEMBER 3, 2004 IN ORDER TO ENSURE TIMELY DELIVERY PRIOR TO EXPIRATION OF THE EXCHANGE OFFER.

For additional information about where to obtain copies of documents, see "Where You Can Find More Information" beginning on page 145.

      Unless otherwise indicated in this prospectus or unless the context otherwise requires, the terms "we," "us," "our," the "Company," and "Ispat Inland" refer to Ispat Inland Inc. and its subsidiaries. Unless otherwise indicated in this prospectus or unless the context otherwise requires, "Ispat International" or "Parent" refers to Ispat International N.V. and its subsidiaries (except with respect to the guarantee of the notes, in which case it refers only to Ispat International N.V.). "Issuer" refers to Ispat Inland ULC. "Finco Guarantors" refers to each of Ispat Inland, L.P., 3019693 Nova Scotia U.L.C. and Ispat Inland Finance, LLC. Unless otherwise indicated in this prospectus, references to tons are to net tons, equal to 2,000 pounds.

PRESENTATION OF FINANCIAL INFORMATION

      We report our historical financial statements contained in, or incorporated by reference into, this prospectus in U.S. dollars and prepare them in accordance with United States generally accepted accounting principles, or GAAP.

      In this prospectus, all references to "$" refer to U.S. dollars.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere and incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, that are included and incorporated by reference in this prospectus. You should carefully read the entire prospectus, particularly the information set forth under the heading "Risk factors" in this prospectus and the information incorporated by reference herein, before making an investment decision.

                                ISPAT INLAND INC.

      Ispat Inland Inc. is the fourth largest integrated producer of steel in the United States, with shipments of 5.3 million tons in 2003. We were established in 1893 and today we produce and sell a wide range of steels, largely carbon and high-strength low-alloy steel grades, in flat-rolled and bar forms. Our steelmaking facilities are located at our 1,900-acre Indiana Harbor Works located in East Chicago, Indiana, which encompasses raw steel production, casting, rolling and finishing facilities. We had revenue of $2.2 billion and a net loss of $52.6 million for the year ended December 31, 2003 and revenue of $665.6 million and net income of $41.7 million for the three months ended March 31, 2004.

      Our Flat Products division, which generated 89% of our 2003 revenue, manages our iron ore operations, conducts our ironmaking operations and produces the major portion of our raw steel. This division also manufactures and sells steel sheet, strip and certain related semi-finished products to the automotive, steel service center, appliance, office furniture and electrical motor markets. We are one of the top producers in the United States of automotive sheet, the highest value-added flat-rolled carbon steel product and the largest supplier of steel to the appliance market. Over 80% of our flat-rolled steel revenues are of value-added cold-rolled or coated steels. Essentially all of our steel products are made to fill specific orders due to the unique chemistry, surface quality, and width and gauge requirements of our customers.

      Our Bar division, which generated 11% of our 2003 revenue, manufactures and sells special bar quality, or SBQ, steel and related semi-finished products to the automotive industry directly, as well as through forgers and cold finishers, and also sells to heavy equipment manufacturers and steel service centers. SBQ steel is used by our customers in the automotive, agricultural and transportation industries, among others, to manufacture safety-critical products such as axles and bearings.

      We are involved in two non-consolidated value-added steel finishing joint ventures with Nippon Steel Corporation that operate state-of-the-art steel-finishing facilities near New Carlisle, Indiana. I/N Tek L.P., owned 60% by one of our wholly-owned subsidiaries, operates a 1.7 million ton annual capacity cold-rolling mill. I/N Kote L.P., owned 50% by another of our wholly-owned subsidiaries, operates two galvanizing lines with combined annual capacity of more than 1.0 million tons. We are also a participant in an iron ore production joint venture and one of our subsidiaries is engaged in the mining and pelletizing of iron ore.

      We are a Delaware corporation and an indirect wholly-owned subsidiary of Ispat International N.V. Our principal offices are located at 3210 Watling Street, East Chicago, Indiana 46312. Our telephone number at that address is
(219) 399-1200.

                            ISPAT INTERNATIONAL N.V.

      Ispat International has guaranteed the notes. Ispat International is one of the largest steel companies in the world, with 2003 shipments of 15.2 million tons. In addition to Ispat Inland, Ispat International has major operating subsidiaries in Canada, Mexico, Trinidad, Germany, France and Luxembourg. Ispat International is the largest producer of direct reduced iron in the world. We believe that Ispat International is one of the most innovative operators in the steel industry. Ispat International, which is domiciled in the Netherlands with its principal offices in Rotterdam and a corporate office in London, is a publicly-traded company with listings on the New York and Amsterdam (Euronext) stock exchanges, and announced revenue of $5.4 billion in the year ended December 31, 2003 and revenue of $1.8 billion in the three months ended March 31, 2004.

      Ispat International's principal executive offices are located at 15th Floor, Hofplein 20, 3032 AC Rotterdam, The Netherlands. Its telephone number at that address is 311 0217 8800.

      The following chart represents a simplified structure of Ispat International and its principal operating subsidiaries, as well as the issuer of the notes.

                        [ISPAT INTERNATIONAL FLOW CHART]

                                ISPAT INLAND ULC


      Ispat Inland ULC is the issuer of the notes. The Issuer is a recently formed unlimited liability company formed under the laws of Nova Scotia, Canada and is an indirect wholly-owned subsidiary of Ispat International N.V. The Issuer is a limited purpose finance company with no material assets or liabilities and depends on payments on Ispat Inland Inc.'s first mortgage bonds to make payments on the notes. The Issuer was formed solely for the purpose of issuing the notes. The Issuer's principal offices are located 4000, Route des Acieres, Contrecoeur, Quebec, Canada JOL 1CO. Its telephone number at that address is (450) 587-8600.

                               THE EXCHANGE OFFER

Old Notes...................        Senior Secured Floating Rate Notes due 2010
                                    9 -3/4% Senior Secured Notes due 2014

                                    The old notes were issued in a transaction exempt from registration under the Securities Act and are subject to transfer restrictions.

New Notes...................        Senior Secured Floating Rate Notes due 2010
                                    9 -3/4% Senior Secured Notes due 2014

                                    The issuance of the new notes been
                                    registered under the Securities Act of 1933.
                                    The form and terms of the new notes are
                                    identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights provisions relating to the old notes do not apply to the new notes.

The Exchange Offer..........        We are offering to issue up to:

                                    -           $150 million of new Senior
                                                Secured Floating Rate Notes in
                                                exchange for the same principal
                                                amount of old Senior Secured
                                                Floating Rate Notes, and

                                    -           $650 million of new 9 -3/4%
                                                Senior Secured Notes due 2014 in
                                                exchange for the same principal
                                                amount of old 9 -3/4% Senior
                                                Secured Notes,


                                    to satisfy our obligations under the
                                    registration rights agreement that we
                                    entered into when the old notes were issued in transactions in reliance upon the exemptions from registration provided by Rule 144A under the Securities Act.


Tenders, Expiration Date....        The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on September 13, 2004, unless extended in our sole and absolute discretion. By tendering your old notes, you represent that:

                                    -           you are not an "affiliate," as
                                                defined in Rule 405 under the
                                                Securities Act;

                                    -           any new notes you receive in the
                                                exchange offer are being
                                                acquired by you in the ordinary
                                                course of your business;

                                    -           at the time of commencement of
                                                the exchange offer, neither you
                                                nor, to your knowledge, anyone
                                                receiving new notes from you,
                                                has any arrangement or
                                                understanding with any person to
                                                participate in the distribution,
                                                as defined in the Securities
                                                Act, of the new notes in
                                                violation of the Securities Act;

                                    -           if you are not a participating
                                                broker-dealer, you are not
                                                engaged in, and do not intend to
                                                engage in, the distribution of
                                                the new notes, as defined in the
                                                Securities Act; and

                                    -           if you are a broker-dealer, you
                                                will receive the new notes for
                                                your own account in exchange for
                                                old notes that were acquired by
                                                you as a result of your
                                                market-making or other trading
                                                activities and that you will
                                                deliver a prospectus in
                                                connection with any resale of
                                                the new notes you receive. For
                                                further
                                                information regarding resales of
                                                the new notes by participating
                                                broker-dealers, see the
                                                discussion under the caption
                                                "Plan of Distribution."

Withdrawal; Non-Acceptance..        You may withdraw any old notes tendered in
                                    the exchange offer at any time prior to 5:00 p.m., New York City time, on September 13,
                                    2004. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository
                                    Trust Company, which we sometimes refer to in this prospectus as DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange
                                    Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes" and "The Exchange
                                    Offer -- Withdrawal Rights."

Conditions to the                   We are not required to accept for exchange
Exchange Offer..............        or to issue new notes in exchange for any
                                    old notes and we may terminate or amend the exchange offer if any of the following events occur prior to our acceptance of the old notes:

                                    -           the exchange offer violates any
                                                applicable law or applicable
                                                interpretation of the staff of
                                                the SEC;

                                    -           an action or proceeding shall
                                                have been instituted or
                                                threatened in any court or by
                                                any governmental agency that
                                                might materially impair our or
                                                any subsidiary guarantor's
                                                ability to proceed with the
                                                exchange offer;

                                    -           we do not receive all
                                                governmental approvals that we
                                                believe are necessary to
                                                consummate the exchange offer;
                                                or

                                    -           there has been proposed,
                                                adopted, or enacted any law,
                                                statute, rule or regulation
                                                that, in our reasonable
                                                judgment, would materially
                                                impair our ability to consummate
                                                the exchange offer.

                                    We may waive any of the above conditions in our reasonable discretion. All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. See the discussion below under the caption "The Exchange Offer -- Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Old Notes...................        Unless you comply with the procedures
                                    described below under the caption "The
                                    Exchange Offer -- Guaranteed Delivery
                                    Procedures," you must do one of the
                                    following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:


                                    -           tender your old notes by sending
                                                them, in proper form for
                                                transfer, a properly completed
                                                and duly executed letter of
                                                transmittal, with any required
                                                signature guarantees, and all
                                                other documents required by the
                                                letter of transmittal, to
                                                LaSalle Bank National
                                                Association, as exchange agent,
                                                at the address listed below
                                                under the caption "The Exchange
                                                Offer -- Exchange Agent;" or


                                    -           tender your old notes by using
                                                the book-entry transfer
                                                procedures described below and
                                                transmitting a properly
                                                completed and duly executed
                                                letter of transmittal, with any
                                                required signature guarantees,
                                                or an agent's message instead of
                                                the letter of transmittal, to
                                                the exchange agent. In order for
                                                a book-entry transfer to
                                                constitute a valid tender of
                                                your old notes in the exchange
                                                offer, LaSalle Bank National
                                                Association, as exchange agent,
                                                must receive a confirmation of
                                                book-entry transfer of your old
                                                notes into the exchange agent's
                                                account at DTC prior to the
                                                expiration or termination of the
                                                exchange offer. For more
                                                information regarding the use of
                                                book-entry transfer procedures,
                                                including a description of the
                                                required agent's message, see
                                                the discussion below under the
                                                caption "The Exchange Offer --
                                                Book-Entry Transfers."

Guaranteed Delivery
Procedures..................        If you are a registered holder of old notes
                                    and wish to tender your old notes in the exchange offer, but

                                    -           the old notes are not
                                                immediately available;

                                    -           time will not permit your old
                                                notes or other required
                                                documents to reach the exchange
                                                agent before the expiration or
                                                termination of the exchange
                                                offer; or

                                    -           the procedure for book-entry
                                                transfer cannot be completed
                                                prior to the expiration or
                                                termination of the exchange
                                                offer;

                                    then you may tender old notes by following the procedures described below under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Special Procedures for
Beneficial Owners...........        If you are a beneficial owner whose old
                                    notes are registered in the name of a
                                    broker, dealer, commercial bank, trust
                                    company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material United States
Federal Income Tax
Considerations..............        The exchange of the old notes for new notes
                                    in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "Material Income Tax
                                    Considerations" for more information
                                    regarding the United States federal income tax consequences of the exchange offer to you. You should consult your own tax advisor as to the tax consequences of the exchange to you.

Certain Canadian Federal
Income Tax Considerations...        The exchange of the old notes should not
                                    constitute a taxable event for purposes of the Income Tax Act (Canada). See the discussion below under the caption "Material
                                    Income Tax Considerations" for more
                                    information regarding the Canadian federal income tax consequences of the exchange offer to you. You should consult your own tax advisor as to the tax consequences of the exchange to you.

Use of Proceeds.............        We will not receive any cash proceeds from
                                    the exchange offer.

Exchange Agent..............        LaSalle Bank National Association is serving
                                    as the exchange agent in connection with the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer --
                                    Exchange Agent."

Resales.....................        Based on interpretations by the staff of the
                                    SEC, as set forth in no-action letters
                                    issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                                    -           you are acquiring the new notes
                                                in the ordinary course of your
                                                business;

                                    -           you are not participating, do
                                                not intend to participate and
                                                have no arrangement or
                                                understanding with any person to
                                                participate, in a distribution
                                                of the new notes; and

                                    -           you are not an affiliate of
                                                ours.

                                    If you are an affiliate of ours or are
                                    engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

                                    -           you cannot rely on the
                                                applicable interpretations of
                                                the staff of the SEC; and

                                    -           you must comply with the
                                                registration requirements of the
                                                Securities Act in connection
                                                with any resale transaction.

                                    Each broker or dealer that receives new
                                    notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

                                    Furthermore, any broker-dealer that acquired any of its old notes directly from us:

                                    -           may not rely on the applicable
                                                interpretation of the staff of
                                                the SEC's position contained in
                                                Exxon Capital Holdings Corp.,
                                                SEC no-action letter (April 13,
                                                1988), Morgan, Stanley & Co.
                                                Inc., SEC no-action letter (June
                                                5, 1991) and Shearman &
                                                Sterling, SEC no-action letter
                                                (July 2, 1983); and

                                    -           must also be named as a selling
                                                noteholder in connection with
                                                the registration and prospectus
                                                delivery requirements of the
                                                Securities Act relating to any
                                                resale transaction.

Broker-Dealers..............        Each broker-dealer that receives new notes
                                    for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of
                                    Distribution" for more information.


Registration Rights.........        When we issued the old notes in March 2004,
                                    we entered into a registration rights
                                    agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our reasonable best efforts to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.


                                    A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

      If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

- if they are registered under the Securities Act and applicable state securities laws;

- if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

- if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

      We do not intend to register the old notes under the Securities Act. For more information regarding the consequences of not tendering your old notes see "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

      The terms of the new notes and the old notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the old notes.

      The new notes will bear interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from March 25, 2004. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 25, 2004. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on such old notes otherwise payable on any interest payment date which occurs on or after consummation of the exchange offer.

                                  THE NEW NOTES

      The following summary is not intended to be complete. For a more detailed description of the notes, see "Description of the notes."

Issuer......................        Ispat Inland ULC

Notes Offered...............        $150,000,000 aggregate principal amount of
                                    Senior Secured Floating Rate Notes due 2010.

                                    $650,000,000 aggregate principal amount of 9
                                    3/4% Senior Secured Notes due 2014.

Guarantees; Collateral......        The notes will be guaranteed by the Company,
                                    certain of its existing and future domestic restricted subsidiaries, Parent and the
                                    Finco Guarantors.

                                    A Finco Guarantor has pledged $800.0 million aggregate principal amount of the Company's First Mortgage Bonds to secure its guarantee of the notes. These First Mortgage Bonds are one of a series of first mortgage bonds issued by the Company that are equally and ratably secured by certain assets of the Company, principally consisting of a first mortgage on real property and fixtures at its Indiana Harbor Works (except for certain leased facilities). See "Description of the first mortgage bonds -- First Mortgage Bonds Collateral." Additionally, the Company's guarantee of the notes will be secured by a second priority security interest in certain of the Company's inventory, which is currently pledged on a first priority basis to secure the Company's obligations under its existing inventory revolving credit facility.


Interest....................        The floating rate notes will accrue interest
                                    from the date of their issuance at a rate per annum equal to LIBOR (as defined) plus
                                    6.75%. Interest on the floating rate notes will be reset quarterly. Interest on the floating rate notes will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing on
                                    October 1, 2004.


                                    The fixed rate notes will accrue interest from the date of their issuance at the rate of 9 3/4% per year. Interest on the fixed rate notes will be payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2004.

Maturity Date...............        The floating rate notes will mature on April
                                    1, 2010.

                                    The fixed rate notes will mature on April 1, 2014.

Optional Redemption.........        Floating rate notes:

                                    The floating rate notes may be redeemed, in whole or part, at any time on or after April 1, 2006, at a redemption price equal to 100% of their principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.

                                    Fixed rate notes:

                                    The fixed rate notes may be redeemed, in whole or part, at any time on or after April 1, 2009, at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.

                                    In addition, prior to April 1, 2007, up to 35% of the aggregate principal amount of fixed rate notes issued may be redeemed with the proceeds of qualified equity offerings at a redemption price equal to 109.75% of their principal amount, plus accrued and unpaid interest.

Change of Control...........        If certain changes of control occur, the
                                    Issuer will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.

Ranking.....................        As of March 31, 2004:

                                    -           the Company had approximately
                                                $1.02 billion of senior
                                                indebtedness, including $879
                                                million of outstanding first
                                                mortgage bonds, exclusive of
                                                $160 million of non-interest
                                                bearing first mortgage bonds
                                                which are pledged to the Pension
                                                Benefit Guarantee Corporation
                                                ("PBGC") as security for the
                                                Company's obligations under the
                                                PBGC Agreement, and $136 million
                                                of senior unsecured indebtedness
                                                (including a $15 million
                                                short-term note payable);

                                    -           the Company had approximately
                                                $216 million of subordinated
                                                indebtedness;

                                    -           the Company had $118 million of
                                                unused borrowing availability
                                                under its existing inventory
                                                revolving credit facility, which
                                                is secured on a first priority
                                                basis by the inventory
                                                collateral, which is pledged on
                                                a second priority basis to
                                                secure the Company's obligations
                                                under its guarantee of the
                                                notes.

                                    -           a securitization subsidiary of
                                                the Company, which is not a
                                                Guarantor, had $168 million of
                                                indebtedness (exclusive of $14
                                                million of letters of credit),
                                                leaving approximately $3 million
                                                of unused borrowing
                                                availability, which is secured
                                                by receivables and certain
                                                related assets;

                                    -           Parent had approximately $1.59
                                                billion of unsubordinated
                                                indebtedness, consisting
                                                exclusively of guarantees of
                                                indebtedness of its
                                                subsidiaries; and

                                    -           subsidiaries of Parent (other
                                                than subsidiaries which are the
                                                Issuer, the Guarantors and their
                                                subsidiaries) had approximately
                                                $1.12 billion of indebtedness
                                                which would have effectively
                                                ranked senior to the notes.

Certain Covenants...........        The indenture governing the notes contains
                                    covenants that limits the ability of the Company and its restricted subsidiaries to, among other things:

                                    -           incur additional indebtedness;

                                    -           pay dividends or make other
                                                distributions or repurchase or
                                                redeem stock;

                                    -           make investments;

                                    -           sell assets;

                                    -           incur liens;

                                    -           enter into agreements
                                                restricting the ability of their
                                                subsidiaries to pay dividends;

                                    -           enter into transactions with
                                                affiliates;

                                    -           engage in certain businesses;
                                                and

                                    -           consolidate, merge or sell all
                                                or substantially all of our
                                                assets.

                                    The indenture also limits the ability of the issuer and the Finco Guarantors to, among other things, engage in business activities and incur other liabilities.

                                    The indenture contains very limited
                                    covenants that are applicable to Parent.

                                    These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the notes" in this prospectus.

Suspension of Covenants.....        At any time when the notes are rated
                                    investment grade by Moody's and S&P, many of the foregoing restrictions will not apply to the Company and its restricted subsidiaries.

Risk Factors................        See "Risk factors" beginning on page 11 for
                                    discussion of risk factors you should
                                    carefully consider before deciding to
                                    participate in the exchange offer.

                                  RISK FACTORS

      You should consider carefully the information set forth in this section along with all the other information provided to you in this prospectus in deciding whether to invest in the notes.

      Risk Factors for Ispat International are set forth in its Annual Report on Form 20-F/A for the year ended December 31, 2003, which is incorporated by reference into this prospectus.

RISKS RELATING TO THE EXCHANGE OFFER AND HOLDING THE NEW NOTES

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

      Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer. If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

      Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

- certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

- a completed and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

-     any other documents required by the letter of transmittal.

      Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the exchange agreement. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

      If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There is no established trading market for the new notes and you may find it difficult to sell your notes.

      There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities. Any disruptions may make it more difficult for holders to sell their new notes and may have an adverse effect on the price at which the new notes might be sold.

There may not be sufficient collateral to pay all or any of the notes; the inventory collateral will be subject to liens ranking prior to the liens securing the notes.

      The value of the collateral securing the notes may be insufficient to secure their payment. The notes will be secured by First Mortgage Bonds that are secured by a mortgage on the real property comprising our Indiana Harbor Works, a 1,900-acre facility located in East Chicago, Indiana (except for certain leased facilities, including a continuous anneal line, and two continuous casters). The ranking of the lien securing the First Mortgage Bonds which are pledged to secure the notes on the Indiana Harbor Works is equal with $243.6 million of First Mortgage Bonds (as of March 31, 2004). Of this total, $160 million non-interest bearing First Mortgage Bonds are pledged to the PBGC until certain tests are met. As of March 31, 2004, the property, plant and equipment of the Indiana Harbor Works securing the First Mortgage Bonds had a net book value of approximately $1.6 billion. However, the net book value may not be indicative of the value that could be realized in connection with a sale upon foreclosure.


      Additionally, the lien on the Company's inventory securing the Company's guarantee of the notes is junior to the lien securing the Company's existing inventory revolving credit facility. Furthermore, following the issuance of the notes, the indenture will permit the Company to grant liens ranking senior to the liens securing the notes to secure indebtedness in a principal amount based on the book value of the Company's inventory and receivables. See "Description of the notes -- Limitation on Liens." In connection with the old note offering, the trustee for the notes entered into an intercreditor agreement with the lender under the Company's existing inventory revolving credit facility. This intercreditor agreement provides that the lien on the inventory collateral granted to the trustee for the benefit of the holders of notes is junior to the lien granted to the lender under the inventory revolving credit facility and that any proceeds of any enforcement action in respect of the inventory collateral will first be applied to repay all obligations outstanding under the revolving inventory facility prior to being distributed to the trustee for the notes. There can be no assurance that any proceeds of the inventory collateral will remain following the repayment of obligations under the inventory revolving facility. In such intercreditor agreement, the trustee agrees to enter into a similar intercreditor agreement with respect to successor credit facilities with a first priority lien position on the Company's inventory. See "Description of intercreditor arrangement -- GECC Intercreditor Arrangements."


      The actual value of the collateral at any time will depend upon market and other economic conditions. By its nature, much of the collateral will consist of illiquid assets that may have to be sold at a substantial discount in an insolvency situation and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes and the other indebtedness secured by First Mortgage Bonds and there can be no assurance that there will be any proceeds remaining from a foreclosure on the inventory collateral following repayment of the indebtedness secured by first priority liens on such inventory collateral. In the event that the proceeds from any sale or liquidation of the collateral received by the trustee are insufficient to pay our obligations under the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets, substantially all of which, other than our interest in our joint ventures, are pledged as security to lenders under various borrowing arrangements.

In the event of a bankruptcy of the pledgor of the First Mortgage Bonds or the Company, the ability of the trustee for the notes or the trustee for the First Mortgage Bonds to realize upon the collateral will be subject to certain bankruptcy law limitations.


      The ability of holders of the notes to realize upon the collateral securing the notes and the ability of the trustee for the First Mortgage Bonds to realize on the collateral securing the First Mortgage Bonds will be subject to certain bankruptcy law limitations in the event of a bankruptcy of the entity pledging the First Mortgage Bonds or the Company. Under applicable federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustees under the indentures for the notes or the First Mortgage Bonds could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection." Furthermore, under the terms of the intercreditor agreement with the lender under the Company's existing inventory revolving credit facility, the trustee for the notes has waived the right to raise certain claims in any bankruptcy proceeding, including claims relating to "adequate protection" in order to facilitate the ability of GECC to direct the disposition of the inventory collateral. See "Description of intercreditor arrangements -- GECC Intercreditor Arrangements."


A downgrade in our credit rating could adversely affect the trading price of the notes.

      The trading prices for the notes will be directly affected by our credit rating. Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the notes. Any trading by arbitrageurs could, in turn, affect the trading prices of the notes.

You may not be able to recover in civil proceedings against Ispat International for U.S. securities laws violations.

      Ispat International is incorporated under the laws of The Netherlands with its corporate seat in Rotterdam, The Netherlands. Most of the members of its Board of Managing Directors and its executive officers are residents of jurisdictions outside the United States. Certain of Ispat International's assets, its operating subsidiaries' assets (other than our assets) and the assets of most of the members of its Board of Managing Directors and its executive officers are located outside the United States. Though Ispat International has consented to service of process in the United States, it may be difficult for investors to effect service of process in the United States upon members of its Board of Managing Directors and its executive officers, or to enforce outside the United States judgments obtained against Ispat International or such persons in U.S. courts, including actions predicated upon the civil liability provisions of U.S. securities laws. We have been informed by our Dutch counsel, De Brauw Blackstone Westbroek N.V., that in such counsel's opinion, under Dutch law, a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the United States (the "foreign court") which is enforceable in the United States (the "foreign judgment") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

Dutch insolvency laws may adversely affect a recovery by the holders of the notes under the Parent guarantee.

      Ispat International, a guarantor of the notes, is a Dutch company. If Ispat International had to pay the holders of the notes under the guarantee, because Dutch insolvency laws differ significantly from insolvency proceedings in the United States, such laws may make it more difficult for holders of the notes to effect a restructuring of Ispat International or to recover the amount they would have recovered in a liquidation or bankruptcy proceeding in the United States. There are two primary insolvency regimes under Dutch law. The first, moratorium of payment (surseance van betaling), is intended to facilitate the reorganization of a debtor's debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the assets of a debtor to its creditors.

      Upon commencement of moratorium of payment proceedings, the court will grant a provisional moratorium. A definitive moratorium will generally be granted upon the approval of a qualified majority of the unsecured creditors, which would include the holders of the notes as beneficiaries of the unsecured guarantee. In both cases, creditors will be precluded from attempting to recover their claims from the assets of the debtor. This moratorium is subject to exceptions, the most important of which excludes secured and preferential creditors (such as tax and social security authorities) from the protection of the moratorium. Unlike Chapter 11 proceedings under U.S. bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims, during Dutch moratorium of payment proceedings, secured creditors may proceed against the assets that secure their claims to satisfy their claims. A recovery under Dutch law, therefore, could involve a sale of the assets of the debtor in a manner that does not reflect the going concern value of the debtor. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring of Ispat International and could reduce their recovery in a Dutch insolvency proceeding. As of March 31, 2004, Ispat International's subsidiaries had $2.0 billion of secured debt.

      In connection with Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor's creditors on the basis of the relative claims of those creditors, and certain parties (such as secured creditors) will have special rights that may adversely affect the interests of holders of the notes. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Each of these claims will have to be resubmitted to the receiver of Ispat International to be verified by the receiver. "Verification" under Dutch law means the determination of the value of the claim. Whether and to what extent it will be admitted in the bankruptcy proceedings may be based on a net present value analysis. Creditors that wish to dispute the valuation of their claims will need to commence a court proceeding. These verification procedures could cause holders of the notes to recover less than the principal amount of their notes or less than they could recover in a U.S. liquidation. Such verification procedures could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims.

Canadian insolvency laws may adversely affect a recovery by holders of the notes.

      The Issuer and 3019693 Nova Scotia U.L.C., a guarantor of the notes, are unlimited liability companies incorporated under the laws of the Province of Nova Scotia, Canada. The ability of the holders of the notes to realize upon the assets of the Issuer and 3019693 Nova Scotia U.L.C. may be subject to certain bankruptcy and insolvency law limitations in the event of the bankruptcy or insolvency of either of these entities.

      Canadian insolvency legislation of general application is federal. It consists of the Bankruptcy and Insolvency Act (Canada) (the "BIA"), the Winding up and Restructuring Act (Canada) (the "WURA") and the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). Under the BIA and the WURA, the assets of an insolvent company may be liquidated subject to the rights of secured creditors and the proceeds distributed to ordinary creditors who have proved claims against the debtor company. Alternatively, each of the BIA, the CCAA and the WURA permits an insolvent company to obtain a stay of proceedings and restructure its obligations to creditors subject to court supervision and the provisions of those statutes. Under the BIA and the CCAA, a restructuring of the obligations of the debtor company must be approved by a majority in number representing two-thirds in value of each class of creditors affected by the restructuring. Under the WURA, the requirement for approval is a majority in number representing three-quarters in value of each class of creditors affected by the restructuring.

      If it applies, the CCAA is often the statute of choice. Under the CCAA, an insolvent company applies to the court for an order obtaining a temporary stay of proceedings against it by creditors and other persons dealing with the corporation of up to 30 days, which can be extended by the court in order to permit the debtor company to present a restructuring plan to its creditors, seek approval and implement such plan. The CCAA requires that a court officer be appointed to monitor the affairs of the debtor company while it is under court supervision and to report to the court on the state of the debtor company's business and financial affairs, including any material adverse change therein while the debtor company is under court protection. Subject to orders of the court either increasing the powers of the monitor or appointing an interim receiver, the debtor company and its management remain in possession and control of the assets of the debtor company while it is under court protection. Secured creditors would be prevented from exercising remedies based on defaults under their security without court approval.

Parent is a holding company with no material assets other than its ownership interest in its subsidiaries. Parent's guarantee of the notes will be structurally subordinated to all liabilities of its subsidiaries that are not Obligors on the notes.

      Ispat International will guarantee the notes. In addition to guaranteeing the notes, Ispat International has guaranteed the debt and liabilities of some of its other subsidiaries. As of March 31, 2004, Ispat International's total consolidated debt (including Ispat Inland's debt) was $2.3 billion, almost all of which was secured by liens of production plant and current assets of operating subsidiaries. Of this debt, approximately $1.6 billion was guaranteed by Ispat International. In addition, Parent expects that it may enter into liquidity support agreements that may require it to make capital contributions or subordinated loans to certain of Parent's subsidiaries. The indenture governing the notes does not restrict Ispat International or its subsidiaries (other than the Issuer, the Company and its restricted subsidiaries and the Finco Guarantors) from incurring additional debt or guaranteeing any debt of others in the future.

      Ispat International is a holding company and does not directly conduct any business operations. Its business is carried out by several operating subsidiaries consisting of us and its other subsidiaries. Your rights to receive payments under the guarantee will be junior to all liabilities of Ispat International's subsidiaries (other than the issuer and the Guarantors).

The Issuer may be unable to purchase the notes upon a change of control.

      Upon the occurrence of "change of control" events, you may require the Issuer to purchase your notes at 101% of their principal amount, plus accrued interest. The Issuer's ability to repurchase notes will depend on our ability to repurchase a like aggregate amount of First Mortgage Bonds that are pledged as collateral for the notes. We cannot assure you that we will have the financial resources to purchase the First Mortgage Bonds, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. In addition, the agreements governing our other debt may prohibit us from purchasing the First Mortgage Bonds in the event of a change in control. Future debt we incur may further limit our ability to purchase the First Mortgage Bonds upon a change of control. Moreover, the exercise by the holders of the notes of their repurchase right could cause a default under that debt, even if the change of control itself does not cause a default, due to the financial effect on us.

No title insurance policies or surveys will be obtained with respect to the real property collateral that secures the First Mortgage Bonds.

      No customary title insurance policies or surveys will be obtained with respect to the land and improvements located at Indiana Harbor Works which secures the First Mortgage Bonds, which, in turn, secure the notes. As a result, no title insurance proceeds will be available in the event of any loss arising out of any challenge to our title to such mortgaged property or any liens or claims against such property that may have priority over the first mortgage, as amended and supplemented, which secures the First Mortgage Bonds. In addition, surveys that are provided typically to, among other things, confirm boundary lines of the mortgaged property and improvements located thereon and reveal the existence of encroachments or adverse possession claims will not be obtained. The existence of any such title defects, liens, claims or encroachments against such mortgaged property could impair the value of such property and reduce the amount that may be recovered upon foreclosure of the liens thereon.

The notes and the subsidiary guarantees may not be enforceable because of fraudulent conveyance laws.

      The guarantees by the Company's subsidiaries may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of our unpaid creditors. Generally, under these laws, if in such a case or lawsuit a court were to find that at the time a subsidiary of the Company issued a guarantee:

- such subsidiary issued a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

- such subsidiary guarantor received less than reasonably equivalent value of fair consideration for its guarantee and such subsidiary guarantor:

            - was insolvent or was rendered insolvent by reason of the issuance of its guarantee;

            - was engaged, or was about to engage, in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital to carry on its business; or

            - intended to incur, or believed that it would incur, indebtedness or other obligation beyond the ability to pay such indebtedness or obligation as it matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could void such subsidiary guarantee or subordinate the amounts owing under such guarantee to its presently existing or future indebtedness or take other actions detrimental to you.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a subsidiary would be considered insolvent if, at the time it incurred indebtedness or issued a guarantee:

            - it could not pay its debt or contingent liabilities as they become due;

            - the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

            - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

      If a guarantee is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against such subsidiary guarantor.

If there is a foreclosure on the collateral securing the First Mortgage Bonds, you may be subject to claims and liabilities under environmental laws and regulations.

      Lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous materials at or from the mortgaged property. While lenders that neither foreclose on nor participate in the management of a mortgaged property generally have not been subject to liability, lenders that take possession of a mortgaged property or that participate in the management of a mortgaged property must carefully and strictly adhere to federal and state rules to avoid liability. In this regard, the trustee for the notes and the trustee for the First Mortgage Bonds would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing the First Mortgage Bonds and exercising other available remedies. In addition, the trustee for the notes may refuse to direct the trustee under the First Mortgage Bonds to foreclose on the collateral securing the First Mortgage Bonds and the trustee under the First Mortgage Bonds may decline to foreclose upon the mortgaged properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of the notes. See " -- Risks Relating To Our Business -- We may have to spend substantial sums to meet environmental regulations."

The holder of the subordinated mortgage on the Indiana Harbor Works could raise objections to a foreclosure sale by the trustee for the First Mortgage Bonds if the sale is not made in accordance with the statutory foreclosure procedures.

      In 1994, we granted the United Steelworkers of America a subordinated mortgage on our Indiana Harbor Works as collateral security for the payment of those post-retirement medical and life insurance benefits to retired employees which are not funded under our welfare plan and trust (the "Unfunded OPEB Obligations"). The United Steelworkers of America mortgage is subject and subordinate in all respects to the First Mortgage, permits the Trustee under the First Mortgage full latitude to take all actions thereunder without the consent or notice to the United Steelworkers of America and provides that upon an event of default under the First Mortgage, the United Steelworkers of America may not take any enforcement action under its subordinated mortgage except to join in any such action as is then being asserted by the Trustee under the First Mortgage. A foreclosure sale by the Trustee for the First Mortgage Bonds would be governed by the Indiana mortgage foreclosure statute. In the event of such a sale, the subordinated mortgagee could claim procedural deficiencies in the foreclosure action and seek to set aside the Sheriff's sale if the sale proceeds were insufficient to pay off both the First Mortgage Bonds and the Unfunded OPEB Obligations. The distribution of the proceeds of the foreclosure sale to the holders of the notes might be delayed pending a judicial resolution of any such claim.

      Additionally, the trustee for the notes has agreed pursuant to an intercreditor agreement with our existing inventory revolving credit lender and has taken certain other actions to provide such lender access and certain other rights with respect to processing the inventory and related assets securing our obligations to such lender which are maintained at the property constituting the collateral for the First Mortgage Bonds. The provisions of this intercreditor agreement could have the effect of delaying any sale of the collateral for the First Mortgage Bonds by the trustee for the First Mortgage Bonds following a foreclosure. See "Description of intercreditor arrangements -- GECC Intercreditor Arrangements."

                         RISKS RELATING TO OUR BUSINESS

Our significant debt obligations could limit our flexibility in managing our business, expose us to certain risks and could harm our ability to remain in compliance with debt covenants and make payments on our debt, including the notes.


      We are highly leveraged. Our future performance could be affected by our substantial amount of debt. At March 31, 2004, the Company and its subsidiaries had $1,399 million of indebtedness outstanding. This does not include obligations of I/N Kote for which we are contingently liable and that are not recorded on our balance sheet. As of March 31, 2004, these obligations were $47.7 million. After giving effect to the March 25, 2004 note offering, our pro forma interest expense for the year ended December 31, 2003 would have been $109 million and for the three months ended March 31, 2004 would have been $29 million. In addition, subject to restrictions in our Ispat Inland Administrative Service Company ("IIASC") receivables revolving credit facility, inventory revolving credit facility (the receivables revolving credit facility and the inventory revolving credit facility are referred to together as the revolving credit facilities), the indenture relating to the notes and restrictions imposed by the holders of other debt, we may borrow more money for working capital, capital expenditures or for other purposes.


      Our high level of debt could have important consequences to you, including the following:

- We will have to use a large portion of the money earned by us and our subsidiaries to pay our significant cash interest expense and principal repayment obligations.

- Covenants relating to our debt may make it difficult for us to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes and limit our ability to sell assets.

- Financial covenants relating to our debt may limit our flexibility to adjust to changing market conditions, including increased competition, make us more vulnerable to economic downturns and could harm our ability to remain in compliance with debt covenants and make payments on our debt, including the notes.

- The bankruptcy of our Parent is currently an event of default in our receivables revolving credit facility, the revolving credit facility at I/N Kote and the debt at the I/N Tek and I/N Kote joint ventures. If our Parent were to go bankrupt, it would trigger a default under these financings, resulting in cross-defaults on the majority of our other financings, including the loss of our ability to use our revolving credit facilities.

Servicing our indebtedness requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

      We expect to obtain from our operations the cash necessary to make payments on our indebtedness, including the First Mortgage Bonds being issued to a Finco Guarantor as part of this offering, and to fund our working capital, strategic acquisitions, investments, joint ventures and other general corporate requirements. Our ability to generate cash from our operations is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. As a result, we cannot assure you that our business will generate sufficient cash flow from operations, that we will realize currently anticipated cost savings, revenue growth and operating improvements on schedule or at all or that future borrowings will be available to us under our revolving credit facilities, in each case, in amounts sufficient to enable us to service our debt and to fund our other liquidity needs. If we cannot service our debt, we will have to take actions such as reducing or delaying strategic acquisitions, investments and joint ventures, selling assets, restructuring or refinancing our debt or seeking additional equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, the terms of existing or future debt instruments that place restrictions on us, including our revolving credit facilities, the indenture for the notes offered hereby and the indenture for the First Mortgage Bonds may restrict us from adopting any of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, interest or other amounts on the First Mortgage Bonds, which would prevent the Issuer from making payments on the notes.

Our business requires substantial capital investments, maintenance expenditures and contractual commitments that we may be unable to fulfill.

      Our operations are capital intensive. Our total capital expenditures were $111.3 million in 2003, $52.4 million in 2002 and $28.6 million in 2001. Approximately $89 million of our 2003 capital expenditures went toward the reline of the No. 7 Blast Furnace. We have spent $1.8 million on capital expenditures in the three months ended March 31, 2004. We expect to spend in aggregate $27.0 million on capital expenditures during 2004.

      Our business also requires substantial expenditures for routine maintenance. We spent $69.0 million in the three months ended March 31, 2004, $244.9 million in 2003, $245.0 million in 2002 and $246.7 million in 2001 on materials and labor for routine maintenance. Further, our non-capital expenditures to operate and maintain pollution control equipment were $9 million in the three months ended March 31, 2004, $31 million in 2003, $33 million in 2002 and $37 million in 2001. These amounts are included in our cost of sales on our income statements.

      As of March 31, 2004, the Company and its subsidiaries had indebtedness, excluding shareholder advances, of $1,183 million.

      In conjunction with the development of a heat recovery coke battery and associated energy recovery facility, we entered into an agreement to purchase
1.2 million tons of coke annually for approximately 15 years on a take-or-pay basis at prices determined by certain cost factors. Additionally, under a separate agreement, we committed to pay tolling charges over approximately 15 years to desulfurize flue gas from the coke battery and to convert the heat output from the coke battery to electrical power and steam. We advanced $30 million during the construction of the project, which is recorded as a deferred asset on the balance sheet and will be credited against required cash payments during the second half of the energy tolling agreement. As of March 31, 2004 and December 31, 2003, the estimated minimum tolling charges remaining over the life of this agreement were approximately $191 million and $199 million, respectively.

      In 2002, we entered into a twelve-year agreement with an iron ore supplier to purchase from it or its subsidiaries all of our pellet requirements beyond those produced by our Minorca Mine. The pellet price is fixed for the first two years and then adjusted over the term of the agreement based on various market index factors.

      We and an independent unaffiliated producer of raw materials are parties to a long-term supply agreement under which we were obligated to fund an escrow account to indemnify it for the continuing availability of certain tax credits under the U.S. tax code, which credits extend until January 1, 2008. Contributions to the escrow account were determined by the agreement and the funds were restricted from our use while in the escrow. We received full recovery of $39.1 million, the escrowed amount, in April 2001. No further contributions to the escrow are required at this time as we believe the likelihood of the specific contingency occurring is remote. If there is any loss, disallowance or reduction in the allowable tax credits applicable to the raw materials previously sold to us, we are required to pay the independent unaffiliated producer the amount by which the cost of raw materials was decreased as a result of such tax credits, subject to certain adjustments, plus interest. As of March 31, 2004 and December 31, 2003, respectively, the cumulative cost reduction due to such tax credits totaled $163.6 million and $156.5 million, respectively. The current carrying amount of this indemnification is $0 million.

      At March 31, 2004, we have guaranteed $47.7 million of long-term debt attributable to I/N Kote, one of our joint ventures. Under normal operating environments, we service the debt at both I/N Tek and I/N Kote through the joint venture pricing mechanisms. We have the rights to the productive capacity of I/N Tek, except in certain limited circumstances, and, under a tolling agreement with I/N Tek, have an obligation to use the facility for the production of cold rolled steel. Under the tolling agreement, we were charged $36.8 million in the three months ended March 31, 2004, $136.9 million in 2003, $141.6 million in 2002 and $142.8 million in 2001. I/N Kote is required to buy all of its cold rolled steel from us. We are required to furnish this cold rolled steel at a price that results in an annual equity return to the partners of I/N Kote, depending upon operating levels, of up to 10% after operating and financing costs. We recorded sales of cold rolled steel to I/N Kote of $84.9 million in the three months ended March 31, 2004, $343.0 million in 2003, $348.8 million in 2002 and $309.7 million in 2001.

      The total amount of our firm commitments to contractors and suppliers (primarily in connection with additions to property, plant and equipment) was $7.4 million as of March 31, 2004.

      We have various operating leases, the minimum lease payments for which are: $13.8 million in 2004, $11.9 million in 2005, $3.7 million in 2006, $0.5 million in 2007, $0.1 million in 2008 and $0.1 million thereafter.

      Our business may not generate sufficient operating cash flow and our external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness, including these notes, or fund other liquidity needs. If we are unable to make upgrades, or purchase new plant and equipment, our results of operations could be materially and adversely affected.

Our pension plan is currently underfunded and we expect to make substantial cash payments to fund this plan, which may increase in the future, reducing the cash available for our business.

      As of December 31, 2003, the aggregate value of our pension plan's assets was $1,781.4 million, while the aggregate projected benefit obligation was $2,555.9 million, resulting in an aggregate deficit of $774.5 million.

      On July 16, 1998, we entered into an agreement with the Pension Benefit Guaranty Corporation, or PBGC, to provide certain assurances with respect to our pension obligations and issued a $160 million standby letter of credit in favor of the PBGC. We also granted the PBGC a first priority lien in the amount of $75 million on three of our Great Lakes Ore Vessels, our Minorca Pellet Mine and on our No. 2 BOF Continuous Caster Facilities. Also on July 16, 1998, Ryerson Tull, our former parent company, guaranteed $50 million of our pension plan obligations, later issuing a letter of credit to secure this guarantee. In July 2003, we reached a new agreement with the PBGC. Under the new agreement, we contributed an additional $50 million to our pension plan on July 9, 2003; agreed to contribute $110 million between January 1, 2004 and June 1, 2005; agreed to pay 50% of excess cash flows above EBITDA (as defined in our agreement with the PBGC) of $316.9 million in 2004, $328.5 million in 2005, $334.5 million in 2006, $356.2 million in 2007 and $370.2 million in 2008 from our operations to our pension plan; and issued $160 million of non-interest bearing First Mortgage Bonds pledged to the PBGC as security for our pension plan obligations, which pledged First Mortgage Bonds rank pari passu with the First Mortgage Bonds securing the notes. We also agreed not to amend the pension plan to increase benefits unless the increase is funded with an immediate additional contribution to the pension plan equal to the increase in the benefit liability resulting from the amendment. The $160 million letter of credit was also allowed to expire, and will not be renewed. However, the $75 million first priority lien referred to above remains in place. On September 15, 2003, Ryerson Tull, in exchange for the elimination of certain claims for indemnities that we had made against Ryerson Tull, paid $21.0 million to us, which we, in turn, contributed to our pension plan. The related letter of credit provided by Ryerson Tull was reduced to $29.0 million. We agreed to satisfy the amount of the remaining $29.0 million letter of credit through additional periodic payments to our pension plan during the period between January 15, 2004 and December 15, 2004.

      In addition to our agreement with the PBGC, we also have significant cash contribution requirements under Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. Assuming continuing legislative relief, modestly rising interest rates and reasonable market returns, the total of these contribution requirements (including the contributions required under our PBGC and Ryerson Tull agreements) could exceed $500 million over the next four to five years and could be significantly higher depending on future asset performance, the levels of interest rates used to determine ERISA minimum funding requirements, actuarial assumptions and experience, union negotiated changes and future government regulations. We may elect to make voluntary contributions above what is required under ERISA and under our agreement with the PBGC to manage our future pension funding requirements.

      We have made cash contributions to our pension plan of approximately $345.0 million since 1998 through March 31, 2004. According to current estimates, we expect to contribute $111.5 million in 2004, of which $31.5 million was contributed in the first quarter of 2004.

      Our funding requirements may be significantly higher in 2004, 2005 and/or 2006 if temporary funding relief provisions currently before Congress are not enacted. In January 2004 the Senate passed HR 3108, which included both interest rate relief and deficit reduction contribution relief for steel companies. However, the bill needs to be reconciled with the House version in a conference committee. After the bill comes out of conference, it must be signed by the President to become law.

      The Administration has threatened to veto legislation that includes deficit reduction contribution relief. Despite being passed by the Senate, there can be no assurance that HR 3108 will become law.

      Our funding obligations depend upon future asset performance, the level of interest rates used to measure ERISA minimum funding levels, actuarial assumptions and experience, union negotiated changes and future government regulation. Any such funding requirements could have an unfavorable impact on our borrowing arrangements and cash flows.

Future funding for post-retirement employee benefits other than pensions also may require substantial payments from current cash flow.

      We provide post-retirement life insurance and medical benefits to substantially all of our employees. We paid $63.9 million in post-retirement benefits in 2003 and recorded an expense of $46.8 million in our financial statements. Our unfunded post-retirement benefit obligation as of December 31, 2003 was $906.9 million.

      Our obligations from such post-retirement benefits could increase significantly if health care costs increase at a faster pace than those assumed by management. See "Management's discussion and analysis of financial condition and results of operations -- Critical Accounting Policies and Estimates" below for further discussion of these assumptions. An increase of 1% in the health care cost trend rate would increase the annual net periodic expense by $8.9 million.

The cyclical nature of the steel industry and of our customers' industries could impact our operating flexibility and adversely affect our financial condition.

      The steel industry is highly cyclical and is affected significantly by general economic conditions and other factors beyond our control, such as worldwide production capacity and fluctuations in steel imports and tariffs, which are difficult to predict. Any protracted instability caused by military conflict or other developments could have an adverse effect on us, and could significantly affect our business. Steel prices are sensitive to a number of supply and demand factors. Because of our high fixed costs, our profit margins are greatly affected by sales volumes. Prices are up significantly from 20-year lows reached in December 2001, when foreign imports were at their peak and domestic demand was weak.

      We are particularly sensitive to trends in cyclical industries such as the domestic automotive and appliance industries. For the year ended December 31, 2003, sales directly to the automotive and appliance industries accounted for approximately 29% and 10% of our shipments, respectively. Certain other of our customers have been adversely affected by the continuing economic downturn that has resulted, and may in the future result, in reduced sales levels.

      Because we and other integrated steel producers generally have high fixed costs, reduced sales may adversely affect our business, results of operations and financial condition.

Imports of steel may depress domestic price levels and have an adverse effect on our results of operations and cash flows.

      Due to excess world capacity and widespread dumping and subsidy abuses, imports of steel products to the U.S. market have reached high levels and, in some cases, have been sold at prices below their costs. From 1995 to 2003, U.S. steel industry production capacity utilization levels ranged from a high of 93.3% in 1995 to a low of 79.2% in 2001 and were 82.2% in 2003. Recently, a number of domestic flat rolled steel facilities that had been closed or idled have become operational again, contributing to the overcapacity in that market segment. This excess capacity has resulted in more competitive product pricing and increased pressure on industry profit margins. Also, the high levels of fixed costs with respect to operating an integrated steel mill encourage operators to maintain high levels of output, even during periods of reduced demand.

      Import levels impact our business, particularly our sales of lower value-added products. Steel imports to the United States accounted for an estimated 19.3% of the domestic steel market in 2003, down from 25.8% in 2002. We believe steel imports into the United States involve widespread dumping and subsidy abuses and the remedies provided by U.S. law to private litigants are insufficient to correct these problems. Imports of steel involving dumping and subsidy abuses depress domestic price levels and have an adverse effect upon our revenue, income and cash flows. Further, when the exchange value of the U.S. currency strengthens, the costs of imports decline, and imports of steel increase.

      On March 5, 2002, as a result of an investigation under Section 201 of U.S. trade laws, President Bush imposed tariffs on imports into the United States of numerous steel products. These remedies included 30% tariff rate increases for hot-rolled sheet, cold-rolled sheet, coated sheet, and hot-rolled bar with the rates declining to 24% in year two and 18% in year three. Several foreign supplying countries challenged the President's action through the dispute resolution procedures of the World Trade Organization, and on November 11, 2003 the World Trade Organization issued a final adverse ruling on the
Section 201 remedy. The European Union and Japan announced that they would impose retaliatory tariffs on a wide range of products if the United States did not repeal the Section 201 tariffs. Following the issuance of a mid-term review of the Section 201 program, the President ended the Section 201 program on December 4, 2003, stating that the domestic steel industry's increased productivity, decreased production costs, and new labor agreements demonstrate that the industry has made sufficient progress in its restructuring efforts.

      On two occasions, in 2000 and 2002, U. S. producers of cold-rolled flat-rolled steel sheet products petitioned to have antidumping and/or countervailing duties assessed against imports of cold-rolled sheets from 12 countries and 20 countries, respectively. Both times, the U.S. International Trade Commission ("USITC") issued negative final injury determinations, effectively terminating the investigations. Both decisions were appealed by the petitioning members of the domestic industry ("petitioners") the United States Court of International Trade ("CIT"). The appeal of the 2000 case was remanded to the USITC on October 28, 2003. In a remand decision published in May 2004, the USITC again reached a negative determination on remand. That decision is currently being reviewed by the CIT, and could either be affirmed or remanded again later this year. On February 19, 2004, the CIT also affirmed the negative determination in the 2002 case. That case was recently appealed to the Court of Appeals for the Federal Circuit and no decision is expected for 9 to 12 months. Some of the respondents have raised on appeal issues relating to the final dumping margin determinations of the U.S. Department of Commerce ("Commerce") in that investigation, although no duties are currently being collected due to the negative injury determination that is being appealed. Also, in May 2004, Commerce and the USITC are scheduled to initiate "sunset" reviews of countervailing duty and antidumping orders against hot-rolled flat-rolled carbon steel products from Brazil, Japan and Russia to determine whether the orders should be terminated or continued for an additional five years. Those proceedings will not be completed until mid-2005.

We could experience labor disputes that could disrupt our business.


      Approximately 80% of our employees are represented by unions and are covered by collective bargaining agreements which are subject to periodic renegotiation. Substantially all of our unionized employees are represented under an agreement with the United Steel Workers of America that was originally set to expire July 31, 2004, but was extended to August 15, 2004.


      Although we believe that we will successfully negotiate a new collective bargaining agreement with the United Steelworkers of America when the existing agreement expires, the negotiations:

-     may not be successful;

-     may result in a significant increase in the cost of labor; or

-     may break down and result in the disruption of our operations


      Our current contract contains a "no strike clause" under which the parties have agreed to enter into a new contract consistent with the pattern of the industry. If the parties fail to reach agreement on the contract, it will be submitted to binding arbitration. Despite this, labor negotiations may not conclude successfully and we may experience work stoppages or labor disturbances. Any work stoppages or labor disturbances may have an adverse effect on our operations and financial results.


      In addition, many of the contractors working in our plant employ workers represented by various building trade unions. For example, the contractors who produce coke and who process slag for us use unionized labor. Disruptions with these contractors could adversely impact our operations.

We face significant price and other forms of competition from other steel producers, which could hurt our results of operations.

      Generally, the markets in which we conduct business are highly competitive. Increased competition could cause us to lose market share, increase expenditures or reduce pricing, any one of which could hurt our results of operations. We compete primarily on the basis of quality and the ability to meet customers' product specifications, delivery schedules and price. Some of our competitors may:

-     benefit from greater capital resources;

-     have more efficient technologies; and

-     have lower raw material and energy costs.

      In addition, our competitive position within the global steel industry may be affected by, among other things:

- the recent trend toward consolidation among our competitors in the steel industry;

- exchange rate fluctuations that may make our products less competitive in relation to the products of steel companies based in other countries; and

- economies of scale in purchasing, production and sales, which accrue to some of our larger competitors.

      We face competition from companies that have reduced their fixed costs through bankruptcy. Over 35 U.S. steel companies have sought protection under Chapter 11 of the United States Bankruptcy Code since the beginning of 1997. Many of these companies have continued to operate, while reducing prices to maintain volumes and cash flow, and obtaining concessions from their labor unions and suppliers. Some companies have even expanded and modernized while in bankruptcy. Upon emerging from bankruptcy, these companies, or new entities that purchased their facilities through the bankruptcy process, have been relieved of many obligations, including environmental, employee and retiree benefit and other obligations, commonly referred to as legacy costs. As a result, they are able to operate with lower fixed costs than before entering bankruptcy.

      We also face competition from mini-mill producers. Domestic integrated producers have lost market share in recent years to domestic mini-mill producers. Mini-mills produce steel by melting scrap in electric furnaces. Although mini-mills generally produce a narrower range of steel products than integrated producers, they typically enjoy competitive advantages such as lower capital expenditures for construction of facilities, lower environmental costs, lower raw material costs and non-unionized work forces with lower employment costs and more flexible work rules. An increasing number of mini-mills utilize thin slab casting technology to produce flat-rolled products. Through the use of thin slab casting, mini-mill competitors are increasingly able to compete directly with integrated producers of flat-rolled products. Depending on market conditions, the additional production generated by flat-rolled mini-mills could have an adverse effect on our selling prices and shipment levels.

We may encounter increases in the cost of, and supply shortages in, raw materials and energy, which could adversely affect our business and results of operations.

      We require substantial amounts of raw materials and energy in our production processes, consisting principally of iron ore, scrap, coke, coal, electricity and natural gas. Any substantial increases in their costs or prolonged interruption in the supply of raw materials or energy could adversely affect our business, financial condition and results of operations and prospects.

      Metallics (iron ore and scrap) represented nearly 24% of our cost of sales in 2003. Additionally, energy costs (natural gas, coke, electricity and coal) represented approximately 24% of our cost of sales in 2003. The prices of these products can be particularly volatile. For example, with respect to natural gas, we do not have long-term contracts and are therefore subject to market variables and price swings that could materially affect our gross margins. In the first quarter of 2004, NYMEX natural gas prices ranged from $5.08/mmBTU to $7.29/mmBTU. A one dollar change per mmBTU in the price of natural gas can impact our annual gross profit by approximately $28 million. In addition, first quarter 2004 prices for scrap have increased approximately 89% and coke prices have increased approximately 41% from fourth quarter levels. If prices remain at current levels or increase further, our profitability will continue to be adversely affected. We have not always been able to pass on increases in the prices of energy and raw materials to our customers, and may not be successful in doing so in the future.

Our competitive position depends on our senior management team and the loss of its members could materially hurt our business.

      Our ability to maintain our competitive position and to implement our business strategy is dependent to a large degree on the services of our senior management team. The loss of or any diminution of our senior management team or an inability to attract, retain and maintain additional senior management personnel could materially hurt our business, financial condition, results of operations or prospects. We may not be able to retain our existing senior management personnel or to attract additional qualified senior management personnel in the future. We do not maintain key man life insurance on any members of our senior management.

We may have to spend substantial sums to meet environmental regulations.


      Our operations are subject to strict environmental laws and regulations. These laws and regulations govern, generally, air and water pollution, the management and disposal of hazardous materials and the remediation of contamination. These requirements, or enforcement of these requirements, may become even more stringent in the future. We have spent, and can be expected to spend in the future, substantial amounts to comply with environmental laws and regulations. Our capital spending for pollution control projects was $0.1 million for each of the three months ended March 31, 2004 and ended March 31, 2003, $6 million in 2002 and $3 million in 2001.

Our environmental non-capital expenditures were $9 million for the three months ended March 31, 2004, $31 million in 2003, $33 million in 2002 and $37 million in 2001 to operate and maintain air and water pollution control facilities to comply with current federal, state and local laws and regulations. Failure to comply with these environmental laws and regulations could result in the assessment of civil and criminal penalties, the suspension of operations and lawsuits by private parties. We are a defendant in various administrative and judicial actions initiated by governmental agencies, including a U.S. Environmental Protection Agency consent decree entered in 1993. We have spent approximately $29.5 million to date to comply with the 1993 consent decree. We are currently conducting an assessment of the extent of environmental contamination at the Indiana Harbor Works, as required by the 1993 consent decree. We anticipate that the assessment will cost approximately $2 million to $4 million per year over the next several years. The cost of subsequent remediation efforts for the site cannot be reasonably estimated, but we expect that they will require significant expenditures and may be material to our business, financial condition and results of operations.

Competition from other materials may negatively affect our results of operations.

      In many applications, steel competes with other materials, such as aluminum (particularly in the auto industry), cement, composites, glass, plastic and wood. Additional substitutes for steel products could adversely affect future market prices and demand for steel products.

Equipment downtime or shutdowns could adversely affect our results of operations.

      Our manufacturing processes are dependent upon critical steelmaking equipment, such as furnaces, continuous casters, rolling mills, and electrical equipment (such as transformers). This equipment may incur downtime as a result of unanticipated failures or other events, such as fires or blast furnace breakouts. We have experienced, and may in the future experience, plant shutdowns or periods of reduced production as a result of such equipment failures or other events. While we currently carry property and business interruption insurance, we may not continue to do so. Even if we have insurance, in the event of a loss, coverage may not be sufficient or our insurance carriers may not be able to pay amounts owed us. In addition, when the carrying amount of a long-lived asset is not recoverable, we may take an impairment charge. In late 2001, we idled the 2A Bloomer and 21" Bar Mill due to deteriorating large bar market conditions and recorded an impairment charge of $23 million on December 31, 2002.

      In the fourth quarter of 2002, we evaluated our investment in the Empire Mine. We identified conditions indicating that a permanent loss in the value of the investment had occurred. As a result, an impairment charge of $39 million for the Empire Mine investment and related fluxing equipment was recorded at December 31, 2002.

We are owned by Ispat International and its controlling shareholder has other steel interests.

      Our parent, Ispat International, is indirectly controlled by Mr. Lakshmi
N. Mittal and members of his immediate family (collectively referred to in this prospectus as the "controlling shareholder"). In addition to his shareholding in Ispat International, the controlling shareholder also owns and controls Ispat Indo, a mini-mill in Indonesia and LNM Holdings N.V. LNM Holdings N.V. in turn owns and controls several steel companies, including Ispat Karmet in Kazakhstan, Ispat Sidex in Romania, Ispat Annaba in Algeria, Ispat Nova Hut in the Czech Republic and Ispat Polska Stal in Poland. In addition, LNM Holdings N.V. also has a significant minority interest in Iscor, South Africa. Further, in October 2003, LNM Holdings N.V. entered into a binding share purchase agreement for the acquisition of a majority shareholding in S.C. Siderurgica S.A., a long steel products manufacturing plant in Romania.

      None of these steel companies currently competes with Ispat Inland. However, no assurance can be given that these companies or any other steel companies that the controlling shareholder may acquire in the future will not compete with us in certain markets or products.

As a privately-held company, we are subject to less stringent corporate governance requirements than a public company, which provides less protection to our investors.

      While we will be subject to certain requirements of the Sarbanes-Oxley Act of 2002 when our exchange offer registration statement becomes effective, we will not be subject to many of its provisions, including rules requiring us to have independent directors or an audit committee composed of independent directors. We will not be subject to the same corporate governance standards as a public company and our security holders will not have the protections provided by having independent directors or audit committee members. Our parent company is a foreign private issuer and is not subject to the same corporate governance requirements as a U.S. company.

The loss of one or more key customers could adversely affect our operating results.

      A substantial portion of our sales are made to a small group of key customers, the loss of any one of which would have a substantial impact on our revenues. For the year ended December 31, 2003, our top five customers, including those of our joint ventures, accounted for approximately 44% of our revenues. Approximately two-thirds of our shipments for the same period were to the steel service center and transportation (including automotive) markets. The loss of one or more major customers or decreased sales to the steel service center and transportation (including automotive) markets could adversely affect our operating results.

Product liability claims could adversely affect our results of operations.

      We could be held liable for claims for damages related to the products we sell or for other matters. It is possible that the incidental and consequential damages related to our products could be significant. We sell products to major manufacturers such as automobile and appliance producers. If steel were to be provided to a manufacturer inconsistent with the specifications for their order, significant disruptions to that customer's production lines could result. In addition, some of the products that we sell are used in safety-critical applications such as automobile axles. While we currently carry general liability insurance, including product liability coverage, we may not continue to do so. Even if we have insurance, in the event of a loss, coverage may not be sufficient and our insurance may be unable to pay amounts owed us.

We may be unable to fully utilize our deferred tax asset.

      In order to fully recognize the $431.2 million deferred tax asset recorded as of December 31, 2003, we will need to generate taxable income of approximately $1.2 billion during the next 20 years to utilize our temporary differences and net operating loss carryforwards before they expire. Our ability to generate taxable income is subject to general economic, financial, competitive, legislative, regulatory and other factors which are beyond our control. Consequently, we cannot assure you that we will generate sufficient taxable income to realize our deferred tax asset. If we generate lower taxable income than the amount we have assumed in determining the deferred tax asset, then a valuation reserve will be required, with a corresponding charge against income.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, the documents incorporated by reference and our other filings with the SEC, contain "forward-looking" information within the meaning of the federal securities laws. This forward-looking information includes statements concerning possible or assumed future results of operations, financing plans, competitive position, potential growth and future expenditures, including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus summary," "Management's discussion and analysis of financial condition and results of operations" and "Business" included or incorporated by reference in this prospectus. Forward-looking statements include statements that are not historical facts and can be identified by the use of terminology such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Undue reliance should not be placed on any forward-looking statements, which speak only as of their dates. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements as a result of the uncertainties and risks described below or elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. Forward-looking statements are subject to risks and uncertainties, including, among others:

-     the highly competitive nature of the global steel industry;

-     our level of indebtedness;

-     changes in levels of steel imports into the United States;

- the substantial capital investment and similar expenditures required in our business;

- the cyclical nature of our business and changes in market supply and demand for our products;

- increases in the cost of iron ore, coke, steel scrap, other raw materials, energy and freight;

-     our ability to fund our pension and post-retirement employee benefits;

- our ability to negotiate collective bargaining agreements and labor relations generally;

-     conflicts of interest with our controlling shareholder;

- competition from substitute products, such as aluminum, cement and composites; general economic conditions may be less favorable than expected;

- legislative or regulatory changes, including changes in environmental regulation, may adversely affect the businesses in which we are engaged;

- environmental risks and liability under federal, state and local environmental laws and regulations; and

-     changes in the capital markets.

      The issuers do not undertake any obligation to revise or update any forward-looking statements that have been made to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

                                 USE OF PROCEEDS

      This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

      We used the net proceeds from the sale of the notes to repay certain of our existing indebtedness, including revolving credit, which released funds available for general corporate purposes. Specifically, we completely repaid the outstanding balance of $330.8 million on the Tranche B loans (due July 16, 2005) and $330.8 million on the Tranche C loans (due July 16, 2006) under our credit agreement, completely repaid the outstanding balance ($90 million at December 31, 2003) under our inventory revolving credit facility (due April 30, 2007) and used the remainder of the net proceeds ($20.3 million at December 31, 2003) to partially repay our receivables revolving credit facility (due November 5, 2005). The approximately $175 million inventory revolving credit facility and the approximately $185 million receivables revolving credit facility will each remain in place, subject to collateral availability.


      Borrowings under our credit agreement were used to fund a portion of the acquisition price paid when Ispat International acquired us. The average interest rate of borrowings under the credit agreement was 5.1% in 2003. Borrowings under our receivables and inventory revolving credit facilities are used for general corporate purposes. Interest rates for borrowings under the receivables revolving credit facility averaged approximately 2% in 2003. The average interest on borrowings under the inventory revolving credit facility was approximately 4% in 2003.


                       RATIO OF EARNINGS TO FIXED CHARGES

      We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of pretax income reported, fixed charges, amortization of capitalized interest, and net income (cash) distributed from I/N Tek L.P., I/N Kote L.P. and PCI Associates and exclude our share of I/N Tek, I/N Kote and PCI net income. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense.

                                                                            PRO
                                                                           FORMA
                                                   PRO FORMA     THREE     THREE
                                                  FISCAL YEAR   MONTHS     MONTHS
               FISCAL YEAR ENDED                     ENDED       ENDED     ENDED
DECEMBER  DECEMBER  DECEMBER  DECEMBER  DECEMBER   DECEMBER    MARCH 31,   MARCH
31, 1999  31, 2000  31, 2001  31, 2002  31, 2003   31, 2003      2004     31, 2004
--------  --------  --------  --------  --------  -----------  ---------  --------
 1.53       - *        - *      - *       - *         - *        3.70       2.64

      *For the years ended December 31, 2000, 2001, 2002 and 2003, our earnings were insufficient to cover our fixed charges by $72.7 million, $203.7 million, $25.2 million and $73.6 million. For the pro forma year ended December 31, 2003, our earnings were insufficient to cover our fixed charges by $112 million.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

      The following table sets forth our selected historical consolidated financial and other data as of and for the periods indicated and should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations", and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004, both of which are incorporated into this prospectus by reference. The balance sheet and income statement data set forth below as and for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 have been derived from our audited financial statements and as of and for the quarters ended March 31, 2003 and 2004 have been derived from our unaudited financial statements.

      Selected financial data for Ispat International is set forth in its Report on Form 6-K dated May 6, 2004 and its Annual Report on Form 20-F/A for the year ended December 31, 2003, which are incorporated into this prospectus by reference.

                                                                                                                 Three Months
                                                             Year Ended December 31,                            Ended March 31,
                                       --------------------------------------------------------------------   ------------------
 (IN MILLIONS, EXCEPT TONNAGE DATA)      1999        2000           2001           2002            2003         2003      2004
-------------------------------------  ---------  ---------     -----------      ----------      ----------   --------  --------
STATEMENT OF INCOME DATA:
Sales................................  $ 2,477.9  $ 2,383.6     $   2,084.1      $  2,303.4      $  2,222.9   $  553.9  $  665.6
Cost of goods sold
   (excluding depreciation)..........    2,186.9    2,181.8         2,064.1         2,082.1         2,103.1      478.4     549.2
Workforce reduction..................         --        4.1(1)         18.2(2)         (0.6)(2)          --         --       4.0(10)
Legal settlement.....................         --       15.5(3)         (7.5)(4)          --              --         --        --
Asset impairment charge..............         --         --              --            62.0(5)           --         --        --
Selling, general and administrative
   expenses..........................       42.8       40.4            32.6            27.8            27.0        6.7       6.7
Depreciation.........................      106.3      106.0           104.3            99.1            97.0       24.4      25.1
                                       ---------  ---------     -----------      ----------      ----------   --------  --------
Operating profit (loss)..............      141.9       35.8          (127.6)           33.0            (4.2)      44.4      80.6
Other (income) expense, net..........        0.7       (3.3)          (24.5)          (30.4)           (8.6)       1.8      (4.9)
Interest expense on debt.............       86.2       97.2            94.4            77.0            70.9       17.8      20.6
                                       ---------  ---------     -----------      ----------      ----------   --------  --------
Profit (loss) before income taxes....       55.0      (58.1)         (197.5)          (13.6)          (66.5)      24.8      64.9
Cost (benefit) for income taxes......       19.0      (25.2)          (71.5)           (6.5)          (15.5)       8.4      23.2
                                       ---------  ---------     -----------      ----------      ----------   --------  --------
Net income (loss) before
   cumulative change in
   accounting principle..............       36.0      (32.9)         (126.0)           (7.1)          (51.0)      16.4      41.7
Cumulative effect of change
   in accounting.....................         --         --              --              --            (1.6)      (1.6)       --
                                       ---------  ---------     -----------      ----------      ----------   --------  --------
Net income (loss)....................  $    36.0  $   (32.9)    $    (126.0)     $     (7.1)     $    (52.6)  $   14.8  $   41.7
                                       =========  =========     ===========      ==========      ==========   ========  ========
BALANCE SHEET DATA:
Cash and cash equivalents............  $    13.1  $    24.0     $      24.2      $     10.0      $     13.4   $   16.8  $   28.2
Property, plant and equipment, net...    1,906.5    1,882.1         1,805.4         1,733.9         1,751.3    1,723.0   1,728.0
Total assets.........................    3,063.4    3,122.2         3,037.3         3,163.8         3,136.0    3,136.1   3,214.4
Secured debt(6)......................      876.7      963.2           971.5           980.8           985.2      963.8   1,046.5
Total debt excluding
   shareholder advances(7)(8)........    1,006.7    1,092.6         1,100.1         1,093.1         1,121.5    1,076.9   1,182.9
Total debt(9)........................    1,006.7    1,092.6         1,254.3         1,248.9         1,337.3    1,232.7   1,398.7
Stockholders' equity (deficit).......      448.3      367.3            22.3          (238.2)         (387.3)    (225.3)   (345.6)
OTHER DATA:
Tons shipped (000)...................      5,799      5,599           5,353           5,654           5,300      1,268     1,433
Operating cash flow..................       94.3       28.5          (137.7)           21.3            22.3       23.7     (43.7)
Capital expenditures.................       55.1       83.0            28.6            52.4           111.3        9.7       1.8

(1) In 2000, we recorded charges of $4.1 million for severance and termination benefit cost related to a workforce reduction of salaried non-represented employees.

(2) In 2001, we recorded charges of $18.2 million for severance and termination benefit cost related to workforce reductions of approximately 250 salaried non-represented employees. In 2002, $0.6 million of the 2001 workforce reduction provision was reversed due to changes from previous estimates.

(3) In 2000, we recorded a charge of $15.5 million for the settlement of a lawsuit related to the sale of polymer coated steel by us to a culvert fabricator for use in federal and state highway construction projects in Louisiana. See Note 11 to the Consolidated Financial Statements.

(4) In 2001, we settled a number of disputes with Ryerson Tull, Inc. that had arisen under the May 27, 1998 Merger Agreement. The settled disputes included our claim against Ryerson Tull, Inc. for indemnification in connection with the resolution of the federal lawsuit and investigation related to the sale of polymer coated steel by us to a culvert fabricator for use in federal and state highway construction projects in Louisiana. Ryerson Tull, Inc. paid $7.5 million to us and the parties released certain claims each had against the other. See Note 11 to the Consolidated Financial Statements.

(5) Our results for 2002 were negatively impacted by two impairment charges totaling $62.0 million. As outlined in SFAS No. 144, we recognized the impairment of our idled 2A Bloomer and 21" Bar Mill facilities due to deteriorating market conditions and recorded an asset write-off of $23.0 million. In addition, in accordance with APB No. 18, we evaluated our investment in the Empire Mine. We identified conditions indicating that a permanent loss in the value of the investment had occurred, and as a result we recorded a $39.0 million impairment charge for the Empire Mine investment and related fluxing equipment.

(6) Secured debt includes the First Mortgage Bonds excluding the $160 million non-interest bearing Series X First Mortgage Bond, the Ispat Inland Administrative Service Company revolving credit facility and the Inventory revolving credit facility. See "Description of other indebtedness of Ispat Inland Inc. -- First Mortgage Bonds -- Series X."

(7) "Shareholder advances" are advances from Ispat International and special purpose financing subsidiaries.

(8) Total debt excluding shareholder advances includes secured debt, the Industrial Revenue Bonds and the short-term note payable.

(9) Total debt includes secured debt, the Industrial Revenue Bonds, the short-term note payable and the shareholder advances.

(10) In the first quarter of 2004, we recorded charges of $4.0 million for severance and termination benefit costs related to an involuntary workforce reduction of salaried non-represented employees.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

      The following discussion should be read in conjunction with our consolidated financial statements included in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated into this prospectus by reference.

      Operating and Financial Review and Prospects for Ispat International are set forth in its Report on Form 6-K dated May 6, 2004 and its Annual Report on Form 20-F/A for the year ended December 31, 2003, which are incorporated into this prospectus by reference.

OVERVIEW

      We are a U.S. integrated steel producer with two steelmaking divisions (Flat Products and Bar), two steel finishing joint ventures, I/N Tek (a cold-rolling mill) and I/N Kote (two galvanizing lines), and interests in iron ore production facilities. We produce and sell carbon and high-strength low-alloy steel grades to the automotive, appliance, steel service center, office furniture and electrical motor markets.

      Demand for steel products is highly cyclical in nature while steel producers historically have been reluctant to reduce supply given their relatively high level of fixed costs. Recently, the cyclical fluctuations have become more pronounced. The key drivers for maintaining a competitive position and good financial performance in this challenging environment are product differentiation, customer service, focused cost reduction and cash management. These drivers have been and continue to be the core elements of the company's operating philosophy.

      Our financial statements consolidate our operations and accounts with those of all of the subsidiaries in which we have a controlling interest. We also have investments in I/N Tek, I/N Kote and other operations that are accounted for under the equity method due to our ability to exercise significant influence over the investees' operating and financial policies and, because the operations of these companies are integrated with our basic steelmaking operations, our proportionate share of their income (loss) is reflected in our cost of products sold in the consolidated statements of operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The information on and analysis of our operating results and financial condition are based on amounts contained in our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make judgments in relation to certain estimates and assumptions used in the application of accounting policies. These judgments and estimates are made on the basis of available facts and are a normal part of the process of preparing financial statements. While the use of different assumptions and estimates could have caused the results to be different from those reported, we believe that the possibility of material differences between two periods is considerably reduced by consistent application of such judgments.

      The accounting policies that we consider critical, in terms of the likelihood of a material impact arising from a change in the assumptions or estimates used in the application of the accounting policy in question, are outlined below.

Pensions and other post employment benefits

      The expenses associated with our pension and other post employment benefit plans, as well as the carrying amount of the related assets and liabilities in our balance sheet, are based on several assumptions and factors including the discount rate, expected return on plan assets, market value of underlying assets, expected wage increases, future healthcare cost trends and demographic considerations such as retirement, mortality and turnover. We evaluate these assumptions and factors and update them to reflect our experience and outlook. Changes in the assumptions or differences between actual and expected factors could have a material impact on the associated liabilities, as well as materially increase or decrease the net periodic benefit costs on a year to year basis as discussed below.

      We base our estimate of the annual return on plan assets on the long-term historical average rate of return on our pension assets, the investment mix of plan assets between equities, fixed income securities and other investments, and the prospects for the economy and for market returns in the future. We also consult with the plan's consultants and actuaries on these assumptions. We have maintained an expected return on assets of 9.5% for over a decade. This assumption is viewed in a long-term context and is evaluated annually. The expected return is supported by the asset allocation of the pension trust and the historical long-term return on trust assets. Net periodic pension cost is expected to be $53.1 million for 2004. A 0.5% increase or decrease in the expected return would have increased or decreased net pension cost by $9.7 million for 2004.

      We use a measurement date of November 30th for our pension and post-retirement benefit obligations. We determine the discount rate applied to pension and other post employment benefit plan obligations at year end based on a number of external indices based on high quality corporate bonds. We lowered the discount rate from 7.1% to 6.25% in 2003 for both our pension and other post employment benefit plans obligations. A 0.5% decrease in discount rates would have had the effect of increasing net annual periodic pension expense by $6.8 million and other post employment benefit plans costs by $4.2 million for 2004.

      We determine our estimate of the escalation trend in health care rates by evaluating our historical experience under our medical benefit plans for cost increases and through consultation with consultants and practitioners in northwest Indiana where most of our employees and retirees reside and utilize heath care services. We have been successful in managing our health care costs and have experienced lower health care cost increases than those seen more broadly in the economy. For measurement purposes, we have assumed a health care trend rate of 4.5%. The other post employment benefit plans expense for 2004 is expected to be $35.6 million. An increase of 1% in the health care cost trend rate would increase the annual net periodic expense by $8.9 million.

      Changes in the assumptions for expected annual return on plan assets and the discount rate do not impact the funding calculations used to derive minimum funding requirements for the pension plans.

      In 2003, the effects of a reduction in the discount rate from 7.1% to 6.25%, partially offset by the appreciation of the market value of underlying pension assets, resulted in an incremental after-tax non-cash charge of $80.6 million to other comprehensive income, thereby reducing stockholder's equity.

Deferred tax assets

      We record deferred tax assets and liabilities for the differences between financial statement and tax bases of assets and liabilities. Deferred tax assets are also recognized for certain tax credits and the estimated future effects of tax loss carry-forwards. We annually review the deferred tax assets to assess the probability of realizing those assets based on projected future taxable income. A valuation allowance is recorded when it appears more likely than not, based on these projections, that the deferred tax assets will not be realized. Based on estimates of projected future taxable income, we expect that it is more likely than not that we will fully realize the deferred tax assets currently recorded on the balance sheet. Accordingly, no valuation allowance has been established.

Environmental and legal accruals

      We are involved in a number of environmental and legal proceedings. We have made accruals of probable costs based on a combination of litigation and settlement strategies on a case-by-case basis. It is possible that results of operations in any future period could be materially affected by changes in assumptions or by the effectiveness of these strategies.

Impairment of long lived assets

      As outlined in Statement of Financial Accounting Standards (SFAS) No. 144, an impairment loss must be recognized when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the expected sum of the undiscounted cash flows over its remaining useful life. Additionally, Accounting Principles Board (APB) No. 18, "The Equity Method of Accounting For Investment in Common Stock," requires that a loss in value of an equity method investment that is other than a temporary decline should be recognized in the same manner as a loss in value of other long-lived assets. Based on these accounting standards, we recognized the following impairments in 2002:

- we recognized impairment of our idled 2A Bloomer and 21" Bar Mill, resulting in an asset write-off of $23.0 million, following our assessment that these facilities, which we idled in the fourth quarter of 2001, were unlikely to be restarted; and

- we also recognized the write-off of the assets associated with the Empire Mine of $39.0 million in connection with the sale, effective December 31, 2002, of part of our interest in the Empire Partnership (and the sale of our related fluxing equipment) to a subsidiary of Cleveland-Cliffs Inc., thereby reducing our interest in the Empire Mine from 40% to 21%.

Property taxes

      Management estimates our liability for property taxes based on the best information available as of the balance sheet date. However, property taxes are subject to a variety of factors outside of our control, including tax rates, legislative actions and assessed values. The actual amount of taxes paid by us in the future could be significantly different from those estimates.

- For the quarter ended March 31, 2004, we recorded a favorable adjustment to the cost of goods sold of $35.0 million due to a change in estimate for property taxes for the years 2002 and 2003. This adjustment was the result of a reassessment of real property and the release of the published tax rate for 2002 for Lake County, Indiana.

Accounting for equity investments

      We periodically review all of our investments in affiliates and joint ventures to determine whether their fair value is less than their respective cost. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in other operating expenses.

Inventory valuation

      Inventories are carried at the lower of cost or market. Cost is principally determined on a first-in, first-out ("FIFO") method. Costs include the purchase costs of raw materials, conversion costs, and an allocation of fixed and variable production overhead. When cost exceeds the estimated net realizable value of inventory, we record provisions to reduce the carrying value of inventory from cost to market.

Derivative financial instruments

      We are exposed to market risks, primarily on commodity prices and changes in interest rates. To manage the volatility relating to these exposures, we enter into various derivative transactions in accordance with our hedging policies. We have established a control environment that includes policies and procedures for risk assessment and the approval and monitoring of derivative financial instrument activities. The financial impacts of these hedging instruments are offset in part or in whole by corresponding changes in the underlying exposures being hedged. We do not hold or issue derivative financial instruments for speculative purposes.

      Derivative financial instruments are utilized to manage exposure to fluctuations in cost of natural gas and specific nonferrous metals used in the production process. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires companies to recognize all of their derivative instruments as either assets or liabilities on the balance sheet at fair value. The fair values of derivative financial instruments reflect the amounts we would receive on settlement of favorable contracts or be required to pay to terminate unfavorable contracts at the reporting dates, thereby taking into account the current unrealized gains or losses on open contracts. The fair value of derivative contracts is determined using pricing models that take into account market prices and contractual prices of the underlying instruments, as well as time value, yield curve and volatility factors underlying the positions. For derivative instruments not designated as hedging instruments, both holding and unrealized gains or losses are recognized currently in earnings as part of the cost of the underlying product during the period of change.

Revenue recognition

      We recognize revenue when the earnings process is complete and the risks and rewards of ownership have passed to the customer, which generally occurs upon shipment of finished product. Provisions for discounts to customers are recorded based on terms of sale in the same period the related sales are recorded. We record estimated reductions to revenue for customer programs and incentive offerings. We record all amounts billed to a customer in a sales transaction related to shipping and handling as revenues. All costs related to shipping and handling are included in cost of goods sold.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003

      Steel shipments in the first quarter of 2004 of 1,432,708 tons increased by 164,658 tons, or 13.0%, from the first quarter 2003 shipments of 1,268,050 tons due to stronger demand across most markets and the realization of increased production resulting from the successful reline of the No. 7 Blast Furnace. Increases occurred primarily in cold rolled, coated, and bar products.

      Sales revenue increased by 20.2% to $665.6 million in the first quarter of 2004 from $553.9 million in the first quarter of 2003. The average selling price per ton increased by 6.4% to $465 per ton in the first quarter of 2004 from $437 per ton in the comparable 2003 period. The increase in the average selling price per ton is the result of the implementation of pricing surcharges designed to offset escalation in the prices and associated freight for certain input commodities such as coke, scrap and natural gas, base price increases, and a higher percentage of cold rolled and coated products sold in the first quarter 2004.

      In the first quarter of 2004, the cost of goods sold increased to $553.2 million from $478.4 million in the first quarter of 2003. Included in the first quarter 2004 cost is a credit of $35.0 million due to a change in the accounting estimate for property taxes for the years 2002 and 2003, due to the reassessment of property taxes for the year 2002. Indiana's Legislature passed a law in 2001 which changed real property assessment from replacement cost less depreciation to market value. Additionally, the law required an independent reassessment of real property for Lake County, where our 1,900 acre Indiana Harbor Works facility is located. This reassessment was not completed until the end of February, 2004. The current quarter also included a charge of approximately $4.0 million for severance costs resulting from an 8% salaried workforce reduction. The full benefit of the force reduction will occur in the second quarter of 2004 and is expected to have an annual benefit of approximately $10.0 million. The operating cost per ton increased by $6 per ton to $408 per ton in the first quarter of 2004 from $402 in the first quarter of 2003. Excluding the property tax and severance cost items noted above, the operating cost per ton increased by $28. Compared to the first quarter of 2003, input costs dramatically increased for scrap, coke, coal, alloys, fluxes, and natural gas. On a quarter to quarter basis, scrap prices increased approximately 89% while coke prices increased approximately 41%. Labor costs were higher in the first quarter of 2004 as compared to the first quarter of 2003 due to increases in pension expense resulting from the amortization of losses associated with lower interest rates and expected market returns and employee profit sharing. We set a new slab production record for the first quarter of 2004, following the successful reline of its No. 7 Blast Furnace which was completed in the fourth quarter of 2003. Consequently, less purchased semi-finished steel was required in the first quarter of 2004 which resulted in lower operating costs. The higher sales and operating volume in the first quarter of 2004 also mitigated some of the previously mentioned cost increases on a per ton basis due to the absorption of fixed costs.

      Selling and general administrative expenses of $6.7 million in the first quarter of 2004 were unchanged from the first quarter of last year.

      Depreciation expense increased by $0.7 million to $25.1 million in the first quarter of 2004 from $24.4 million due to the 2003 capital expenditures for the No. 7 Blast Furnace reline.

      Operating income in the first quarter of 2004 increased by $36.2 million to $80.6 million from $44.4 million in 2003. Higher sales volume, increases in selling prices, lower costs due to record slab production and the resulting reduction in purchased semi-finished requirements, and the property tax reassessment were partially offset by an unprecedented increase in input costs, increased pension expense and employee profit sharing, and the severance charge resulting from the salaried workforce reduction.

      Other (income) expense, net of $4.9 million of income in the first quarter of 2004 increased by $6.7 million from an expense of $1.8 million in the first quarter of 2003 due to the sale of pollution credits. We sold 2,168 tons of Nitrous Oxide allowances, which were part of an overall bank of emission allowances and credits we owned. Generally, these rights arose from actions taken by us or the state to reduce the emission of air pollutants.

      Interest expense of $20.6 million in the current quarter increased 15.7% from $17.8 million in the year ago quarter due primarily to a higher level of debt during the quarter.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

      Steel shipments in 2003 of 5,299,692 tons decreased by 6.3% from 2002 shipments of 5,653,673 tons due to lower production levels resulting from the reline of the No. 7 Blast Furnace and generally softer market conditions.

      Sales decreased by 3.5% to $2,222.9 million in 2003 from $2,303.4 million in 2002. The reduction in sales volume decreased sales revenue by 6.3% while higher selling prices increased sales revenue by 2.8%. Average selling prices per ton increased by 3.0% to $419 per ton in 2003 from $407 per ton in 2002. This increase was due primarily to an improvement in contract prices which more than offset a deterioration in spot market prices.

      Our results for 2002 were negatively impacted by two impairment charges totaling $62.0 million. We recognized the impairment of our idled 2A Bloomer and 21" Bar Mill facilities, resulting in an asset write-off of $23.0 million. We also recognized the write-off of the assets associated with the Empire Mine of $39.0 million. Effective December 31, 2002, we sold part of our interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs Inc. thereby reducing our interest in the Empire Mine from 40% to 21%. We also sold our related fluxing equipment. Cleveland-Cliffs has indemnified us for all liabilities associated with the mine. We have the option to sell our remaining interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs anytime after December 31, 2007 for a purchase price defined in the sales agreement. Separately, we entered into a 12-year sales agreement to purchase from subsidiaries of Cleveland-Cliffs all of our pellet requirements beyond those provided by the Minorca Mine.

      The cost of goods sold increased to $2,103.1 million in 2003 compared to $2,082.1 million in 2002.

      The operating cost per ton increased 4.6% to $420 per ton in 2003 from $402 per ton in 2002. Based on management's estimates, the No. 7 Blast Furnace reline adversely impacted operating cost on a year-over-year basis by approximately $53.2 million. The lower sales and operating volume in 2003 resulted in higher operating cost per ton reflecting the absorption of fixed costs. Additionally, higher costs were incurred for increases in natural gas and scrap prices and pension expenses. The asset impairment charges noted above negatively impacted operating cost in 2002 by $11 per ton.

      Selling, general, and administrative expenses in 2003 of $27.0 million decreased 2.9% from $27.8 million in the prior period due to lower employment costs and rental expenses.

      Depreciation expense in 2003 decreased 2.1% to $97.0 million from $99.1 million in the prior year, reflecting the retirement of fully depreciated assets.

      Operating income in 2003 decreased by $37.2 million to a loss of $4.2 million, from a profit of $33.0 million in 2002. The lower sales volume and higher costs noted above more than offset the $62.0 million asset impairment charge recognized in 2002.

      Other (income) expense, net of $8.6 million of income in 2003 decreased by $21.8 million from $30.4 million of income in 2002. In 2003, we purchased $2.9 million of our debt at a discount from face value resulting in a gain on early extinguishment of debt of $1.0 million. During 2002, we purchased $40.0 million of our debt at a discount from face value resulting in a gain on early extinguishment of debt of $30.7 million. The year 2003 also included $10.7 million associated with the $21.0 million settlement agreement with Ryerson Tull.

      On September 15, 2003, we entered into a settlement agreement with Ryerson Tull under which, among other things, Ryerson Tull paid us $21.0 million to release Ryerson Tull from various environmental and other indemnification obligations arising out of the sale by Ryerson Tull of the Company to Ispat. The $21.0 million received from Ryerson Tull was paid into our Pension Plan and went to reduce the amount of the Ryerson Tull guaranty/letter of credit. We also agreed with Ryerson Tull to, among other things, make specified monthly contributions to our Pension Plan totaling $29.0 million over the twelve-month period beginning January 2004, thereby eliminating, by the end of such year, the obligation of Ryerson Tull to provide a continuing guaranty and letter of credit to the Pension Benefit Guaranty Corporation in connection with our Pension Plan, which guaranty/letter of credit we had previously committed to take all necessary action to eliminate. In addition, we committed to reimburse Ryerson Tull for the cost of the letter of credit to the PBGC, and to share with Ryerson Tull one-third of any proceeds which we might receive in the future in connection with a certain environmental insurance policy.

      Interest expense of $70.9 million in 2003 decreased by $6.1 million from $77.0 million in 2002 due to a reduction in interest rates that was partially offset by an increase in debt.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

      Steel shipments in 2002 of 5,653,673 tons increased by 5.6% from 2001 shipments of 5,352,904 tons with increased sales in hot rolled, cold rolled and coated products, partially offset by a decrease in bar sales due to the idling in the fourth quarter of 2001 of part of our bar facilities, the 2A Bloomer and 21" Bar Mill.

      Sales increased by 10.5% to $2,303.4 million in 2002 from $2,084.1 million in 2001. The increase in sales volume raised sales revenue by 5.9% while higher selling prices increased sales revenue by 4.6%. Average selling prices per ton increased by 4.6% to $407 per ton in 2002 from $389 per ton in 2001. This increase was due primarily to an improvement in spot market prices and in certain contract sales, which were negotiated in the second half of 2002. The majority of our contract business is renegotiated effective the first of each year.

      Our results for 2002 were negatively impacted by two impairment charges totaling $62.0 million. We recognized the impairment of our idled 2A Bloomer and 21 inch Bar Mill facilities, resulting in an asset write-off of $23.0 million. We also recognized the write-off of the assets associated with the Empire Mine of $39.0 million. Effective December 31, 2002, we sold part of our interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs Inc. thereby reducing our interest in the Empire Mine from 40% to 21%. We also sold our related fluxing equipment. Cleveland-Cliffs has indemnified us for all liabilities associated with the mine. We have the option to sell our remaining interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs anytime after December 31, 2007 for a purchase price defined in the sales agreement. Separately, we entered into a 12-year sales agreement to purchase from subsidiaries of Cleveland-Cliffs all of our pellet requirements beyond those provided by the Minorca Mine. Included in the results for 2001 were a charge of $18.2 million for a salaried workforce restructuring provision and a benefit of $7.5 million for a legal settlement recovery.

      The cost of goods sold remained essentially flat at $2,082.1 million in 2002 compared to $2,064.1 million in 2001.

      The operating cost per ton decreased 2.9% to $402 per ton in 2002 from $413 in 2001. The cost per ton decrease was primarily due to lower natural gas prices, reduced employment costs, higher shipment levels and ongoing cost saving efforts. These improvements were partially offset by higher prices for scrap, coke and purchased semi-finished steel. The asset impairment charges noted above increased operating cost by $11 per ton in 2002.

      Selling, general, and administrative expenses in 2002 of $27.8 million decreased 14.7% from $32.6 million in the prior period due to lower employment costs, rental expenses, American Iron and Steel Institute dues, and legal fees.

      Depreciation expense in 2002 decreased 5.0% to $99.1 million from $104.3 million in the prior year, reflecting the retirement of fully depreciated assets and reduced capital expenditures.

      Our operating income in 2002 increased by $160.6 million to a profit of $33.0 million, from a loss of $127.6 million in 2001. This was mainly due to an increase in average selling prices, primarily in the spot market, an increase in sales volume and improved operating costs.

      Other (income), expense, net of $30.4 million in 2002 increased by $5.9 million from $24.5 million of income in 2001. During 2002, we purchased $40.0 million of our debt at a discount from face value. As a result of these early redemptions, we recognized a gain of $30.7 million in 2002. In 2001, we purchased $12.9 million of our debt at a discount from face value and recognized a gain on early extinguishment of debt of $5.0 million. In December 2001, we sold 1,368 tons of Nitrous Oxide allowances to a utility company for $18.1 million. These allowances were part of an overall bank of emission allowances and credits (collectively "rights") owned by us. Generally, these rights arose from actions taken by us or the state to reduce the emission of air pollutants. As we evaluate our future development plans and contemporaneous environmental regulation, we may, from time to time, determine that additional rights are surplus to our operations. If we determine that these rights are surplus, we will seek to liquidate these assets. No liquidations occurred in 2002.

      Interest expense of $77.0 million in 2002 decreased by 18.4% from $94.4 million in 2001 due to a reduction in interest rates.

LIQUIDITY AND CAPITAL RESOURCES

      Our primary sources of cash are operating cash flows, borrowings under our revolving credit facilities and issuances of debt securities. Our principal uses of cash are operating requirements (including pension and other post-retirement obligations), capital expenditures and debt service requirements.

      The cash balance at March 31, 2004 was $28.2 million and there was an additional $120.4 million of availability under the two credit facilities, for total liquidity of approximately $149 million. During the first quarter, we generated net cash of $52.5 million from financing activities. On March 25, 2004, we received $794.9 million of gross proceeds ($775.5 million of net proceeds) from the issuance and sale of $800 million of the old notes. These net proceeds were used to retire the entire balance outstanding of $661.5 million of Tranche B and Tranche C Loans under our credit agreement, and repay the entire balance outstanding of $105 million under our inventory revolving credit facility, with the remainder of the proceeds used to reduce the amount outstanding under our receivables revolving credit facility.

      As of December 31, 2003, we had cash, cash equivalents and availability under the revolving credit facilities of $44.4 million, which included $20.5 million of availability under our approximately $175 million inventory revolving credit facility and $10.9 million of availability under our $185.0 million receivables revolving credit facility. Additionally, an extra $10.5 million of borrowing is available for any two consecutive days under our inventory revolving credit facility to meet temporary cash needs.

      Cash generated by operations is our primary source of cash and, as such, future operations will have a significant impact on our cash balances and liquidity. The principal factors affecting our cash generated by operations are average net realized prices, levels of steel shipments and our operating costs per ton.

      For the quarter ended March 31, 2004, net cash outflows from operations totaled $43.7 million, which included pension contributions of $31.5 million. Cash inflows from operations in the first quarter, 2003, were $23.7 million, which included $54.5 million of pension contributions.

      During the year ended December 31, 2003, net cash inflows from operations totaled $22.3 million, which is net of pension contributions of $125.5 million. Cash inflows from operations in 2002 were $21.3 million. Cash outflows from operations totaled $137.7 million in 2001, which included $108.6 million of pension contributions.

      Changes in working capital, defined as the change in receivables, inventories and accounts payable, utilized cash of $78.3 million in the first quarter, 2004, including $63.3 million for increased receivables and $27.3 million for increased inventories. In the first quarter, 2003, changes in working capital generated $23.6 million of cash, including $49.9 million for decreased receivables, partially offset by increased inventories of $41.3 million.

      Changes in working capital generated cash of $117.5 million in 2003, including $71.3 million for decreased inventories, and $42.1 million for decreased receivables. In 2002, changes in working capital utilized $88.1 million of cash, including $63.3 million for increased receivables and $31.4 million for increased inventories (which were increased in anticipation of the planned reline of the No. 7 Blast Furnace). Changes in working capital generated $54.5 million in 2001, which included $119.4 million for decreased inventories, partially offset by $67.7 million in decreased accounts payable.

      Cash inflows for investing activities, which consist primarily of capital expenditures offset by distributions from joint ventures, were $6.0 million in the first quarter, 2004, and $1.4 million in the first quarter, 2003. Capital expenditures were $1.8 million and $9.7 million (primarily for the reline of the No. 7 Blast Furnace), for the first quarter 2004 and 2003, respectively. Net distributions from joint ventures were $7.7 million and $11.0 million for the first quarter, 2004 and 2003, respectively.

      Cash outflows for investing activities were $91.6 million in 2003, $41.4 million in 2002, and $16.4 million in 2001. Capital expenditures were $111.3 million (primarily for the reline of the No. 7 Blast Furnace), $52.4 million and $28.6 million for 2003, 2002, and 2001, respectively. We anticipate our capital expenditures to be $27 million for 2004. Net distributions from joint ventures were $19.1 million, $10.6 million and $7.7 million for 2003, 2002, and 2001, respectively. The 2003 net distribution includes a favorable debt payment adjustment.

      Cash from financing activities consist primarily of borrowings and repayments under our revolving credit facilities, bank overdrafts, borrowings from our affiliates, repayments of long-term debt and dividends to affiliates. Cash from financing activities for 2003 totaled $72.7 million, which included proceeds from revolver borrowings of $15.0 million, loan proceeds of $60.0 million from Ispat International or affiliates, $15.0 million from an unaffiliated company, and $9.5 million from debt proceeds, offset by dividends paid of $15.9 million and debt payments of $9.1 million. In 2002, cash generated was $5.9 million, which included net proceeds from revolving credit facilities borrowings of $44.0 million, partially offset by debt payments of $19.9 million and bank overdrafts of $14.3 million. During 2001, cash from financing activities totaled $154.3 million, which included loan proceeds of $154.2 million from affiliates of Ispat International and net proceeds from revolving credit facilities borrowings of $29.0 million, partially offset by dividends paid of $18.6 million and debt payments of $15.0 million.

      Ispat Inland Administrative Service Company ("IIASC"), one of our wholly-owned subsidiaries, has a $185.0 million committed revolving credit facility with a group of banks, expiring in November 2005. We have agreed to sell substantially all of our receivables to IIASC to secure this facility. Provisions of this agreement limit or prohibit us from merging, consolidating, or selling our assets and require IIASC to meet minimum net worth and leverage ratio tests. Under terms of the secured revolving credit agreement, based on the level of our leverage ratio and net worth calculations, beginning early in 2002, the trustee retained initial control over cash lockbox receipts. On a daily basis, the trustee will remit the remaining cash to us after first using the receipts to make any payments prescribed by the secured revolving credit agreement. This change in practice has no impact on cash available to us under the facility.

      As of December 31, 2003, based on the amount of eligible receivables, there was $10.5 million of availability under the receivables revolving credit facility. Drawings under the facility included $150.0 million of loans and $20.2 million of letters of credit issued for the purchase of commodities on the international market and as security under various insurance and workers compensation coverages. Availability, drawings and letters of credit total $180.7 million. Interest rates for borrowings averaged approximately 2% in 2003. Upon consummation of the March 25, 2004 note offering, we used any remaining proceeds after repaying our term loans and the inventory revolving credit facility to reduce the amount outstanding under this facility.

      On April 30, 2003, we replaced the prior $120.0 million inventory credit facility of our wholly-owned subsidiary, Ispat Inland Inventory, LLC, with a new approximately $175 million four-year committed revolving credit facility of Ispat Inland, secured by all of our inventory, spare parts and mobile equipment and by the capital stock of IIASC and a note between us and IIASC. Provisions of this agreement prohibit or limit our ability to incur debt, repay debt, make investments, sell assets, create liens, engage in transactions with affiliates, engage in mergers and consolidations and pay dividends and other restricted payments.

      In order for us to draw the final $20.0 million under the inventory revolving credit facility at any time, and the final $30.0 million for more than two consecutive business days, we must maintain a fixed charge coverage ratio (as defined) of 1.2 at the time of the borrowing and then for a period of three months where availability is maintained above specified levels. As of December 31, 2003, based on the amount of eligible collateral, $90.0 million was outstanding, leaving $20.5 million of availability under the line, excluding the final $30.0 million (which includes the $10 million for two consecutive days). Upon consummation of the March 25, 2004 note offering, we repaid the entire balance outstanding under the inventory revolving credit facility. Interest rates for borrowings averaged approximately 4% in 2003.

      Before the consummation of the old note offering, we had outstanding $745.2 million principal amount of First Mortgage Bonds including the $661.5 million of bonds securing our term loans. Additionally, we pledged $160 million of non-interest bearing First Mortgage Bonds to the PBGC. The bonds are issued under an indenture dated April 1, 1928, as supplemented. A substantial portion of the real property, plant and fixtures owned by us at our Indiana Harbor Works is subject to the lien of the First Mortgage. This property is also subject to a subordinate lien in favor of the United Steelworkers of America to secure post-retirement health benefits. The indenture does not contain material financial covenants or restrictions, nor do any of the currently outstanding series of debt issued under the indenture, other than those securing our term loans. Upon consummation of the March 25, 2004 note offering, we repaid the outstanding balance of $330.8 million on the Tranche B loans (due July 16, 2005) and $330.8 million on the Tranche C loans (due July 16, 2006) under our credit agreement.

      We also have $121.3 million of our Industrial Development Revenue Bonds outstanding, which are our unsecured obligations. The indentures under which these bonds were issued do not contain material financial covenants or restrictions. These, along with the Pollution Control Series backed by First Mortgage Bonds, are private activity bonds issued by various municipal entities in the State of Indiana.


      We have also received $215.8 million of subordinated advances from Ispat International and certain of its other subsidiaries, which were amended in connection with the old note offering to mature 91 days following the final maturity of the fixed rate notes. Interest on these advances is accrued at fixed rates, which at December 31, 2003 ranged from 2.9% to 5.6%. Under the terms of other debt agreements, interest and principal on these advances cannot be paid until our leverage falls to specified levels and we achieve a specified minimum level of liquidity.


      The following is a summary of our various contractual obligations as of December 31, 2003:

Contractual Obligations

                                                  PAYMENTS DUE BY PERIOD
                                   ------------------------------------------------
                                                         2005-      2007-    BEYOND
     (DOLLARS IN MILLIONS)          TOTAL       2004     2006       2008      2008
                                   ---------   ------   -------   -------   -------
Long-term debt..................   $1,322      $   7    $   885   $   292   $   138
I/N Kote debt guarantee.........       55
Operating leases................       30         14         16         1         0
Environmental commitments.......         (A)
Purchase commitments(B).........    3,261        324        659       614     1,665
Pension agreements..............      139(C)     112         27
Other postretirement benefits...      249(D)      48         98       103
                                   ------      ------   -------   -------   -------
                                   $5,056      $ 505    $ 1,685   $ 1,010   $ 1,803
                                   ======      ======   =======   =======   =======

--------------------------

(A) On June 10, 1993, the U.S. District Court for the Northern District of Indiana entered a consent decree that resolved all matters raised by a lawsuit filed by the EPA in 1990 (the "Consent Decree") against, among others, the Company. We cannot presently reasonably estimate the costs or time required to satisfy our obligations under the Consent Decree. In October 1996, the Indiana Department of Environmental Management, as lead administrative trustee, notified us and other potentially responsible parties that the natural resource trustees (which also include the Indiana Department of Natural Resources, the U.S. Department of the Interior, the Fish and Wildlife Service and the National Park Service) intended to perform a natural resource damage assessment on the Grand Calumet River and Indiana Harbor Canal System. It is not possible to predict the timing or the total obligation. At March 31, 2004, we have recognized $36.9 million for environmental liabilities.

(B) See Notes 11 and 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this prospectus.

(C) These amounts are required under our agreements with the PBGC and Ryerson Tull. We have not included any amounts that may be required beyond these contractual commitments due to the significant difficulty in forecasting these amounts with any accuracy.

(D) We accrue an annual cost for these benefit obligations under plans covering our current and future retirees in accordance with generally accepted accounting principles. These amounts could differ significantly from the estimates forecasted because of changes in Medicare, or other regulations and/or health care costs. We believe it is impossible to make an accurate prediction of cash requirements for these obligations beyond five years.

      Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of our indebtedness, including the First Mortgage Bonds securing the notes. In addition, we may incur additional debt from time to time, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our substantial leverage, including our ability to service our debt would increase. See "Risk factors -- Risks Relating to Our Business -- Our significant debt obligations could limit our flexibility in managing our business, expose us to certain risks and could harm our ability to remain in compliance with debt covenants and make payments on our debt, including the notes."

      We believe that cash generated from operations, the borrowing availability under our revolving credit facilities and the proceeds from the sale of the notes will be sufficient to satisfy our cash requirements for at least the next 12 months.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      We had $1,383.6 million of long-term debt (including debt due within one year) outstanding at March 31, 2004. Of this amount, $318.0 million is floating rate debt with a fair value of $318.0 million. The remaining $1,065.6 million of fixed rate debt had a fair value of $1,035.4 million. Assuming a hypothetical 10% decrease in interest rates at March 31, 2004, the fair value of this fixed rate debt would be estimated to be $1,085.5 million. Fair market values are based upon market prices or current borrowing rates with similar rates and maturities.

      A 10% increase or decrease in the cost of our variable rate debt at March 31, 2004 would result in a change in pretax interest expense of $1.5 million, based upon borrowings outstanding at March 31, 2004.

      We utilize derivative commodity instruments not for trading purposes but to hedge exposure to fluctuations in the costs of natural gas and certain nonferrous metal commodities. A hypothetical 10% decrease in commodity prices for open derivative commodity instruments as of March 31, 2004 would reduce pre-tax income by $6.0 million.

`
ENVIRONMENTAL MATTERS

      We are subject to environmental laws and regulations concerning emissions into the air, discharges into ground water and waterways, and the generation, handling, labeling, storage, transportation, treatment and disposal of certain waste material and the remediation of contamination. These include various federal statutes regulating the discharge or release of materials to the environment, including the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund"), the Safe Drinking Water Act, and the Toxic Substances Control Act, as well as state and local requirements. Violations of these laws and regulations can give rise to a variety of civil, administrative, and, in some cases, criminal sanctions and could also result in suspension or cessation of operations, substantial liabilities or require substantial capital expenditures. In addition, under CERCLA the U.S. Environmental Protection Agency ("EPA") has authority to impose liability for site remediation on waste generators, past and present site owners and operators, and transporters, regardless of fault or the legality of the original activity. Liability under CERCLA is strict and, under certain circumstances, joint and several.

      Our capital spending for pollution control projects totaled $0.1 million in each of the three months ended March 31, 2004 and 2003, and $4 million in 2003 versus $6 million in 2002. Another $31 million (non-capital) was spent in 2003 to operate and maintain pollution control equipment compared to $33 million in the previous year. During the five years ended December 31, 2003, we spent $200 million to construct, operate and maintain environmental control equipment at our various locations.

      Capital spending for pollution control projects previously authorized and presently under consideration will require expenditures of less than $1 million in 2004. During the 2005 to 2008 period it is anticipated that we will make annual capital expenditures of $2 million to $5 million on pollution control projects. In addition, we will have ongoing annual expenditures (non-capital) of $30 million to $35 million to operate and maintain air and water pollution control facilities to comply with current federal, state and local laws and regulations. Such environmental expenditures are not expected to be material to our business, financial position or results of operations.

      We are a defendant in various environmental and other administrative or judicial actions initiated by governmental agencies. Some of these actions are described in more detail under "Legal Proceedings" below. While it is not possible to predict the outcome of these matters, we do not expect environmental expenditures, excluding amounts that may be required in connection with an EPA consent decree that is described below, to materially affect our business, financial position or results of operations.

      We are a party to a 1993 consent decree resolving an EPA law suit under the Resource Conservation and Recovery Act (the "1993 EPA Consent Decree") which, among other things, requires the investigation and remediation of the Indiana Harbor Works site. It is expected that remediation of the site will require significant expenditures over several years that may be material to our business, financial position and results of operations. See "Legal Proceedings" below for a more detailed discussion of the obligations arising under the 1993 EPA Consent Decree, as well as a discussion of potential liability relating to our status as one of a number of allegedly potentially responsible parties named in connection with a natural resource damage claim allegedly related to the operation of the Indiana Harbor Works site.

LEGAL PROCEEDINGS

      On June 10, 1993, the U.S. District Court for the Northern District of Indiana entered the 1993 EPA Consent Decree that resolved all matters raised by a lawsuit filed by the EPA in 1990 against, among others, the Company. The 1993 EPA Consent Decree assessed a $3.5 million cash fine, requires us to undertake environmentally beneficial projects costing $7 million at the Indiana Harbor Works, and requires $19 million plus interest to be spent in remediating sediment in portions of the Indiana Harbor Ship Canal and Indiana Harbor Turning Basin. We have paid the fine and substantially completed the environmentally beneficial projects. Our reserve for the remaining environmental obligations under the 1993 EPA Consent Decree totaled $28.2 million and $28.1 million as of March 31, 2004 and December 31, 2003, respectively. The 1993 EPA Consent Decree also requires remediation of the Indiana Harbor Works site. The 1993 EPA Consent Decree establishes a three-step process, each of which requires approval by the EPA, consisting of: assessment of the site (including stabilization measures), evaluation of remediation alternatives and remediation of the site. We are presently assessing the nature and the extent of environmental contamination. It is anticipated that this assessment will cost approximately $2

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

million to $4 million per year over the next several years. Until the first two steps are completed, the remedial action to be implemented cannot be determined. Therefore, we cannot reasonably estimate the cost of, or the time required to satisfy, our obligations under the 1993 EPA Consent Decree, but it is expected that remediation of the site will require significant expenditures over several years that may be material to our business, financial position and results of operations. Insurance coverage with respect to work required under the 1993 EPA Consent Decree is not significant.

      In October 1996, the Indiana Department of Environmental Management, as lead administrative trustee, notified us and other potentially responsible parties that the natural resource trustees (which also include the Indiana Department of Natural Resources, the U.S. Department of the Interior, the Fish and Wildlife Service and the National Park Service) intended to perform a natural resource damage assessment on the Grand Calumet River and Indiana Harbor Ship Canal waterways. The notice stated that the Company has been identified as a potentially responsible party due to alleged releases of hazardous materials from our Indiana Harbor Works facility. Such assessment has been substantially completed. We have been in negotiations with the trustees, and, as a consequence of such negotiations, have established a reserve of $8.7 million to cover anticipated liabilities in connection with this matter. Until such time as the matter is finally resolved, it is not, however, possible to accurately predict, beyond the currently established reserve, the amount of our potential liability or whether this potential liability could materially affect our business, financial position and results of operations.

      CERCLA and analogous state laws can impose liability for the entire cost of cleanup at a site upon current or former site owners or operators or parties who sent hazardous materials to the site, regardless of fault or the lawfulness of the activity that caused the contamination. We are a potentially responsible party at several state and federal Superfund sites. We believe our liability at these sites is either de minimis or substantially resolved. We could, however, incur additional costs or liabilities at these sites based on new information, if additional cleanup is required, private parties sue for personal injury or property damage, or other responsible parties sue for reimbursement of costs incurred to clean up the sites. We could also be named a potentially responsible party at other sites if our hazardous materials or those of our predecessor were disposed of at a site that later becomes a Superfund site.

      We received a Special Notice of Potential Liability from the Indiana Department of Environmental Management on February 18, 1992 relating to releases of hazardous substances from the Four County Landfill Site in Fulton County, Indiana. Along with other potentially responsible parties, we entered into two agreed orders with Indiana Department of Environmental Management pursuant to which the potentially responsible parties agreed to perform a remedial investigation and feasibility study for the site, pay certain past and future Indiana Department of Environmental Management costs and provide funds for operation and maintenance necessary for stabilization of the First Operable Unit of the site. The remedial investigation and feasibility study work is complete. In a letter dated June 2, 2003, Indiana Department of Environmental Management advised the potentially responsible parties for the First Operable Unit that all terms of the Agreed Order for the First Operable Unit had been completed and that the Order was terminated, subject to the Reservation of Rights. Under the terms of the potentially responsible parties agreement, the Company had an approximate 7.2% share ($49,000), which amount has been paid.

      In July 2001, Indiana Department of Environmental Management selected the remedy for the Second Operable Unit at the Four County Landfill. The Company is a member of a group that negotiated with Indiana Department of Environmental Management to resolve any liability for the Second Operable Unit. Indiana Department of Environmental Management has estimated the costs for the Second Operable Unit to be approximately $1,000,000, with an additional contingent remedy estimated to cost approximately $2,100,000, to be implemented only if the selected remedy is deemed to be inadequate. Indiana Department of Environmental Management has a trust account holding approximately $800,000 for use in the implementation of the First and the Second Operable Unit remedies. In 2003, the potentially responsible parties group entered into another agreed order pursuant to which the potentially responsible parties group agreed to pay $320,000 in exchange for a release from the cost of the Second Operable Unit. Our share of that payment was $22,202. The agreed order is final and the payment has been made.

      In July 2001, the EPA filed suit against us and other potentially responsible parties, seeking recovery of past response costs which it alleged it has expended at the Four County Landfill Site. On February 6, 2003, a Consent Decree was issued by the U.S. District Court of Northern Indiana, which resolved the EPA's cost recovery suit. As a result of that Consent Decree, we have been required to pay approximately $13,000 in past response costs to the EPA.

      On July 2, 2002, we received a notice of violation issued by the EPA against us, Indiana Harbor Coke Company, L.P. and Cokenergy, Inc., alleging violations of air quality and permitting regulations for emissions from the Heat Recovery Coal Carbonization facility which is operated by Indiana Harbor Coke Company, L.P. An amended notice of violation stating similar allegations was issued on August 8, 2002. Although we currently believe that our liability with respect to this matter will be minimal, we could be found liable for violations and this potential liability could materially affect our business, financial position and results of operations.

      On September 15, 2003, we entered into a settlement agreement with Ryerson Tull under which, among other things, Ryerson Tull paid us $21.0 million to release it from various environmental and other indemnification obligations arising out of the sale by Ryerson Tull of the Company to Ispat in 1998. The $21.0 million received from Ryerson Tull was paid into our Pension Plan and went to reduce the amount of the Ryerson Tull guaranty and letter of credit that Ryerson Tull had provided to the PBGC to guarantee $50.0 million of our Pension Plan obligations. We agreed to satisfy the amount of the remaining $29.0 million letter of credit through additional periodic payments to our pension plan during the period between January 15, 2004 and December 15, 2004. We had previously committed to take all necessary action to eliminate this guarantee and letter of credit. Included in the $31.5 million contribution made during the first quarter of 2004 was $4.0 million which reduced the amount of the Ryerson Tull guaranty/letter of credit. In addition, we committed to reimburse Ryerson Tull for the cost of the letter of credit to the PBGC, and to share with Ryerson Tull one-third of any proceeds which we might receive in the future in connection with a certain environmental insurance policy.

      In addition to the foregoing, we are a party to a number of legal proceedings arising in the ordinary course of our business. We do not believe that the adverse determination of any such pending routine litigation, either individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects.

PENSION PLAN MATTERS

      On July 16, 1998, we entered into an agreement with the Pension Benefit Guaranty Corporation to provide certain assurances with respect to our pension obligations and issued a $160 million standby letter of credit in favor of the PBGC. We also granted the PBGC a first priority lien in the amount of $75 million on three of our Great Lakes Ore Vessels, our Minorca Pellet Mine and on our No. 2 BOF Continuous Caster Facilities. Also on July 16, 1998, Ryerson Tull, our former parent company, guaranteed $50 million of our pension plan obligations, later issuing a letter of credit to secure this guarantee. In July 2003, we reached a new agreement with the PBGC. Under the new agreement, we contributed an additional $50 million to our pension plan on July 9, 2003; agreed to contribute $110 million between January 1, 2004 and June 1, 2005; agreed to pay 50% of excess cash flows above EBITDA (as defined in our agreement with the PBGC) of $316.9 million in 2004, $328.5 million in 2005, $334.5 million in 2006, $356.2 million in 2007 and $370.2 million in 2008 from our operations to our pension plan; and issued $160 million of non-interest bearing First Mortgage Bonds pledged to the PBGC as security for our pension plan obligations, which pledged First Mortgage Bonds rank pari passu with the First Mortgage Bonds securing the notes. We also agreed not to amend the pension plan to increase benefits unless the increase is funded with an immediate additional contribution to the pension plan equal to the increase in the benefit liability resulting from the amendment. The $160 million letter of credit was also allowed to expire, and will not be renewed. However, the $75 million first priority lien referred to above remains in place. On September 15, 2003, Ryerson Tull, in exchange for the elimination of certain claims for indemnities that we have made against Ryerson Tull, paid $21 million to us, which we, in turn, contributed to our pension plan. The related letter of credit provided by Ryerson Tull was reduced to $29 million. We agreed to satisfy the amount of the remaining $29 million letter of credit through periodic payments to our pension plan during the period between January 15, 2004 and December 15, 2004. During the first quarter of 2004, we contributed $31.5 million to the pension plan from both agreements.

      We have made cash contributions to our pension plan of approximately $345.0 million since 1998 through March 31, 2004. According to current estimates, we expect to contribute $111.5 million in 2004, of which $31.5 million was contributed in the first quarter of 2004.

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

      Our funding obligations depend upon future asset performance, the level of interest rates used to measure ERISA minimum funding levels, actuarial assumptions and experience, union negotiated changes and future government regulation. Any such funding requirements could have an unfavorable impact on our borrowing arrangements and cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

      The Financial Accounting Standards Board ("FASB") has issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which is effective for all fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires the fair value of liabilities for asset retirement obligations to be recognized in the period in which the obligations are incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The impact of adopting SFAS No. 143 on January 1, 2003, the effective date, is an increase in assets and liabilities of $3.8 million and $6.3 million, respectively. A charge of $1.6 million (net of tax of $0.9 million) is reflected on the Consolidated Statement of Operations as of January 1, 2003 as a cumulative effect of change in accounting principle.

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". Among other items, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". Upon adoption of SFAS No. 145, any gain or loss on extinguishments of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for classification as an extraordinary item shall be reclassified. We adopted the provisions of SFAS No. 145 as of January 1, 2003 and reclassified $30.0 million and $4.8 million of extraordinary gains for the years ended December 31, 2002 and 2001, respectively, to the "Other income, net" line item in accordance with SFAS No. 145.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure: An amendment of FASB Statement No. 123". This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirement of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure provisions of SFAS No. 148 are applicable for fiscal years ending after December 15, 2002. As of December 31, 2002, we adopted the disclosure provision of SFAS No. 148.

      In November 2002, the FASB issued Financial Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires certain guarantees to be recorded at fair value and requires a guarantor to make significant new disclosures, even when the likelihood of making any payments under the guarantee is remote. Generally, FIN 45 applies to certain types of financial guarantees that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, a liability, or an equity security of the guaranteed party; performance guarantees involving contracts which require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an obligating agreement; indemnification agreements that contingently require the guarantor to make payments to an indemnified party based on changes in an underlying that is related to an asset, a liability, or an equity security of the indemnified party; or indirect guarantees of the indebtedness of others. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Disclosure requirements under FIN 45 are effective for financial statements for periods ending after December 15, 2002 and are applicable to all guarantees issued by the guarantor subject to FIN 45's scope, including guarantees issued prior to FIN 45. We do not expect that FIN 45 will have a material effect on our financial condition, results of operations or cash flows.

      In December 2003, the FASB issued Interpretation No. 46 (revised December
2003) ("FIN 46R"), "Consolidation of Variable Interest Entities," with the objective of exempting certain entities from the requirements of Interpretation No. 46 (FIN 46). A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Historically, entities generally were not consolidated unless the entity was controlled through voting interests. FIN 46 changed that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the "primary beneficiary" of that entity. FIN 46 also required disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. Special provisions apply to enterprises that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R (or FIN 46) is required in financial statements of public entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of entities is required in financial statements for periods ending after March 15, 2004. We have determined that FIN 46 will not have an impact on our financial condition, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No 133 on Derivative Instruments and Hedging Activities". This Statement amends Statement No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The changes in this Statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This Statement is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. We have determined that SFAS No. 149 did not have an impact on our financial condition, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We have determined that SFAS No. 150 did not have an impact on our financial condition, results of operations or cash flows.

      In May 2003, the Financial Accounting Standards Board Emerging Issues Task Force ("EITF") reached a consensus on EITF 01-8 "Determining Whether an Arrangement Contains a Lease," relating to new requirements on identifying leases contained in contracts or other arrangements that sell or purchase products or services. The evaluation of whether an arrangement contains a lease within the scope of SFAS No. 13 "Accounting for Leases," should be based on the evaluation of whether an arrangement conveys the right to use property, plant and equipment. This may result in a difference in the timing of revenue recognition. The consensus requires sellers to report the revenue from the leasing component of the arrangement as leasing or rental income rather than revenue from product sales or services. Purchaser's arrangements which previously would have been considered service or supply contracts, but are now considered leases, could affect the timing of their expense recognition and the classification of assets and liabilities on their balance sheet as well as require footnote disclosure of lease terms and future minimum lease commitments. This consensus is effective prospectively for contracts entered into or significantly modified after July 1, 2003. Based on arrangements in place today, adoption of EITF 01-8 did not have a material effect on our financial condition, results of operations or cash flows.

      In December 2003, the FASB issued SFAS No. 132 (revised December 2003) (SFAS No. 132R), "Employers' Disclosures about Pensions and Other Postretirement Benefits" to revise employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, "Employers' Accounting for Pensions", No. 88, "Employers'

Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". This Statement retains the disclosure requirements contained in SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which it replaces. SFAS No. 132R retains the disclosures required by SFAS No. 132, which standardized the disclosure requirements for pensions and other postretirement benefits to the extent practicable and required additional information on changes in the benefit obligations and fair values of plan assets. Additional disclosures include information describing the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. SFAS No. 132R is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by this Statement are effective for interim periods beginning after December 15, 2003. As of December 31, 2003, we have adopted the disclosure requirements of SFAS No. 132R.

      In April 2004, FASB issued FASB Staff Position ("FSP") No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003". This FSP supersedes FSP No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" which was issued by the FASB in January 2004. This FSP provides companies with initial guidance on recognizing the effects of the prescription drug provisions of the Medicare Act. As allowed by the FSP, the Company elected to defer recognition until further guidance is issued by the FASB. FSP 106-2 is effective for the first interim or annual periods beginning after June 15, 2004.

OUTLOOK FOR 2004

      With a continuation of the strong demand for steel, we expect the second quarter 2004 shipments to be in line with the first quarter. Due to previously announced price increases, selling prices are expected to be higher in the second quarter. The price for coke purchases not under long-term contract will be significantly higher in the second quarter compared to the first quarter.

      In 2004, we expect to benefit from stronger demand, improved steel prices and higher operating levels following the successful reline of the No. 7 Blast Furnace which was completed early in the fourth quarter of 2003. Improved market conditions are being driven by a recovery in the U.S. economy as well as increased global demand for steel, particularly the unprecedented growth in China.

      The increased global demand for steel has resulted in significant upward price movements for key commodity inputs such as iron ore, scrap, coke and coal. Our iron ore requirements will be met through production from our wholly-owned Minorca Mine and a long-term purchase contract. A majority of our coke requirements also are satisfied under a long-term purchase contract. These price increases will adversely impact our operating costs, however, our internal resources and negotiated commitments should enable us to avoid any material decrease in steel production resulting from shortfalls in raw materials.

      Additionally, pension expense for 2004 will be higher due to a further decrease in interest rates during 2003. We anticipate contributing $111.5 million to our pension fund in 2004, of which $31.5 million was contributed in the first quarter of 2004.

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

                                INDUSTRY OVERVIEW

      The steel industry in the United States produced a total of 99.7 million tons of steel and reported shipments of 105.7 million tons in 2003. Imports accounted for a substantial portion of U.S. consumption of 121.3 million tons. Domestic production was split almost evenly between the integrated (51%) and the mini-mill (49%) steelmaking processes.

      Steelmakers primarily produce two types of steel products, flat-rolled and long. Flat-rolled products, such as sheet or plate, are produced from semi-finished slabs and represent most steel production in the United States. Long products, such as bars, rods and structural shapes, are rolled from blooms and/or billets.

STEELMAKING PROCESS

      Most sheet production is by integrated steelmakers while plate and long products production is dominated by mini-mills. Integrated steelmakers produce steel from iron ore, and are generally able to produce a higher quality, cleaner steel while mini-mills melt scrap steel then recast it. In general, the mini-mill process is less capital intensive, and the price of scrap fluctuates with the price of hot-rolled sheet, providing a natural hedge. Many U.S. integrated steelmakers still own iron ore and/or coal mines and rail assets. Steelmaking is a capital intensive industry due to equipment maintenance and productivity enhancements.

Integrated

      In integrated steel production, coal is converted to coke in a coke oven, then combined in a blast furnace with iron ore and limestone to produce pig iron, which is subsequently combined with scrap in a "basic oxygen" or other furnace to produce raw or liquid steel. Once produced, the liquid steel is metallurgically refined and then transported to a continuous caster for casting into a slab, which is then further shaped or rolled into its final form. These processes may, in turn, be followed by various finishing or coating processes. The recent modernization efforts of integrated steel producers have focused on cutting costs through eliminating unnecessary production steps, reducing manning levels through automation, and decreasing waste generated by the process.

      In recent years, integrated steel production has declined as a proportion of total steel production due to the high costs of building, operating and maintaining integrated steel operations, including lost production time associated with periodic blast furnace relinings. This reduction in integrated production capacity has increased the market share of the remaining producers of the highest value-added products that require the cleanest steel.

Mini-mill

      Long products are generally produced through a mini-mill process. Mini-mills use electric arc furnaces to melt scrap or scrap substitutes, thus eliminating the use of iron ore and coke. Most mini-mills utilize a continuous process where billets are fed directly from the caster to the rolling mill, saving on reheating costs. Mini-mills are generally characterized by more flexible costs of production due in part to generally lower capital costs. The quality of steel produced by mini-mills, however, is limited by the quality of the metallic raw materials used in steelmaking, which is affected by the limited availability of high quality scrap or ore-based metallics for use in electric arc furnaces (such as direct reduced iron and hot-briquetted iron). Mini-mills are heavily dependent on scrap, which in recent years has been characterized by price volatility that generally tracks the price volatility of finished steel products.

KEY STEEL PRODUCTS

Hot-rolled sheet

      All coiled flat-rolled steel is initially hot-rolled, a process that consists of passing a cast slab through a multi-stand rolling mill to reduce its thickness to less than a one-half inch. Hot-rolled steel is a minimally processed steel coil that is used in the manufacture of various non-surface critical applications, such as automobile suspension arms, frames, wheels, and other unexposed parts in auto and truck bodies, agricultural equipment, construction products, machinery, tubing, pipe and guard rails. Approximately 22.6 million tons of hot-rolled carbon sheet were shipped in the United States during 2003.

Cold-rolled sheet

      Cold-rolled sheet is hot-rolled steel that has been further processed through a pickle line, which is an acid bath that removes scaling from steel's surface, and then successively passed through a rolling mill without reheating until the desired gauge, or thickness, and other physical properties have been achieved. Cold-rolling reduces gauge and hardens the steel and, when further processed through an annealing furnace and a temper mill, improves uniformity, ductility and formability. Cold-rolling can also impart various surface finishes and textures. Cold-rolled steel is used in exposed steel applications that demand higher surface quality or finish, such as exposed automobile and appliance panels. As a result, cold-rolled prices are higher than hot-rolled prices. Typically, cold-rolled material is coated or painted prior to sale to an end-user. Approximately 12.6 million tons of cold-rolled carbon sheet were shipped in the United States during 2003.

Coated sheet

      Coated sheet is cold-rolled steel that has been coated with zinc to render it corrosion-resistant and to improve its paintability. Hot-dipped galvanized, electro-galvanized and aluminized products are types of coated steels. These are also the highest value-added sheet products because they require the greatest degree of processing and tend to have the strictest quality requirements. Coated steel is used for many applications, often where exposed to the elements, such as automobile exteriors, major household appliances, roofing and siding, heating and air conditioning equipment, air ducts and switch boxes, as well as in certain packaging applications, such as food containers. Approximately 18.9 million tons of coated sheet were shipped in the United States during 2003.

Special bar quality

      SBQ steel is the highest quality steel long product, and is typically used in safety-critical applications by manufacturers of engineered products. SBQ steel must meet specific applications' needs for strength, toughness, fatigue life and other engineering parameters. SBQ steel is the only bar product that typically requires customer qualification, and is generally sold under contract to long-term customers. End-markets are principally the automotive, heavy truck and agricultural sectors, and products made with SBQ steel include axles, crankshafts, transmission gears, bearings and seamless tubes. Approximately 8.2 million tons of SBQ steel were shipped in the United States during 2003.

CURRENT ENVIRONMENT

Consolidation

      The U.S. flat-rolled steel industry has experienced several mergers in the last two years, including International Steel Group's acquisitions of Bethlehem Steel Corporation and The LTV Corporation (formerly the second and third largest U.S. integrated producers of steel) as well as Acme Steel. ISG recently purchased the assets of bankrupt Weirton Steel. United States Steel Corporation acquired National Steel Corporation. Rouge Steel, the fifth largest U.S. integrated producer, was acquired by OAO Severstal. In addition, Nucor Corporation, the largest U.S. mini-mill steel producer, acquired Trico Steel Company. These acquisitions were of companies that had filed for bankruptcy protection. These companies have reduced certain of their costs through bankruptcy and have been relieved of many obligations, including environmental, employee and retiree benefit and other obligations. We believe that the presence of fewer industry participants should lead to more industry stability and security.

Prices

      Steel prices are sensitive to a number of supply and demand factors. Prices are up significantly from 20-year lows reached in December 2001, when foreign imports were at their peak and domestic demand was beginning to soften. Improved market conditions are being driven by increased global demand for steel, particularly the unprecedented growth in China, and a recovery in the U.S. economy. Industry-wide price increases ranging from $20 to $30 per ton were announced effective January 5, 2004. An initial industry-wide surcharge, to cover rising commodity input prices, of $30 per ton on all products was announced effective February 1, 2004. In addition, effective with April shipments, price increases of $50 per ton for hot rolled products and $60 per ton for cold rolled and coated products were announced. Subsequently, some steel companies have increased the surcharge to as high as $100 per ton.

Imports

      Competition from foreign producers is typically affected by the relative strength of foreign economies and fluctuations in currency values, with steel imports tending to increase when the value of the dollar is strong in relation to foreign currencies. Economic conditions impact steel trade flows, with imports coming into economies that experience relative strength.

      On March 5, 2002, as a result of an investigation under Section 201 of U.S. trade laws, President Bush imposed tariffs on imports into the United States of numerous steel products. These remedies included 30% tariff rate increases for hot-rolled sheet, cold-rolled sheet, coated sheet, and hot-rolled bar with the rates declining to 24% in year two and 18% in year three. Several foreign supplying countries challenged the President's action through the dispute resolution procedures of the World Trade Organization, and on November 11, 2003 the World Trade Organization issued a final adverse ruling on the
Section 201 remedy. The European Union and Japan announced that they would impose retaliatory tariffs on a wide range of products if the United States did not repeal the Section 201 tariffs. Following the issuance of a mid-term review of the Section 201 program, the President ended the Section 201 program on December 4, 2003, stating that the domestic steel industry's increased productivity, decreased production costs, and new labor agreements demonstrate that the industry has made sufficient progress in its restructuring efforts.

      On two occasions, in 2000 and 2002, U. S. producers of cold-rolled flat-rolled steel sheet products petitioned to have antidumping and/or countervailing duties assessed against imports of cold-rolled sheets from 12 countries and 20 countries, respectively. Both times, the U.S. International Trade Commission ("USITC") issued negative final injury determinations, effectively terminating the investigations. Both decisions were appealed by the petitioning members of the domestic industry ("petitioners") the United States Court of International Trade ("CIT"). The appeal of the 2000 case was remanded to the USITC on October 28, 2003. In a remand decision published in May 2004, the USITC again reached a negative determination on remand. That decision is currently being reviewed by the CIT, and could either be affirmed or remanded again later this year. On February 19, 2004, the CIT also affirmed the negative determination in the 2002 case. That case was recently appealed to the Court of Appeals for the Federal Circuit and no decision is expected for 9 to 12 months. Some of the respondents have raised on appeal issues relating to the final dumping margin determinations of the U.S. Department of Commerce ("Commerce") in that investigation, although no duties are currently being collected due to the negative injury determination that is being appealed. Also, in May 2004, Commerce and the USITC are scheduled to initiate "sunset" reviews of countervailing duty and antidumping orders against hot-rolled flat-rolled carbon steel products from Brazil, Japan and Russia to determine whether the orders should be terminated or continued for an additional five years. Those proceedings will not be completed until mid-2005.

                                    BUSINESS

BUSINESS OVERVIEW

      The business overview for Ispat International is set forth in its Annual Report on Form 20-F/A for the year ended December 31, 2003, which is incorporated into this prospectus by reference.

      Ispat Inland Inc. is the fourth largest integrated producer of steel in the United States, with shipments of 5.3 million tons in 2003. We were established in 1893 and today we produce and sell a wide range of steels, largely carbon and high-strength low-alloy steel grades, in flat-rolled and bar forms. Our steelmaking facilities are located at our 1,900-acre Indiana Harbor Works located in East Chicago, Indiana, which encompasses raw steel production, casting, rolling and finishing facilities. We had revenue of $2.2 billion and a net loss of $52.6 million for the year ended December 31, 2003 and revenue of $665.6 million and net income of $41.7 million for the three months ended March 31, 2004.

      Our Flat Products division, which generated 89% of our 2003 revenue, manages our iron ore operations, conducts our ironmaking operations and produces the major portion of our raw steel. This division also manufactures and sells steel sheet, strip and certain related semi-finished products to the automotive, steel service center, appliance, office furniture and electrical motor markets. We are one of the top producers in the United States of automotive sheet, the highest value-added flat-rolled carbon steel product and the largest supplier of steel to the appliance market. Over 80% of our flat-rolled steel revenues are of value-added cold-rolled or coated steels. Essentially all of our steel products are made to fill specific orders due to the unique chemistry, surface quality, and width and gauge requirements of our customers.

      Our Bar division, which generated 11% of our 2003 revenue, manufactures and sells special bar quality, or SBQ, steel and related semi-finished products to the automotive industry directly, as well as through forgers and cold finishers, and also sells to heavy equipment manufacturers and steel service centers. SBQ steel is used by our customers in the automotive, agricultural and transportation industries, among others, to manufacture safety-critical products such as axles and bearings.

      We are involved in two non-consolidated value-added steel finishing joint ventures with Nippon Steel Corporation that operate state-of-the-art steel-finishing facilities near New Carlisle, Indiana. I/N Tek, owned 60% by one of our wholly-owned subsidiaries, operates a 1.7 million ton annual capacity cold-rolling mill. I/N Kote, owned 50% by another of our wholly-owned subsidiaries, operates two galvanizing lines with combined annual capacity of more than 1.0 million tons. We are also a participant in an iron ore production joint venture and one of our subsidiaries is engaged in the mining and pelletizing of iron ore.

COMPETITIVE STRENGTHS

      We believe that the following factors have contributed to our success.

- High Value-Added Product Offering. Over 80% of our flat-rolled revenue in 2003 was coated or cold-rolled and our bar shipments are of SBQ steel, the highest grade of long products. We manufacture a majority of our products to precise customer specifications for a wide range of customer uses. Our products are made to strict parameters of steel cleanliness, dimensions and machineability. Our flat-rolled steels are sold to the automotive and appliance markets, which we believe represent the most demanding end-markets for carbon steels. Our SBQ products are sold to manufacturers of axles, bearings and other safety-critical products. The high value-added nature of our products allows us to achieve higher, more stable prices for our products than if we were a commodity producer and enables us to maintain strong relationships with the leaders in our end- markets.

- Favorable Raw Material Input Positions. We believe that we have secured a substantial percentage of our raw material requirements at attractive prices. Approximately 94% of our iron ore requirements are sourced from our wholly-owned Minorca Mine and a long-term purchase contract. We have reduced our coke requirements by approximately 25% since 1993 through a joint venture partnership that has constructed a pulverized coal injection facility on land located at our Indiana Harbor Works. Approximately 65% of our coke requirements are satisfied under a long-term purchase contract with a supplier that constructed a heat recovery coke battery on land leased from us at our Indiana Harbor Works and we have contracted for substantially all the remainder of our 2004 needs. We receive approximately 40% of our electricity under long-term contracts from facilities that convert waste coke and blast furnace gases into electricity and purchase the balance from a strong industrial based power grid. Ispat International's global purchasing power provides us with access to coke, slabs and billets. We believe that our raw material position strengthens our reputation with our customers as a reliable supplier of steel products.

- Strong Customer Franchise. We have developed long-term customer relationships based on the quality of our steel, our ability to meet exacting customer specifications and our high level of customer service. We participate in research and development of new products with a captive research and development center of approximately 100 professionals. We actively engage with our customers and tailor-make products to meet their requirements. Approximately 60% of our sales, including the sales of our joint ventures, are under contracts, some of which are multi-year, with our customers, evidencing our strong customer commitment and providing us with increased financial and operational stability. We believe that our customer relationships provide us with a stable revenue base as well as cost savings resulting from longer production runs and improved pre-production planning.

- Low Cost Supplier. We believe that our raw material resources significantly enhance our competitive cost position. We have increased the number of tons produced per employee by 40% to 835 since 1997, the year before our acquisition, which compares favorably to our principal competitors. During the same time period, we reduced our headcount by 2,468, or 28%, of our workforce. We have modern world-class facilities. Our No. 7 Blast Furnace, which we relined in 2003, is the largest in the western hemisphere, providing us a significant productivity advantage. We are the only U.S. steel producer with 100% walking beam furnace hot rolling operations that, in conjunction with our steelmaking facilities, enable us to provide high quality products with less defects, thereby further enhancing our low cost position. Through our joint venture interests in I/N Tek and I/N Kote, we have access to state of the art cold rolling and coating facilities. Together with Ispat International, we own interests in vessel time charters and shipping assets that give us cost savings opportunities in transportation.

- Modest Ongoing Capital Expenditure Requirements. From 1975 to 1992, we and our joint venture partners invested in excess of $2.5 billion to install new state of the art facilities and to upgrade and modernize our existing facilities. Since that time, the only capital project requiring significant expenditures was the relining of the No. 7 Blast Furnace, which we completed in the fourth quarter of 2003. This reline is expected to extend the life of the furnace for another 20 years, as well as increase our capacity and efficiency. We expect to reap the benefits from these investments over the next several years without the need for further significant investment in facilities. We expect to spend approximately $27 million in capital maintenance and upgrades in 2004.

- Benefits from Ispat International's Ownership. Our parent company is one of the largest steel companies in the world. We benefit from Ispat International's global purchasing power, marketing and production knowledge. We also are part of Ispat International's knowledge integration program in which Ispat International's operating companies share best practices and technological advancements with one another and benchmark results to ensure that productivity gains are shared throughout Ispat International. Ispat International is 80.8%-owned by Lakshmi N. Mittal and members of his immediate family. The LNM Group (which comprises Ispat International and two other entities controlled by Mr. Mittal, namely LNM Holdings N.V. and P.T. Ispat Indo) is the second largest global steel producer based on 2003 steel shipments of approximately 28 million tons and sales of $10 billion, and has among the broadest geographic portfolios of steel production facilities of any steel company in the world.

- Relationship with Nippon Steel Corporation. We have a long-standing relationship with Nippon Steel, the third largest steel producer in the world. Our joint venture operations with Nippon Steel facilitate the development of strategic business relationships with the leading Japanese automotive companies. Automobile production by Japanese companies in the United States has increased by 79% since 1993. We cooperatively engage in product design and application for these customers in the United States. We regularly work with Nippon Steel on research and development, efficiency maximization, and technical assistance projects. In 2003, we expanded our cooperation and entered into an alliance for the production of high tensile steel. Additionally, in 2002, we extended the terms of each of the I/N Tek and I/N Kote partnerships through the end of 2021.

- Experienced and Focused Management Team. Our directors, who are not also part of our senior management team, have over 195 years of experience in the steel industry, including over 60 years with us. Our senior management team has approximately 190 years of experience in the steel industry, including over 125 years with us. Our Chairman, Mr. Mittal, was named Steel Maker of the Year in 1996 by New Steel, a leading industry publication. In 1998, Mr. Mittal was also awarded the 8th honorary Willy Korf Steel Vision Award, the highest recognition for worldwide achievement in the steel industry, by American Metal Market and World Steel Dynamics. In addition, we are able to draw on the large talent pool of the LNM Group to exchange knowledge and practices.

BUSINESS STRATEGY

      Our strategy is to build on our position as a leading U.S. producer of technically-advanced value-added carbon flat-rolled steels and of safety-critical SBQ products by taking advantage of our competitive strengths. Key elements of our strategy include:

- Focus on More Difficult-to-Produce, Higher Grades of Steel. It is our strategy to continue to develop advanced technologies through our internal research center and relationships with Nippon Steel and the LNM Group. Our research and development professionals actively work with our clients to produce high value-added products. Our focus on higher-grade products creates substantial barriers to entry to our end markets, allows us to compete based on quality and provides for premium pricing for our products.

- Aggressively Reduce Costs in Our Production Facilities. It is our goal to continue to improve our position as a low cost supplier by further increasing labor productivity, reducing the labor force by attrition through a flexible labor contract and carefully managing healthcare costs. Additionally, we will continue to improve profitability by using advanced technologies and processes and continuing to implement best practices through Ispat International's knowledge integration program.

- Maximize Utilization of Downstream Processing Facilities. It is our objective to maximize the utilization of our coating, cold rolling and hot rolling facilities. We installed a third walking beam furnace at our hot strip mill that increased its annual capacity by 1 million tons to a total of 6 million tons. More recently, we successfully relined our No. 7 Blast Furnace, increasing its productivity and efficiency, and intend to install a fourth stove that will result in an additional 15% increase in its capacity. If needed, we will supplement our internal semi-finished steel production with third party supplied slabs and billets to feed our hot rolling facilities.

- Continue to Provide Our Customers with Superior Service. It is our goal to continue to create and strengthen long-term relationships by providing high-quality service to all our customers through certainty of supply, strict quality assurance controls, just-in-time delivery, superior customer service and continuous product upgrades.

- Reduce Existing Indebtedness Through Cash Flow Generation. It is our goal to use the cash flow that our business generates to reduce existing debt and improve our liquidity and overall financial flexibility.

STEEL PRODUCTION AND MILL SHIPMENTS

      The following table shows our production of raw steel for the past three years and our percentage share of total domestic raw steel production according to statistics from the American Iron and Steel Institute.

                                   RAW STEEL PRODUCTION
                               -----------------------------
                                                    % OF
                                                  U.S. STEEL
                               (000 TONS)          INDUSTRY
                               ----------         ----------
2003.....................        4,997               5.0%
2002.....................        5,691               5.6
2001.....................        5,430               5.5

      Our annual raw steelmaking capacity is 6.0 million tons. The basic oxygen process accounted for 93% of our raw steel production for 2003 and 92% for 2002. The remainder of our production was produced through the electric arc furnace process.

      We shipped 5.3 million tons of steel products in 2003, 5.7 million tons in 2002 and 5.4 million tons in 2001. In 2003 and 2002, sheet, strip and certain related semi-finished products accounted for 90% and 88%, respectively, of the total tonnage of steel products shipped from our Indiana Harbor Works. Bar and certain related semi-finished products accounted for 10% of our total tonnage in 2003 and 12% in 2002.

      Some value-added steel processing operations for which we do not have facilities are performed by outside processors, including joint ventures, prior to shipment of certain products to our customers. In each of 2003 and 2002, approximately 44% and 45%, respectively, of the products we produced were processed further through value-added services such as electrogalvanizing, painting and slitting.

      Approximately 78% of the finished steel shipped to customers during 2003 was transported by truck, 20% was transported by rail and 2% was shipped via barge or other modes of transportation. Our wholly-owned truck transport subsidiary was responsible for shipment of approximately 27% of the total tonnage of products transported by truck in 2003.

JOINT VENTURES

      In July 1987, one of our wholly-owned subsidiaries formed a partnership, I/N Tek, with an indirect wholly-owned subsidiary of Nippon Steel to construct, own, finance and operate a state-of-the-art cold-rolling facility with an annual capacity of 1.7 million tons, of which approximately 40% is cold-rolled substrate for I/N Kote (described below). The I/N Tek facility is located near New Carlisle, Indiana. Through one of our subsidiaries, we own a 60% interest in the I/N Tek partnership and, with certain limited exceptions, are the sole supplier of hot band to be processed by the I/N Tek facility and generally have exclusive rights to the production capacity of the facility.

      In September 1989, another of our wholly-owned subsidiaries formed a second partnership, I/N Kote, with an indirect wholly-owned subsidiary of Nippon Steel to construct, own, finance and operate two sheet steel galvanizing lines adjacent to the I/N Tek facility. Our subsidiary owns a 50% interest in I/N Kote. The I/N Kote facility consists of a hot-dip galvanizing line and an electrogalvanizing line with a combined annual capacity of more than 1 million tons. We have guaranteed $54.5 million of I/N Kote's term financing and I/N Kote has contracted to acquire its cold-rolled steel substrate from us, which we supply from the I/N Tek facility and our Indiana Harbor Works.

      I/N Tek and I/N Kote were built at a total cost exceeding $1.1 billion. In the fourth quarter of 2002, the terms of each of the I/N Tek and I/N Kote partnerships were extended through December 31, 2021.

CUSTOMERS

      In both 2003 and 2002, approximately 93% of the shipments of our Flat Products division and 85% of the shipments of our Bar division were to customers in 20 mid-American states. Approximately 72% and 74%, respectively, of the shipments of the Flat Products division and 73% and 75%, respectively, of the shipments of the Bar division were to customers in a five-state area comprised of Illinois, Indiana, Ohio, Michigan and Wisconsin in 2003 and 2002. Both divisions compete in these geographical areas, principally on the basis of price, service and quality, with the nation's largest producers of raw steel as well as with foreign producers and with many smaller domestic mills.

      The table below shows our shipments of steel mill products from our Indiana Harbor Works in 2001, 2002 and 2003 by market classification. As shown in the table, a substantial portion of shipments by the Flat Products division was to steel service centers and transportation-related markets.

                                                         PERCENTAGE OF TOTAL
                                                           STEEL SHIPMENTS
                                                             BY VOLUME
                                                  ---------------------------------
                                                  2001           2002          2003
                                                  ----           ----          ----
Steel service centers .....................         33%           35%           37%
Automotive ................................         32            33            29
Steel converters/processors ...............         13            11            13
Appliance .................................         10             9            10
Industrial, electrical and farm machinery..          7             7             7
Construction and contractors' products ....          1             1             1
Other .....................................          4             4             3
                                                   ---           ---           ---
                                                   100%          100%          100%
                                                   ===           ===           ===

COMPETITION

      The steel market is highly competitive. Major integrated producers, including us, face competition from a variety of sources. Many steel products compete with alternative materials such as plastics, aluminum, ceramics, glass and concrete. Domestic steel producers have also been adversely impacted by imports from foreign steel producers. Imports of steel products accounted for 19.3% of the domestic market in 2003, down from 25.8% in 2002. Unfairly traded imports aggravate market conditions, in particular with respect to foreign government subsidies that are used to offset operating losses by foreign producers. On March 5, 2002, as a result of an investigation under Section 201 of U.S. trade laws, President Bush imposed tariffs on imports into the United States of numerous steel products. These remedies included 30% tariff rate increases for hot-rolled sheet, cold-rolled sheet, coated sheet, and hot-rolled bar with the rates declining to 24% in year two and 18% in year three. Several foreign supplying countries challenged the President's action through the dispute resolution procedures of the World Trade Organization, and on November 11, 2003 the World Trade Organization issued a final adverse ruling on the
Section 201 remedy. The European Union and Japan announced that they would impose retaliatory tariffs on a wide range of products if the United States did not repeal the Section 201 tariffs. Following the issuance of a mid-term review of the Section 201 program, the President ended the Section 201 program on December 4, 2003, stating that the domestic steel industry's increased productivity, decreased production costs and new labor agreements demonstrate that the industry has made sufficient progress in its restructuring efforts.

      On two occasions, in 2000 and 2002, U. S. producers of cold-rolled flat-rolled steel sheet products petitioned to have antidumping and/or countervailing duties assessed against imports of cold-rolled sheets from 12 countries and 20 countries, respectively. Both times, the U.S. International Trade Commission ("USITC") issued negative final injury determinations, effectively terminating the investigations. Both decisions were appealed by the petitioning members of the domestic industry ("petitioners") the United States Court of International Trade ("CIT"). The appeal of the 2000 case was remanded to the USITC on October 28, 2003. In a remand decision published in May 2004, the USITC again reached a negative determination on remand. That decision is currently being reviewed by the CIT, and could either be affirmed or remanded again later this year. On February 19, 2004, the CIT also affirmed the negative determination in the 2002 case. That case was recently appealed to the Court of Appeals for the Federal Circuit and no decision is expected for 9 to 12 months. Some of the respondents have raised on appeal issues relating to the final dumping margin determinations of the U.S. Department of Commerce ("Commerce") in that investigation, although no duties are currently being collected due to the negative injury determination that is being appealed. Also, in May 2004, Commerce and the USITC are scheduled to initiate "sunset" reviews of countervailing duty and antidumping orders against hot-rolled flat-rolled carbon steel products from Brazil, Japan and Russia to determine whether the orders should be terminated or continued for an additional five years. Those proceedings will not be completed until mid-2005.

      We face competition from companies that have reduced their fixed costs through bankruptcy. Over 35 U.S. steel companies have sought protection under Chapter 11 of the United States Bankruptcy Code since the beginning of 1997. Many of these companies have continued to operate, while reducing prices to maintain volumes and cash flow, and obtaining concessions from their labor unions and suppliers. Some companies have even expanded and modernized while in bankruptcy. Upon emerging from bankruptcy, these companies, or new entities that purchased their facilities through the bankruptcy process, have been relieved of certain obligations, including environmental, employee and retiree benefit and other obligations, commonly referred to as legacy costs. As a result, they may become more cost competitive.

      Mini-mills provide significant competition in various product lines. Mini-mills are relatively efficient, low-cost producers that manufacture steel principally from scrap in electric furnaces and they typically enjoy competitive advantages such as lower capital expenditures for construction of facilities, lower environmental costs, lower raw material costs and non-unionized work forces with lower employment costs and more flexible work rules. An increasing number of mini-mills utilize thin slab casting technology to produce flat-rolled products. Thin-slab casting technologies have allowed mini-mills to enter certain sheet markets traditionally supplied by integrated producers and compete directly with integrated producers of flat products. However, because their raw metals are scrap-based, mini-mills are not able to produce the cleanest steels required for many of the higher value-added products in which we compete. For example, automotive exposed sheet, which commands the highest price of widely used carbon steel flat-rolled products, is supplied exclusively by integrated producers.

SALES AND MARKETING

      Substantially all of the steel mill products produced by our Flat Products division are marketed through its own selling organization, with offices located in Chicago, Illinois; Southfield, Michigan; and Nashville, Tennessee. Substantially all of the steel mill products produced by our Bar division are marketed through its sales office in East Chicago, Indiana.

PRODUCT CLASSES

      The following table sets forth the percentage of our consolidated net sales, for the three years indicated, contributed by each class of our products.

                         2001          2002          2003
                         ----          ----          ----
Sheet and Strip..         83%           87%           89%
Bar .............         17            13            11
                         ---           ---           ---
                         100%          100%          100%
                         ===           ===           ===

I/N Kote accounted for 15% of our consolidated net sales during both 2003 and 2002. A large portion of our value added shipments are through I/N Kote. Sales to Ryerson Tull, Inc., a steel service center, constituted approximately 10% of consolidated net sales during 2003 and 9% during 2002.

PRODUCTION FACILITIES

      Our steel manufacturing facilities are located on 1,900 acres at our Indiana Harbor Works in East Chicago, Indiana. The following table sets forth a general description of our principal production units currently in operation, excluding our joint ventures.

      FACILITY                             DESCRIPTION                          PRODUCTION CAPACITY(1)        PRODUCTION IN 2003
      --------                             -----------                          ----------------------        ------------------
Blast furnace             3 Blast furnaces                                5.7 million tons of hot metal       4.2 million tons

Basic oxygen furnace      2 BOFs with 4 vessels with ladle metallurgy     5.9 million tons of liquid steel    4.7 million tons
(BOF)                     stations and one RH vacuum degasser

Slab and bloom caster     3 continuous slab and bloom casters             5.6 million tons                    4.6 million tons

80" Hot strip mill        5 roughing stands, 6 finishing stands, 3        6.0 million tons                    5.1 million tons
                          walking beam slab reheat furnaces

Cold rolling mill         2 continuous pickle lines                       3.1 million tons                    2.4 million tons
                          56" and 80" tandem mills                        3.7 million tons                    2.4 million tons
                          Continuous annealing facilities                 457,000 tons                        304,000 tons
                          Batch annealing facility                        1.7 million tons                    1.6 million tons
                          3 temper rolling mills                          2.9 million tons                    2.1 million tons
                          5 finishing lines                               2.1 million tons                    1.7 million tons

Coating lines             3 coating lines                                 928,000 tons                        750,000 tons

Electric arc furnace      One 120 ton AC electric arc furnace             610,000 tons of                     372,000 tons
                          (60 MVA) with ladle metallurgy station          liquid steel

Billet caster             Four-strand continuous caster                   800,000 tons                        359,000 tons

12" Bar mill              Rod and Stelmor coil mill with rounds,          700,000 tons                        522,000 tons
                          hexagons and square products

----------------------

(1) "Production capacity" means the annual production of plant and equipment based on existing technical parameters as estimated by management.

RAW MATERIALS AND ENERGY REQUIREMENTS

      Metallic units (iron ore and scrap) represent approximately 24% of our cost of sales. Additionally, gas, coke, electricity and coal represent 24% of our cost of sales.

Iron ore

      We primarily obtain iron ore pellets from our Minorca and partially-owned Empire mines.

      Our wholly-owned Minorca Mine currently is producing at capacity. We also receive pellets from our 21%-owned Empire Mine. Effective December 31, 2002, we sold 19% of our interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs, and have the option to sell our remaining 21% interest in the Empire Partnership to a subsidiary of Cleveland-Cliffs at any time after December 31, 2007 for a purchase price defined in the sales agreement. We have a 12-year agreement to purchase all of our iron ore requirements beyond those produced by Minorca from subsidiaries of Cleveland-Cliffs. The price of the pellets is fixed for the first two years and then adjusted over the term of the agreement based on various market index factors.

      The following table shows (1) the iron ore pellets available to us as of December 31, 2003 from properties of our subsidiary and through interests in raw materials ventures; (2) 2002 and 2003 iron ore pellet production or purchases from such sources; and (3) the percentage of our iron ore requirements represented by production or purchases from such sources in 2002 and 2003.

                                                                    IRON ORE TONNAGES
                                                                       IN THOUSANDS
                                                                 (GROSS TONS OF PELLETS)
                                           ----------------------------------------------------------------------
                                             AVAILABLE AS OF           PRODUCTION             % OF REQUIREMENT(1)
                                             ---------------           ----------             -------------------
                                           DECEMBER 31, 2003(2)   2003           2002          2003          2002
                                           --------------------   ----           ----          ----          ----
Ispat Inland Mining Company..............
Minorca (100% owned)-Virginia, MN........         40,044          2,766          2,778          50%          45%
Iron Ore Venture.........................
Empire (21% owned)-Palmer, MI ...........          5,985            975          2,500          18           41
Empire Contract Purchases ...............             --          1,442            700          26           11
                                                  ------          -----          -----          --           --
   Total Iron Ore .......................         46,029          5,183          5,978          94%          97%
                                                  ======          =====          =====          ==           ==

---------------------

(1) Requirements in excess of production are purchased or taken from stockpile.

(2)   Net interest in proven reserves.

Coal, coke and limestone

      Coal, together with coke, all of which are purchased from independent sources, accounted for approximately 71% of the energy we consumed at the Indiana Harbor Works in both 2003 and 2002.

      All of our coal requirements are satisfied from independent sources. In connection with the commencement of operations of the heat recovery coke battery in 1998 and the associated energy facility discussed below (which are not our assets), we idled our coal-fired generating station, thereby eliminating our steam coal requirements.


      Our other coal requirements are for the PCI Associates joint venture, in which one of our subsidiaries holds a 50% interest and Primary Energy Steel LLC, a private operator of energy properties, owns the other 50%. The PCI facility pulverizes coal for injection into our blast furnaces. During 2003 and 2002, the PCI facility's coal needs were satisfied under short-term contracts.



      Sun Coal and Coke Company ("Sun") and Primary Energy Steel LLC operate a heat recovery coke battery and an associated energy recovery and flue-gas desulphurization facility, located on land leased from us at our Indiana Harbor Works. The facility produces coke, electricity and steam for use by us. Approximately $350 million was invested in the project, which commenced operations in the first quarter of 1998. We have committed to take, for approximately 15 years, 1.2 million tons of coke annually on a take-or-pay basis at prices determined by certain cost factors, as well as electricity and steam produced by the facility, through a tolling arrangement. We satisfied 61% of our 2003 total coke needs and 65% of our 2002 total coke needs under this arrangement. We advanced $30 million during construction of the project, which is recorded as a deferred asset on our balance sheet and will be credited against required cash payments during the second half of the energy tolling arrangement. The remainder of our coke needs are supplied under short-term contracts through third party purchases.


      We sold all of our limestone and dolomite properties in 1990. We entered into a long-term contract with the buyer of the properties to purchase, subject to certain exceptions and at prices which approximate those on the open market, the full amount of our annual limestone needs through 2002. In 2003, we renewed this contract at a fixed price through 2007. We anticipate that after the expiration of this arrangement we will be able to secure our limestone needs from this or other sources.

Transportation of raw materials

      Approximately 36% and 32% of the iron ore pellets and 97% of the limestone we have received at our Indiana Harbor Works were transported by two of our three formerly owned ore carriers in 2003 and 2002, respectively (the third carrier remains in reserve status). Our three formerly owned ore carriers were sold to a third party during 1998. These ore carriers are managed by the new owner, but their shipping services are retained by us under a time-charter. Arrangements have been made for the transportation on the Great Lakes of the remainder of our iron ore pellet requirements.

      Approximately 50% and 49% of our coke requirements were received by conveyor belt from the heat recovery coke battery discussed above in 2003 and in 2002, respectively. Of the remainder, in 2003, approximately 16.5% was received in our hopper cars, 8.5% in independent carrier-owned hopper cars, 73% in independent carrier-owned barges and 2% by truck. All of our coal requirements were received in independent carrier-owned hopper cars.

Natural gas and electricity

      Natural gas and fuel oil supplied approximately 22% of the energy requirements of the Indiana Harbor Works in 2003 and 2002, and are used extensively by us at other facilities that we own or in which we have an interest. Utilization of the PCI Associates pulverized coal injection facility has reduced natural gas and fuel oil consumption at the Indiana Harbor Works. We do not have long-term contracts for natural gas. Prices for natural gas have been volatile in the recent past. We spent approximately $122 million for our natural gas requirements in the year ended December 31, 2003.


      We lease land to Primary Energy Steel LLC upon which is built a 90-megawatt turbine generating facility that began operation in 1998. Pursuant to a 15-year-toll-charge contract, the facility converts coke plant flue gas into electricity and plant steam for our use. In 2003 and 2002, this facility produced 24% and 21%, respectively, of the purchased electricity requirements at the Indiana Harbor Works.



      We also lease land to Primary Energy Steel LLC for a 75-megawatt steam turbine generating facility that began operation in 1996. Pursuant to a 15-year-toll-charge contract, the facility generates electricity for us utilizing steam produced by burning waste blast furnace gas. In 2003 and 2002, this facility produced 17% and 19%, respectively, of the purchased electricity requirements at the Indiana Harbor Works.


      We both purchase and generate electricity to satisfy electrical energy requirements at the Indiana Harbor Works. In 2003 and 2002, respectively, we produced approximately 1% and 2% of our electrical energy requirements at the Indiana Harbor Works. The purchase of electricity at the Indiana Harbor Works is subject to curtailment under rules of the local utility when necessary to maintain appropriate service for various classes of its customers.

CAPITAL EXPENDITURES

      In recent years, we and our subsidiaries have made substantial capital expenditures, principally at the Indiana Harbor Works, to improve quality and reduce costs, and for pollution control. Additions by us and our subsidiaries to property, plant and equipment, together with retirements and adjustments, for the three months ended March 31, 2004 and for three years ended December 31, 2003, are set forth below. Net capital additions during such period aggregated $147.7 million.

                                                           RETIREMENTS OR                    NET CAPITAL
          (IN MILLIONS)                    ADDITIONS            SALES       ADJUSTMENTS       ADDITIONS
          -------------                    ---------            -----       -----------       ---------
Three months ended March 31, 2004....      $    1.8             $  --          $  --          $    1.8
2003 ................................         116.2(1)            1.2             --             115.0
2002 ................................          52.4              49.0(2)          --               3.4
2001 ................................          28.6               1.2            0.1              27.5

(1) 2003 includes $88.7 million related to the No. 7 Blast Furnace reline and $4.9 million related to the asset retirement obligation.

(2) 2002 includes the impairment charge of $44.3 million (gross asset value) related to the 2A Bloomer and 21" Bar Mill assets and the impairment charge of $4.7 million (gross asset value) related to the flux equipment at the Empire Mine.

      The amount budgeted for our 2004 capital expenditures and those of our subsidiaries is approximately $27.0 million. It is anticipated that capital expenditures will be funded from cash generated by operations and borrowings under financing arrangements. See "Management's discussion and analysis of financial condition and results of operations -- Environmental Regulation" above for a discussion of capital expenditures for pollution control purposes included in the foregoing amount.

EMPLOYEES

      The monthly average number of our active employees and those of our subsidiaries was 6,424 and 6,786 in 2003 and 2002, respectively. At year-end 2003 and 2002, respectively, approximately 4,624 and 5,037 employees were represented by the United Steelworkers of America, of whom approximately 19 and 26 were on furlough or indefinite layoff at year-end 2003 and 2002, respectively. Total employment costs increased from $547 million in 2002 to $561 million in 2003, primarily due to higher employee benefit costs.

      The labor agreement between us and the United Steelworkers of America was effective August 1, 1999. This agreement covers wages and benefits through July 31, 2004. Among other things, this agreement provided wage increases of $0.50 per hour in 2000 and 2001 and $1.00 per hour in 2003. The agreement also contains provisions that the United Steelworkers will cooperate with us to continuously improve the productivity of our operations. At the expiration of the agreement, both parties have agreed to negotiate a successor agreement without resorting to strikes or lockouts. The successor agreement will be patterned on the agreements established at the time by the other domestic integrated steel producers. Any disputes concerning adoption of the pattern will be resolved through an arbitration process. In consideration of the foregoing, we committed to invest in primary steelmaking facilities at the Indiana Harbor Works. One additional holiday was provided and retirement benefits were increased for active employees and certain current retirees. Certain retiree healthcare obligations are secured through certain trust and subordinated mortgage arrangements.

OTHER PROPERTIES

      We and one of our subsidiaries lease approximately 20% of the space in the 30 West Monroe Building (formerly the Inland Steel Building) located at 30 West Monroe Street, Chicago, Illinois. Our lease agreement expires December 31, 2006.

      One of our subsidiaries holds in fee a parcel of seven acres of land in Oakbrook Terrace, Illinois, which is for sale. We also hold in fee approximately 300 acres of land adjacent to the I/N Tek and I/N Kote sites, which is available for future development. Approximately 1,060 acres of rural land, which are held in fee at various locations in the north-central United States by various raw materials ventures, are also for sale.

                                   MANAGEMENT

      The table below describes our executive officers and directors as of May 24, 2004.

      A list of Ispat International's executive officers and directors as of December 31, 2003 is set forth in its Annual Report on Form 20-F/A for the year ended December 31, 2003, which is incorporated into this prospectus by reference.

                       NAME                             AGE                              POSITION
----------------------------------------------        -------     ---------------------------------------------------
Lakshmi N. Mittal.............................           53       Chairman of the Board of Directors of Ispat Inland
                                                                  Inc.; Chairman of the Board and Chief Executive
                                                                  Officer of Ispat International N.V.

Ashok L. Aranha...............................           58       Director of Ispat Inland Inc. and Director of
                                                                  Materials of Ispat International N.V.

Richard Leblanc...............................           60       Director of Ispat Inland Inc.; President and Chief
                                                                  Executive Officer of Ispat Sidbec

Robert B. McKersie............................           74       Director of Ispat Inland Inc.

Malay Mukherjee...............................           56       Director of Ispat Inland Inc.; Director, President
                                                                  and Chief Operating Officer of Ispat International
                                                                  N.V.

Jean-Pierre Picard............................           63       Director of Ispat Inland Inc.; Director, Marketing,
                                                                  Flat Products of Ispat International N.V.

Peter D. Southwick............................           51       Director of Ispat Inland Inc.; Director, Quality
                                                                  Assurance and Application Development of Ispat
                                                                  International N.V.

Louis L. Schorsch.............................           54       Director and the President and Chief Executive
                                                                  Officer of Ispat Inland Inc.

Michael G. Rippey.............................           46       Director and Executive Vice-President, Commercial and
                                                                  Chief Financial Officer of Ispat Inland Inc.

Muni Krishna T. Reddy.........................           58       Director of Ispat International N.V. and Director and
                                                                  member of audit committee of Ispat Inland Inc.

Leonard H. Chuderewicz........................           55       Director and Executive Vice President, Manufacturing
                                                                  of Ispat Inland Inc.

Gregory Ludkovsky.............................           54       Vice President, Technology and Chief Technology
                                                                  Officer of Ispat Inland Inc.; Chief Technology
                                                                  Officer of Ispat International N.V.

John L. Brett.................................           39       Vice President, Finance of Ispat Inland Inc.

Madhu G. Ranade...............................           50       Vice President, Manufacturing of Ispat Inland Inc.

Thomas A. McCue...............................           54       Treasurer of Ispat Inland Inc.

Marc R. Jeske.................................           51       General Counsel and Secretary of Ispat Inland Inc.

      The table below describes Ispat Inland ULC's executive officers and directors as of May 24, 2004.

                       NAME                             AGE                                 POSITION
----------------------------------------------        -------     ------------------------------------------------------------
Lakshmi N. Mittal.............................           53       President of Ispat Inland ULC and Chairman of the
                                                                  Board and Chief Executive Officer of Ispat International N.V.

Bhikam C. Agarwal.............................           52       Vice President of Ispat Inland ULC and Chief
                                                                  Financial Officer of Ispat International N.V.

Richard Leblanc...............................           60       Secretary and Director of Ispat Inland ULC

John L. Brett.................................           39       Director of Ispat Inland ULC

Thomas A. McCue...............................           54       Director of Ispat Inland ULC

Benoit Alain..................................           40       Director of Ispat Inland ULC; Vice-President, Finance
                                                                  and Chief Financial Officer of Ispat Sidbec Inc.

Denis Fraser..................................           48       Director of Ispat Inland ULC; Executive
                                                                  Vice-President and Chief Operating Officer of Ispat
                                                                  Sidbec Inc.



MR. MITTAL is the Chairman of the Board of Directors of Ispat Inland, Chairman of the Board and Chief Executive Officer of Ispat International and President of Ispat Inland ULC. He has approximately 32 years of experience in steel and related industries. He is the founder of Ispat International and has been responsible for the strategic direction and development of its business. Mr. Mittal is also the Chairman of LNM Holdings N.V. and its main steel making subsidiaries. He is also a non-executive director of Iscor Limited and ICICI Bank Limited, and a member of the Executive Committee of the International Iron and Steel Institute. He is also trustee of a number of charitable trusts. Mr. Mittal was named Steel Maker of the Year in 1996 by New Steel, a leading industry publication. In 1998, Mr. Mittal was also awarded the 8th honorary Willy Korf Steel Vision Award, the highest recognition for worldwide achievement in the steel industry. The award was presented by American Metal Market and World Steel Dynamics.

MR. ARANHA is a Director of Ispat Inland and the Director of Materials of Ispat International. He joined Ispat International in 1991 and was responsible for the development and implementation of its purchasing strategy and the implementation of most global purchases for Ispat International. He has over 34 years of experience in material and procurement management. Mr. Aranha was the head of materials at Ispat Hamburger Stahlwerke GmbH prior to this position. He holds a master's degree in business administration from LRI, Jamshedpur, India.

MR. LEBLANC is a Director of Ispat Inland, the President and Chief Executive Officer of Ispat Sidbec and the Secretary and a Director of Ispat Inland ULC. He has approximately 35 years of experience in the steel industry. Mr. Leblanc spent 18 years in various senior management positions at Stelco Inc. before joining Ispat Sidbec in 1987 as Vice-President, Production. He became President and Chief Executive Officer in 1996. Mr. Leblanc is a Director of the American Iron and Steel Institute ("AISI") and the Canadian Steel Producers Association.

DR. MCKERSIE has been a Director of Ispat Inland since 1994. He is a professor emeritus at the Sloan School of Management at Massachusetts Institute of Technology. Dr. McKersie was also Deputy Dean at the Sloan School of Management from 1991 to 1994. Prior to joining MIT in 1980, he served as Dean of the New York State School of Industrial and Labor Relations at Cornell University, and prior to that was on the faculty of the Graduate School of Business at the University of Chicago.

MR. MUKHERJEE is a Director of Ispat Inland and a Director and the President and Chief Operating Officer of Ispat International. He has over 31 years of experience in a range of technical, commercial and managerial roles in the steel industry. Mr. Mukherjee has held various senior management positions within Ispat International, including Managing Director of Ispat Mexicana S.A. de C.V., and President and CEO of Ispat Europe SA, Luxembourg, as well as Managing Director of Ispat Karmet JSC, a Group affiliate.

MR. PICARD, is a Director of Ispat Inland and the Director, Marketing, Flat Products of Ispat International, where he is responsible for flat products marketing strategy and for Ispat e-Commerce marketing initiatives. He joined Ispat Sidbec in 1980 as Vice-President of Marketing and Sales. Mr. Picard was previously Senior Vice-President of

British Steel, Canada where he worked for 13 years. Mr. Picard has been active in many steel industry-related associations.

DR. SOUTHWICK is a Director of Ispat Inland and has been Director, Quality Assurance and Application Development of Ispat International since September 2003. Previously, Dr. Southwick was President and CEO at Ispat Inland Inc. Dr. Southwick originally joined the former Inland Steel in 1980 after earning bachelor's and doctor's degrees in metallurgy from the University of Cambridge, England, in 1975 and 1978. Prior to occupying the post of President and CEO of Ispat Inland, he held various positions including Head of Quality and Vice President, Operations -- Flat Products. He has published numerous technical papers and has served as Vice Chairman, AISI. He is a member of the Iron and Steel Society, the American Society for Quality and the Institute of Materials.

MR. SCHORSCH is a Director and the President and Chief Executive Officer of Ispat Inland Inc. He joined Ispat Inland in October of 2003. Prior to joining, he worked for The LNM Group on maximization of the group's export performance. He was a principal with McKinsey & Company, a management consulting firm, for 15 years. As co-leader of the firm's metals practice, he worked with senior steel management around the world. After leaving McKinsey in 2000, he was President and CEO of Global Steel Exchange, an e-commerce steel venture. Mr. Schorsch is co-author of a book, "Steel: Upheaval in a Basic Industry," and has written numerous articles on the industry. He holds a bachelor's degree from Georgetown University and a doctorate in economics from American University, both in Washington, D.C.

MR. RIPPEY is a Director and the Executive Vice President -- Commercial and Chief Financial Officer of Ispat Inland Inc. He joined the Company's finance organization in 1984 and advanced through positions of increasing responsibility before being named Chief Financial Officer in 1998. He is also responsible for the Company's purchasing activities. Mr. Rippey has a bachelor's degree from Indiana University; a master's degree in banking and finance from Loyola University, Chicago; and a master's degree in business administration from the University of Chicago.

MR. REDDY is a Director of Ispat International N.V. and was elected Director of Ispat Inland Inc. in May 2004. Mr. Reddy has over 33 years of experience in financial services and he is presently the Chairman of State Bank of Mauritius Ltd (SBM Group). He holds the following directorships: Chairman of the Board of SBM Nedbank International Ltd.; Director on the Boards of Air Mauritius Ltd; British American (Holdings) Ltd; Nassau; British American Insurance Company of the Bahamas Ltd; British American International Corporation Ltd; British American (UK) Ltd; Fidelity Bank & Trust International Ltd; Global Financial Services Group plc, Malta; India Growth Fund Inc, New York; Intercommercial Bank Ltd, Trinidad; Intercommercial Trust & Merchant Bank Ltd; Ispat International N.V.; Mauritius Telecom Ltd; Overseas Telecommunication Services Ltd and South East Asia Regional Fund Ltd. Mr. Reddy has taken over as Chairman of SBM Group in October 2003 having been the Chief Executive Office of SBM Group for more than 16 years. Prior to taking over as Chief Executive Officer of SBM Group in 1987, Mr. Reddy worked in Singapore and India. Mr. Reddy was conferred in 1993 with the title "Grand Officer of the Order of the Star and Key of the Indian Ocean" (GOSK), by the Government of the Republic of Mauritius for distinguished services in banking.

MR. CHUDEREWICZ is Executive Vice President -- Manufacturing of Ispat Inland Inc. and Director of Ispat Inland Inc. He joined Ispat Inland in February of this year. Prior to this, he was a career employee of United States Steel Corporation, with 32 years of service in a variety of management positions. Among his positions at U.S. Steel were general manager of their Gary Indiana Works, president of USS/Kobe Steel Company, a bar products joint venture, president of USS-Posco Industries, a cold rolling/coating joint venture, and president of the Double Eagle Steel Coating Company. Mr. Chuderewicz holds a bachelor's degree in electrical engineering from the University of Pittsburgh, and an MBA from Duquesne University, Pittsburgh.

DR. LUDKOVSKY is Vice President -- Technology and Chief Technology Officer of Ispat Inland Inc., as well as Chief Technology Officer of Ispat International NV. As Chief Technology Officer of Ispat International, he leads the process of global technology transfer as well as daily internet based exchange, in addition to administering global Knowledge Integration Program within the group of Ispat companies. Dr. Ludkovsky joined Inland in 1979 and held various management positions. He emigrated from the Union of Soviet Socialist Republic where he received his education in physical chemistry and solid-state physics at Moscow State University of Steel and Alloys. Dr. Ludkovsky holds 15 patents and has written scores of technical papers and presentations.

MR. BRETT is Vice President -- Finance of Ispat Inland Inc. and is a Director of Ispat Inland ULC. He joined our company in 1988. Mr. Brett has held positions in product profitability, economic evaluation, asset management, and financial analysis, in addition to various positions in cost and operations accounting. He was promoted to manager of financial analysis in 1995 and to Controller of Ispat Inland shortly after Ispat International acquired us in 1998. Mr. Brett earned a bachelor's degree in economics from DePauw University, and a master's degree in business administration from the University of Chicago.

MR. RANADE has been Vice President -- Manufacturing of Ispat Inland Inc. since October 2003. Mr. Ranade has worked in various positions in Research, Ironmaking & Steelmaking operations since joining the company in 1977. He earned his bachelor's degree in metallurgical engineering from the Indian Institute of Technology in Bombay and a master's degree in materials science and engineering from the University of California at Berkeley.

MR. MCCUE is Treasurer of Ispat Inland Inc. and a Director of Ispat Inland ULC. He joined us in 1975. After progressing through a series of increasingly responsible accounting and finance functions, including Treasurer of a special purpose subsidiary of our company used for financing, Credit Manager and Director of Treasury Operations, he was named to his current position in 1998. Mr. McCue earned a bachelor's degree in Economics from Coe College and a master's degree in business administration from Washington University. He is a certified public accountant.

MR. JESKE is General Counsel and Secretary of Ispat Inland Inc. He has over 23 years of corporate legal experience, and joined Inland Steel Industries, the previous parent company of Ispat Inland, in 1987. Mr. Jeske has assumed increasing responsibility in the areas of finance law, contracts, litigation, joint ventures, and acquisitions, before assuming the position of General Counsel in 1999. He obtained a bachelor's degree from the University of Illinois, and has a juris doctor degree and a master's degree in business administration from Northwestern University.

MR. AGARWAL is the Chief Financial Officer of Ispat International and is the Vice President of Ispat Inland ULC. He has over 28 years of experience in steel and related industries. He has held various senior executive positions within Ispat International since its first acquisition in 1989. He has been responsible for the financial strategy of Ispat International and has been chief coordinator of its prior activities in the capital markets, two of which received "deal of the year" awards from International Financing Review, a leading global financial publication. Mr. Agarwal has also led the finance and accounting functions of Ispat International across all the operating subsidiaries.

MR. FRASER is a Director of Ispat Inland ULC and Executive Vice-President and Chief Operating Officer of Ispat Sidbec Inc. Mr. Fraser joined Ispat Sidbec in February 1999 as Commercial Director, Wire Rod, and was until April 2002, General Manager of the Wire Rod business unit. Mr. Fraser holds a Bachelor's degree in Mechanical Engineering from the Ecole Polytechnique and an MBA in Finance and Accountancy from McGill University. In his 19-year career with a major oil company prior to joining Ispat Sidbec, he held several key positions in operations, sales and marketing.

MR. ALAIN is a Director of Ispat Inland ULC and has been Vice-President, Finance and Chief Financial Officer of Ispat Sidbec since March 2002. Mr. Alain's holds a Bachelor's degree in Business (Accounting) from the Universite du Quebec, Montreal, Canada. Prior to joining Ispat, Mr. Alain was Chief Financial Officer of Dataradio Inc., Montreal, Canada from 2000 and was Vice-President and Treasurer of Alliance Forest Products Inc., Montreal, Canada from 1994 to 2000. He is a Chartered Accountant.

        CONTROLLING SHAREHOLDER OF ISPAT INTERNATIONAL AND RELATED PARTY
                                  TRANSACTIONS

      We are a wholly-owned subsidiary of Ispat International. At December 31, 2003, Ispat International had 49,587,492 Class A shares and 72,150,000 Class B shares issued and outstanding. On March 16, 2004 and May 21, 2004, Ispat International repurchased 3,300,000 and 2,000,000, respectively, Class A shares on the New York Stock Exchange. At May 27, 2004, Ispat International had 44,350,818 Class A shares issued and outstanding.

      The preference and relative rights of the Class A shares and Class B shares are substantially identical except for disparity in voting power and conversion rights. Holders of Class A shares are entitled to one vote per share and holders of Class B shares are entitled to ten votes per share on all matters submitted to a vote of shareholders. Each Class B share is convertible, at the option of the holder, into one Class A share.

      The following table sets forth information as of December 31, 2003 with respect to the beneficial ownership of Ispat International's Class A common shares and Class B common shares by each person who is known to be the beneficial owner of more than 5% of either class of shares:

                                                                                             TOTAL COMMON SHARES
                                                                                             -------------------
                                           CLASS A                      CLASS B                            PERCENTAGE
                                        COMMON SHARES                COMMON SHARES                          OF TOTAL
                                     --------------------      -------------------------   -----------    ------------
                                                 PERCENTAGE                   PERCENTAGE                     COMMON
                                     NUMBER      OF CLASS        NUMBER        OF CLASS       NUMBER         SHARES
                                    --------    -----------    ----------    ------------- -----------    ------------
Controlling Shareholder            26,149,500        52.7      72,150,000         100       98,299,500         80.8
Steelhead LLC(1)                    6,976,800        14.1              --          --        6,976,800          5.7
Other Public Shareholders          16,461,192        33.2              --          --       16,461,192         13.5
                                   ----------       -----      ----------         ---      -----------        -----
Total(2)                           49,587,492       100.0      72,150,000         100      121,737,492        100.0
                                   ==========       =====      ==========         ===      ===========        =====

--------
(1)   From  SEC filing of February 5, 2004.

(2)   Excludes 5,262,508 Class A shares held as treasury stock.

      As of May 27, 2004, the controlling shareholder owned all of the Class B common shares and 26,149,500 Class A common shares, representing 59.0% of the Class A common shares, with an aggregate of 97.6% of the voting rights. The controlling shareholder indirectly has the right to make binding nominations for the appointment of all members of the Board of Directors and to determine the outcome of any action requiring shareholder approval. In addition, the controlling shareholder will have the ability, by virtue of his indirect ownership of Class B common shares, to prevent or cause a change in control of the company and its subsidiaries. The controlling shareholder also directly or indirectly controls the following among others:

-     Ispat Karmet, an integrated flat-rolled steel producer in Kazakhstan;

-     P.T. Ispat Indo, a wire rod producer in Indonesia;

-     Ispat Annaba, an integrated sheet flat-rolled producer in Algeria;

- Ispat Sidex, an integrated flat-rolled and long products steel producer in Romania;

- Ispat Nova Hut, an integrated flat-rolled and long products steel producer in the Czech Republic; and

-     Ispat Polska Stal, an integrated producer of steel in Poland.

            The controlling shareholder also has a substantial minority interest in Iscor Limited, a publicly-traded South African steel producer.

      Further, in October 2003 LNM Holdings N.V. entered into a binding share purchase agreement for the acquisition of a majority shareholding in S.C. Siderurgica S.A., a long steel products manufacturing plant in Romania.

      Although these related companies currently do not directly compete with either Ispat International or us in their primary markets, we cannot assure you that they will not compete with Ispat International or us in the future.

      Ispat International and our company have each engaged in commercial and financial transactions with related parties from time to time. If either Ispat International or our company enters into any commercial transactions with related parties, each intends to do so on terms that are no less favorable to it than those it could have obtained from unrelated third parties. Nonetheless, if either Ispat International or our company should enter into such transactions, such transactions with related parties create the potential for, or could result in, conflicting interests.

COMMERCIAL TRANSACTIONS

      We engage in commercial and financial transactions with Ispat International and other related parties from time to time. If we enter into any commercial transactions with related parties, we intend to do so on terms that are no less favorable to us than those we could have obtained from unrelated third parties. Nonetheless, if we should enter into related party transactions, these transactions create the potential for, or could result in, conflicting interests.

      We regularly enter into transactions with the other subsidiaries of Ispat International, including the following:

-     Purchase of slabs from Ispat Mexicana S.A. de C.V.;

-     Sale of billets to Ispat Sidbec Inc.;

-     Purchase of direct-reduced iron from Caribbean Ispat Limited;

-     Purchase of billets from Ispat Germany; and

- See "Description of other indebtedness of Ispat Inland Inc. -- Related Party Indebtedness" below.

We also purchase coke from Ispat Polska Stal, a subsidiary of LNM Holdings N.V.

      These transactions are entered into on market terms and negotiated on an arm's-length basis, and are on terms that we believe are no less favorable than transactions with unrelated third parties. We expect to continue entering into similar transactions in the future.

      We purchased $16.7 million and $18.0 million of inventory from subsidiaries of Ispat International during the three months ended March 31, 2004 and 2003, respectively, and purchased $57.1 million, $141.0 million and $49.2 million of inventory for the years ended December 31, 2003, 2002 and 2001, respectively.

      We sold $1.6 million and $2.0 million of inventory to subsidiaries of Ispat International for the three months ended March 31, 2004 and 2003, respectively, and sold $6.1 million, $7.9 million and $5.7 million of inventory for the years ended December 31, 2003, 2002 and 2001, respectively.

OVERHEAD AND ADMINISTRATIVE CHARGES

      We were charged $2.5 million and $3.3 million for the three months ended March 31, 2004 and 2003, respectively, and $5.4 million, $2.1 million and $2.7 million by Ispat International for the years ended December 31, 2003, 2002 and 2001, respectively, for management, financial and legal services provided to us. We were also charged $0 and $0.2 million by Ispat North America Holding Inc. for corporate expense allocations for the three months ended

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March 31, 2004 and 2003 and $0.7 million, $1.4 million and $1.1 million for the years ended December 31, 2003, 2002 and 2001. We charged Ispat International $0.6 million and $0.2 million for operating and technical services for the three months ended March 31, 2004 and 2003, respectively, and $2.3 million, $1.6 million and $1.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

I/N TEK AND I/N KOTE

      I/N Tek is a joint venture that owns and operates a cold-rolling facility and is 60% owned by one of our wholly-owned subsidiaries. Under a tolling arrangement between us and I/N Tek, we were charged $36.8 million and $34.6 million for the three months ended March 31, 2004 and 2003, respectively, and $136.9 million, $141.6 million and $142.8 million for the years ended December 31, 2003, 2002 and 2001, respectively, for such tolling services.

      I/N Kote is a joint venture that owns and operates an electrogalvanizing line and hot-dip galvanizing line. I/N Kote is 50% owned by one of our wholly-owned subsidiaries. We recorded sales of cold-rolled steel to I/N Kote of $84.9 million and $93.6 million for the three months ended March 31, 2004 and 2003, respectively, and $343.0 million, $348.8 million and $309.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. I/N Kote had $95.5 million outstanding under its long-term financing arrangements as of March 31, 2004. We guarantee one-half of I/N Kote's outstanding debt reflective of our ownership interest in this joint venture.

      See Note 13 to our audited consolidated financial statements for the year ended December 31, 2003 for a more detailed discussion about transactions with these joint ventures.

PREFERRED STOCK

      On March 31, 2004 and December 31, 2003 we had 100 shares authorized, issued and outstanding of Series A 8% Cumulative Preferred Stock, $.01 par value ("Preferred Stock"), which is owned by a Finco Guarantor, Ispat Inland Finance, LLC. The Preferred Stock has liquidation preference over the Common Stock.

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             DESCRIPTION OF OTHER INDEBTEDNESS OF ISPAT INLAND INC.

ISPAT INLAND ADMINISTRATIVE SERVICE COMPANY REVOLVING CREDIT FACILITY

      Ispat Inland Administrative Service Company ("IIASC"), one of our wholly-owned subsidiaries, has a $185 million committed revolving credit facility with a group of banks, expiring in November 2005. We have agreed to sell substantially all of our receivables to IIASC to secure this facility. Provisions of this agreement limit or prohibit us from merging, consolidating, or selling our assets and require IIASC to meet minimum net worth and leverage ratio tests. Under terms of the secured revolving credit agreement, based on the level of our leverage ratio and net worth calculations, beginning early in 2002, the trustee retained initial control over cash lockbox receipts. On a daily basis, the trustee will remit the remaining cash to us after first using the receipts to make any payments prescribed by the secured revolving credit agreement. This change in practice has no impact on cash available to us under the facility.

      As of March 31, 2004, based on the amount of eligible receivables, there was $2.8 million of availability under the receivables revolving credit facility. Drawings under the facility included $168.0 million of loans and $14.2 million of letters of credit issued for the purchase of commodities on the international market and as security under various insurance and workers compensation coverages. Interest rates for borrowings averaged approximately 2% in 2003. In connection with the old note offering, the trustee for the notes entered into an intercreditor agreement with the lenders under this facility. See "Description of intercreditor arrangements -- Existing Receivables Intercreditor Agreement." Upon consummation of old note offering, we used proceeds remaining after we repaid the inventory revolving credit facility to pay down the balance owed under this facility.

INVENTORY REVOLVING CREDIT FACILITY

      On April 30, 2003, we replaced a prior $120 million inventory facility of our wholly-owned subsidiary, Ispat Inland Inventory, LLC, with a new approximately $175 million four year committed revolving credit facility of Ispat Inland, secured by all of our inventory, spare parts and mobile equipment and by the capital stock of IIASC and a note between us and IIASC. The notes will be secured by a second priority lien on the inventory securing this inventory facility but not on the spare parts and mobile equipment of Ispat Inland or the capital stock or note of IIASC. The trustee for the notes entered into an intercreditor agreement with the lender under this facility. See "Description of intercreditor arrangements -- GECC Intercreditor Arrangements." Provisions of this agreement prohibit or limit our ability to incur debt, repay debt, make investments, sell assets, create liens, engage in transactions with affiliates, engage in mergers and consolidations and pay dividends and other restricted payments.

      In order for us to draw the final $20 million under the inventory revolving credit facility at any time, and the final $30 million for more than two consecutive business days, we must maintain a fixed charge coverage ratio (as defined) of 1.2 at the time of the borrowing and then for a period of three months where availability is maintained above specified levels. As of March 31,2004, there were no drawings under the line and, based on the amount of eligible collateral, there was $117.6 million of availability under the line. Additionally, an extra $10 million of borrowing was available for any two consecutive days to meet temporary needs. Upon consummation of the old note offering, we repaid the entire balance outstanding ($90.0 million on December 31, 2003) under the inventory revolving credit facility. Interest rates for borrowings averaged approximately 4% in 2003.

FIRST MORTGAGE BONDS

      As of March 31, 2004, there was $1,038.5 million aggregate principal amount of securities issued under the First Mortgage Bonds Indenture dated April 1, 1928, as supplemented by supplemental indentures. Each series of First Mortgage Bonds (other than the First Mortgage Bonds pledged as collateral for the notes) is limited to the principal amount outstanding. A substantial portion of the real property, plant and fixtures owned by us at our Indiana Harbor Works is subject to the lien of the First Mortgage. This property is also subject to a subordinate lien in favor of the United Steelworkers of America to secure post-retirement health benefits. The indenture does not contain material financial covenants or restrictions, nor do any of the currently outstanding series of debt issued under that indenture. Following is a brief description of each of the outstanding series of First Mortgage Bonds

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Series R

      The Series R First Mortgage Bonds were issued in an initial aggregate principal amount of $125.0 million, and as of March 31, 2004, $27.9 million were outstanding. The bonds bear interest at 7.9% per year and are due on January 15, 2007. We are required by the terms of the bonds to make payments to a sinking fund, which is used to repurchase bonds in the market or at par. The last remaining sinking fund payment of $3.6 million is due in January 2006.

Pollution Control Series 1977

      The Pollution Control Series 1977 Bonds were issued in an initial aggregate principal amount of $26.5 million, and as of March 31, 2004, $18.5 million were outstanding. The bonds bear interest at 5.75% per year and are due on February 1, 2007. We are required by the terms of the bonds to make annual payments of $1.5 million to a sinking fund which is used to repurchase the bonds in the market or at par.

Pollution Control Series 1993

      The Pollution Control Series 1993 Bonds were issued in an initial aggregate principal amount of $40.0 million, and as of March 31, 2004, $23.1 million were outstanding. The bonds bear interest at 6.8% per year, are non-amortizing and are due on June 1, 2013.

Pollution Control Series 1995

      The Pollution Control Series 1995 Bonds were issued in an initial aggregate principal amount of $17.0 million, and as of March 31, 2004, $11.3 million were outstanding. The bonds bear interest at 6.85% per year, are non-amortizing and are due on December 1, 2012.

Series X

      Series X First Mortgage Bonds were issued in July 2003 in the amount of $160 million, refinancing the Series V Bonds that matured and were retired on July 9, 2003. The Series X Bonds are non-interest bearing and are pledged to the PBGC to provide financial assurance with respect to our pension obligations. The requirement to maintain the PBGC's security interest in these bonds will be eliminated, and the bonds will be available to retire unpaid or reissue, once three events have occurred: (1) we have contributed another $110 million into our pension plan, (2) our plan's underfunded position on June 30 of any two consecutive years is at least $320 million less than its underfunded position on June 30, 2003 and (3) the Moody's and S&P ratings on our First Mortgage Bonds are at least B2/B.

INDUSTRIAL DEVELOPMENT REVENUE BONDS

      The Industrial Development Revenue Bonds are our unsecured obligations. The indentures under which these bonds were issued do not contain material financial covenants or restrictions. These, along with the Pollution Control Series backed by First Mortgage Bonds, are private activity bonds issued by various municipal entities in the State of Indiana.

Pollution Control Project No. 11

      The Pollution Control Project 11 Bonds were issued in an initial aggregate principal amount of $20.0 million, and as of March 31, 2004, $20.0 million were outstanding. The bonds bear interest at 7.125% per year, are non-amortizing and are due on June 1, 2007.

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Pollution Control Project No. 13

      The Pollution Control Project 13 Bonds were issued in an initial aggregate principal amount of $38.0 million, and as of March 31, 2004, $38.0 million were outstanding. The bonds bear interest at 7.25% per year, are non-amortizing and are due on November 1, 2011.

Exempt Facilities Project No. 14

      The Exempt Facilities Project No. 14 Bonds were issued in an initial aggregate principal amount of $5.1 million, and as of March 31, 2004, $5.1 million were outstanding. The bonds bear interest at 6.7% per year, are non-amortizing and are due on November 1, 2012.

Exempt Facilities Project No. 15

      The Exempt Facilities Project No. 15 Bonds were issued in an initial aggregate principal amount of $52.0 million, and as of March 31, 2004, $52.0 million were outstanding. The bonds bear interest at 5.75% per year, are non-amortizing and are due on October 1, 2011.

Exempt Facilities Project No. 16

      The Exempt Facilities Project No. 16 Bonds were issued in an initial aggregate principal amount of $7.7 million, and as of March 31, 2004, $7.7 million were outstanding. The bonds bear interest at 7% per year, are non-amortizing and are due on January 1, 2014.

RELATED PARTY INDEBTEDNESS

      Our long-term debt due to related companies of $1,010.7 million as of March 31, 2004 was comprised of:

- $794.9 million of First Mortgage Bonds issued under this transaction and payable to Ispat Inland Finance, LLC, a wholly-owned indirect subsidiary of Ispat Inland, L.P.; and

- $215.8 million, excluding interest accrued of $20.4 million of advances from Ispat International and its other subsidiaries.

      The advances from Ispat International and its other subsidiaries were amended in connection with the old note offering to provide that such advances will mature on the 91st day following the final maturity of the fixed rate notes. Interest on each advance is charged at a fixed rate. Rates in effect at March 31, 2004 range from 2.9% to 5.6%. These notes contain no covenants and may be prepaid without penalty. Interest expense related to these advances were $2.7 and $2.1 for the three months ended March 31, 2004 and 2003, respectively, and $8.9 million, $8.1 million and $5.4 million for the years ended December 31, 2003, 2002 and 2001, respectively. Under the terms of other debt agreements, we are restricted from paying interest or principal on these advances until certain financial tests have been met. We have not made any such payments since the advances were first made in 2001. These notes are subordinate to the debt under the notes issued under this transaction and the inventory revolving credit facility.

      Our note receivable from a related company of $24.2 million at March 31, 2004 and $5.6 million, $6.1 million and $2.9 million as of December 31, 2003, 2002 and 2001, respectively, is due from Ispat Inland, L.P. on April 2, 2014. Interest income on this receivable was $0.01 million for each of the three months ended March 31, 2004 and 2003, and $0.5 million, $0.4 million and $0.3 million for the years ended December 31, 2003, 2002 and 2001, respectively. After giving effect to the old note offering, the note receivable from Ispat Inland, L.P. of $5.6 million was increased to approximately $28.6 million.

      Our payable to related companies of $9.5 million, $5.4 million and $7.8 million at March 31, 2004, December 31, 2003 and 2002, respectively, consists of trade and other intercompany expenses. Our receivable from related companies of $2.9 million, $4.9 million and $8.0 million at March 31, 2004, December 31, 2003 and 2002, respectively, consists of trade and other intercompany receivables.

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I/N KOTE GUARANTEE

      I/N Kote had $95.5 million outstanding under its long-term financing arrangements as of March 31, 2004. This debt was incurred to construct the facility and amortizes until its final maturity in January 2007. We guarantee 50% of I/N Kote's outstanding debt ($47.7 million, plus accrued and unpaid interest) reflective of our ownership interest in this joint venture. We have no obligation to guarantee other debt of I/N Kote, should any be incurred. The terms of the guarantee require us to maintain a minimum tangible net worth (as defined). We were in compliance with this test as of March 31, 2004.

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                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

      Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time, September 13, 2004. We may, however, in our sole discretion, extend the period of time that the exchange offer is open. The term expiration date means the latest time and date to which the exchange offer is extended.

      As of the date of this prospectus, $800.0 million principal amount of old notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes of whom we are aware. We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

      The new notes will evidence the same continuing indebtedness as the old notes and the exchange will take place without novation.

      Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

      We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under " -- Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING OLD NOTES

      Your tender to us of old notes as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to LaSalle Bank National Association, as exchange agent, at the address set forth below under " -- Exchange Agent" on or prior to the expiration date. In addition, either:

- certificates for old notes must be received by the exchange agent along with the letter of transmittal, or

- a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a "book-entry confirmation," of old notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer (described below) must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in place of the letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

      The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant.

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      The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange are tendered:

- by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

-     for the account of an eligible institution, as defined below.

      In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, these guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program. We refer to those entities as eligible institutions. If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

      We or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. If we exercise the foregoing right to waive a condition of the exchange offer for one security holder, we will waive such condition for all security holders. Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide notification. With respect to each security holder, all conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer before we will issue new notes to such security holder.

      If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, these old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

      If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      By tendering old notes, you represent to us that, among other things:

- the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving these new notes, whether or not that person is the holder; and

- neither the holder nor the other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

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      In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of new notes.

      If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of new notes to be acquired pursuant to the exchange offer, you or that other person:

-     could not rely on the applicable interpretations of the staff of the SEC;
      and

- must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will promptly accept after the expiration date all old notes properly tendered and will promptly issue the new notes after the expiration of the exchange offer. The conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. See " -- Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral, confirmed in writing, or written notice to the exchange agent. The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, registered holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the old notes. Holders of new notes will not receive any payment of accrued interest on old notes otherwise payable on any interest payment date, if the record date occurs on or after the consummation of the exchange offer.

      In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

- certificates for old notes or a timely book-entry confirmation of these old notes into the exchange agent's account at DTC,

- a properly completed and duly executed letter of transmittal or an agent's message in its place, and

-     all other required documents.

      If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures, described below the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

      For purposes of the exchange offer, the exchange agent will request that an account be established for the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's

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account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile copy of the letter or an agent's message in place of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under " -- Exchange Agent" on or prior to the expiration date, otherwise, the guaranteed delivery procedures described below must be followed.

GUARANTEED DELIVERY PROCEDURES

      If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

- prior to the expiration date, the exchange agent received from an eligible institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent's message in place of the letter, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by an eligible institution with the exchange agent, and

- the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile of the letter or agent's message in place of the letter, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

      You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under " -- Exchange Agent." This notice must specify:

-     the name of the person that tendered the old notes to be withdrawn,

- the old notes to be withdrawn, including the principal amount of the old notes, and

- where certificates for old notes have been transmitted, the name in which the old notes are registered, if different from that of the withdrawing holder.

      If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

      We or the exchange agent will make a final and binding determination on all questions regarding the validity, form and eligibility, including time of receipt, of notices. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes,

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promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under " -- Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of the old notes:

- the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

- an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or any subsidiary guarantor's ability to proceed with the exchange offer;

- we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

- there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

Conditions to the exchange offer must be satisfied or waived prior to the expiration date of the exchange offer.

      The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right that we may assert at any time.

      In addition, we will not accept for exchange any old notes tendered, and we will not issue any new notes if at the time of exchange any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

      We have appointed LaSalle Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

            By overnight courier, registered/certified mail and by hand:

            LaSalle Bank National Association
            Corporate Trust Services Division
            135 S. LaSalle Street, Suite 1960
            Chicago, Illinois 60603

            Attention:  Corporate Trust

            Facsimile transmission:

            Telecopier No.:  (312) 904-2236
            Attention:  Wayne Evans

                  Fax cover sheets should include a call back telephone number and request a call back, upon receipt.

      DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

      The principal solicitation is being made by mail by LaSalle Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We estimate these expenses to be approximately $250,000 in the aggregate. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

      Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

ACCOUNTING TREATMENT

      We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

      You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

      If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

      Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our "affiliates," as defined in Rule 405 under the Securities Act, or who intends to participate in the exchange offer for the purpose of distributing the new notes:

-     will not be able to rely on the interpretation of the SEC's staff;

-     will not be able to tender its old notes in the exchange offer; and

- must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless the sale or transfer is made pursuant to an exemption from the requirements. See "Plan of Distribution."

      We do not intend to seek our own interpretation regarding the exchange offer and we cannot assure you that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.See "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

      The following description is only a summary of the material provisions of the Indenture and the Collateral Documents. We urge you to read the Indenture and the Collateral Documents because these documents, and not this description, define your rights as holders of Notes. You may request copies of these agreements at the Company's address set forth under the heading "Where You Can Find More Information." Certain terms used in this description are defined under the subheading " -- Certain Definitions." In this description, the term "Notes" refers, collectively, to the Fixed Rate Notes and the Floating Rate Notes and the term "series of Notes" refers to all Fixed Rate Notes, as a single series, and all outstanding Floating Rate Notes, as a single series. Except as otherwise provided, the Notes will be treated as a single class of securities under the Indenture, including with respect to matters requiring the approval of holders of Notes. Additionally, the following terms refer to the entities indicated below:


                      TERM                                                       ENTITY
------------------------------------------------        -------------------------------------------------------
"Issuer".....................................           Ispat Inland ULC

"Finco Guarantors"...........................           Prior to a Permitted Finco Collapse Transaction, each of
                                                        Ispat Inland, L.P., 3019693 Nova Scotia U.L.C. and Ispat
                                                        Inland Finance, LLC

"Company"....................................           Ispat Inland Inc.

"Company Guarantors".........................           Each existing domestic Restricted Subsidiary of the
                                                        Company that is an operating company (other than any
                                                        Securitization Subsidiary) and certain of the Company's
                                                        future Restricted Subsidiaries. On the Issue Date, the
                                                        Company Guarantors were Burnham Trucking Company,
                                                        Inc., Incoal Company, Ispat Inland Mining Company and
                                                        Ispat Inland Service Corp.

"Parent".....................................           Ispat International NV

"Guarantors".................................           Parent, the Company, the Company Guarantors and the Finco
                                                        Guarantors


GENERAL

      The Issuer issued the Fixed Rate Notes and the Floating Rate Notes under an indenture (the "Indenture"), dated as of the Issue Date, among itself, the Guarantors and LaSalle Bank National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

      The Issuer issued an aggregate principal amount of Notes equal to $800.0 million on the Issue Date. The Issuer is permitted to issue up to an aggregate principal amount of up to $100.0 million of additional Notes consisting of additional Floating Rate Notes and/or Fixed Rate Notes (collectively "Additional Notes") following the Issue Date; provided that the Company issues a like aggregate principal amount of additional First Mortgage Bonds securing all of the Notes in a transaction that complies with the covenant described under " -- Certain Covenants -- Limitation on Indebtedness" (including the limitation on the aggregate principal amount of Bonds that is permitted to be outstanding at any time under the Mortgage pursuant to clause (c) of such covenant). Any Additional Notes will be treated as part of the same series of Notes as the Floating Rate Notes and Fixed Rate Notes, as applicable, issued on the Issue Date for all purposes under the Indenture and all references to the Notes or the Notes of a particular series shall include any Additional Notes of such series, respectively.


      Ispat Inland, L.P. issued a Finco Subordinated Note to the Company in exchange for approximately $23.0 million of proceeds and used such proceeds to reimburse the Issuer for fees and expenses of the offering of the Notes and/or loan such proceeds to the Issuer. The Issuer loaned the net proceeds of the Notes together with the net proceeds from such contribution/loan to Ispat Inland, L.P. in exchange for a mirror note (the "Finco Mirror Note") of Ispat Inland,

L.P. having substantially similar payment terms as the Notes. Ispat Inland, L.P. used the proceeds from the issuance of the Finco Mirror Note to make a contribution and/or loan to its direct Subsidiary, 3019693 Nova Scotia U.L.C., which in turn contributed such proceeds to its direct Subsidiary, Ispat Inland Finance, LLC. Ispat Inland Finance, LLC used the proceeds of this capital contribution to purchase $800.0 million of First Mortgage Bonds (at a price equivalent to the price of the Notes) from the Company having substantially similar payment terms as the Notes. See "Description of First Mortgage Bonds." The First Mortgage Bonds were pledged as collateral for the Note Guarantee of Ispat Inland Finance, LLC as described below under " -- Collateral."

PRINCIPAL, MATURITY AND INTEREST

      Fixed Rate Notes. The Issuer issued an aggregate principal amount of $650.0 million of Fixed Rate Notes on the Issue Date. The Fixed Rate Notes were issued in denominations of $1,000 and integral multiples of $1,000. The Fixed Rate Notes will mature on April 1, 2014. Interest on the Fixed Rate Notes will accrue at the rate of 9 3/4% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2004, to the holders of record on the immediately preceding March 15 and September 15.

      Interest on the Fixed Rate Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Floating Rate Notes. The Issuer issued an aggregate principal amount of $150.0 million of Floating Rate Notes on the Issue Date. The Floating Rate Notes were issued in denominations of $1,000 and integral multiples of $1,000. The Floating Rate Notes will mature on April 1, 2010. The Floating Rate Notes will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 6.75%, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the Trustee. Interest on the Floating Rate Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on July 1, 2004, to the holders of record on the immediately preceding December 15, March 15, June 15 and September 15.

      Interest on the Floating Rate Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.

      Set forth below is a summary of certain of the defined terms used in the Indenture relating to the calculation of interest on the Floating Rate Notes.

      "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.


      "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date.

      "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

      "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

      The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

      All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655). All calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

      The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the holders of the Floating Rate Notes.

      Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Whenever, there is a reference in this description to the payment of interest by the Issuer at any time, such reference shall include the payment of any additional interest required to be paid at such time pursuant to the terms of the Registration Rights Agreement. Additionally, the Issuer will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate, in each case, to the extent lawful.

RANKING

The Notes

         The Notes

- are senior obligations of the Issuer and will be the only indebtedness permitted to be incurred by the Issuer (other than, if issued by the Issuer, the Finco Subordinated Note issued to the Company and other than Subordinated Obligations owed to a Finco Guarantor);

-     are guaranteed by each of the Guarantors;

-     are secured to the extent set forth under " -- Collateral"; and

- the old Notes are subject to registration with the SEC pursuant to the Registration Rights Agreement.

The Note Guarantees

         The Note Guarantees:

-     will be joint and several, senior obligations of the Guarantors;

- will be the only indebtedness permitted to be incurred by the Finco Guarantors (other than, if issued by a Finco Guarantor, the Finco Subordinated Note issued to the Company and other than Subordinated Obligations owed to the Issuer or another Finco Guarantor) and are secured to the extent set forth under " -- Collateral";

- rank senior in right of payment to all existing and future indebtedness of the Guarantors that is subordinated to the Note Guarantees;

- rank equally in right of payment with all existing and future senior unsecured indebtedness of the Guarantors;

- will be effectively subordinated to creditors and preferred stockholders of the non-Guarantor Subsidiaries of Parent; and

- are subject to registration with the SEC pursuant to the registration rights agreement.

         As of March 31, 2004:

- the Company had approximately $1.02 billion of senior indebtedness, including $879 million of indebtedness secured by Bonds issued under the Mortgage (exclusive of $160 million of non-interest bearing Bonds which are pledged to the PBGC as security for the Company's obligations under the PBGC Agreement), and $136 million of senior unsecured indebtedness (including a $15 million short-term note payable);

-     the Company had approximately $216 million of subordinated indebtedness;

- the Company had $118 million of unused borrowing availability under the GECC Credit Agreement, which is secured by a first priority security interest in the Inventory Collateral (which is pledged by the Company on a second priority basis to the Trustee to secure the Company's obligations under its Note Guarantee) as well as by a security interest in certain other assets which are not pledged to the Trustee;

- a Securitization Subsidiary of the Company, which is not a Guarantor, had $168 million of indebtedness (exclusive of $14 million of letters of credit), leaving approximately $3 million of unused borrowing availability, which is secured by receivables and certain related assets;

- Parent had approximately $1.59 billion of unsubordinated indebtedness, consisting exclusively of guarantees of indebtedness of its Subsidiaries; and

- Subsidiaries of Parent (other than the Issuer, the Guarantors and their Subsidiaries) had approximately $1.12 billion of indebtedness which would have ranked effectively senior to the Notes.

         Additionally, all of the operations of Parent are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries (other than the Issuer and the Guarantors), including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Parent's creditors including the holders of the Notes. Accordingly, Parent's Note Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of Parent's Subsidiaries (other than the Issuer and any other Subsidiary of Parent that is a Guarantor). The Indenture does not impose any limitation on the incurrence of indebtedness by Parent or Parent's Subsidiaries (other than the Issuer, the Finco Guarantors, the Company and the Company's Restricted Subsidiaries).

COLLATERAL


      Pursuant to a pledge agreement (the "Pledge Agreement") by and among the Issuer, the Finco Guarantors (collectively, the "Pledgors") and the Trustee, the Notes and the Note Guarantees of the Finco Guarantors are secured by a first priority security interest in (i) the First Mortgage Bonds (which in turn are secured to the extent set forth under "Description of the first mortgage bonds First Mortgage Bonds Collateral") and (ii) all Capital Stock and indebtedness (including the Finco Mirror Note and any Company Note but excluding the Bonds outstanding on the Issue Date that are pledged to the PBGC) held by the Issuer and the Finco Guarantors (collectively, the "Securities Collateral").


      Subject to certain terms and conditions set forth in the Indenture and the Pledge Agreement, the Pledgors are entitled to exercise any voting and other consensual rights on the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence and during the continuance of an Event of Default, subject to the conditions set forth in the Indenture and the Pledge
Agreement:

      (a) all of the rights of the Pledgors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease (except that the Pledgors may continue to exercise any such rights with respect to any Nova Scotia unlimited liability company provided that no such exercise is adverse to the holders of Notes), and all such rights (other than any such rights with respect to Capital Stock of any Nova Scotia unlimited liability company) shall become vested in the Trustee, which shall have the sole right to exercise such voting and other consensual rights; and

      (b) the Trustee may take possession of and sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreement.

      Additionally, to secure the payment by the Company under its Note Guarantee, the Company has granted a second priority security interest in certain inventory (the "Inventory Collateral" and together with the Securities Collateral, the "Collateral") pursuant to the Inventory Security Agreement (the "Inventory Security Agreement") between the Company and the Trustee. A first priority security interest in the Inventory Collateral as well as in certain additional assets not constituting part of the Collateral has been granted to the lenders under the GECC Credit Agreement.

      In the case of an Event of Default, the Trustee will be permitted, subject to applicable laws, regulatory requirements and, in the case of the Inventory Collateral, the GECC Intercreditor Agreement, to exercise remedies and sell the Collateral under the Collateral Documents at the direction of the holders of a majority in aggregate principal amount of the Notes then outstanding, or, in the absence of such direction, in any manner it determines to be reasonable, and the Trustee will be permitted to demand that the Company immediately repay the principal of the First Mortgage Bonds. The proceeds received by the Trustee from any exercise of its remedies under the Collateral Documents will be applied by the Trustee, first, to pay the reasonable expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture and the Collateral Documents, second, pro rata to each holder of a Note in respect of all unpaid principal on such holder's Note, third, pro rata to each holder of a
Note in respect of all premium, if any, accrued interest and other amounts payable on the Notes and fourth, to the applicable Pledgor (in the case of the Securities Collateral) or the Company (in the case of the Inventory Collateral), or any other person legally entitled thereto.

      The Collateral may only be released as described under " -- Release of Liens on Collateral."

CERTAIN LIMITATIONS ON THE COLLATERAL

      There can be no assurance that the proceeds of any sale of Collateral following an Event of Default with respect to the Notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes.

      The right of the Trustee to take possession and dispose of the Collateral upon the occurrence of an Event of Default and the right of the trustee for the First Mortgage Bonds to foreclose on the First Mortgage Bonds Collateral following an event of default under the Mortgage are likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by a Pledgor or the Company, as applicable, prior to the Trustee or the trustee for the First Mortgage Bonds having taken possession and disposed of the Collateral or the First Mortgage Bonds Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Although the Issuer and the Finco Guarantors will be prohibited, with limited exceptions, under the terms of the Indenture from incurring additional Indebtedness and engaging in other activities, because the Finco Guarantors are part of Parent's controlled group of companies, the Issuer and the Finco Guarantors may have joint and several liability with other members of Parent's controlled group of companies, including with respect to ERISA liability and taxes. Additionally, under the terms of the GECC Intercreditor Agreement, the Trustee will waive, on behalf of each holder of a Note, the right to raise certain claims and to make certain objections in any bankruptcy proceeding.

      Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, we cannot predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee for the First Mortgage Bonds could repossess or dispose of the First Mortgage Bonds Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the First Mortgage Bonds Collateral through the requirement of "adequate protection."

      Furthermore, in the event a bankruptcy court determines the value of the Collateral or the First Mortgage Bonds Collateral is not sufficient to repay all amounts due on the Notes or the First Mortgage Bonds, as applicable, and any other obligations secured by such collateral, the holders of the Notes and such other obligations would hold secured claims to the extent of the value of the collateral securing such claims and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or any Pledgor becomes the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain pre-petition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.


      Additionally, in connection with the old note offering, the Trustee entered into the GECC Intercreditor Agreement. The GECC Intercreditor Agreement provides, among other things, that for so long as any obligations are outstanding under the GECC Credit Agreement, the Trustee may not take any action to enforce its security interest in the Inventory Collateral and that any proceeds of any enforcement action in respect of the Inventory Collateral will first be applied to repay all obligations outstanding under the GECC Credit Agreement prior to being distributed to the Trustee in respect of the Company's Note Guarantee. There can be no assurance that the value of the Inventory Collateral will be sufficient to provide any proceeds to provide payment on the Notes after payment in full of the obligations under the GECC Credit Agreement. Additionally, the Trustee has agreed in the GECC Intercreditor Agreement and through certain instructions provided to the trustee under the Mortgage that the lender under the GECC Credit Agreement will have access and certain other rights with respect to processing the Inventory Collateral and the other collateral for the GECC Credit Agreement which are maintained at the Company's Indiana Harbor Works facility, which constitutes substantially all of the First Mortgage Bonds Collateral. The Intercreditor Agreement could have the effect of delaying any sale of the First Mortgage Bonds Collateral by the trustee for the First Mortgage Bonds following a foreclosure. See "Description of intercreditor arrangements -- GECC Intercreditor Arrangements." Additionally, the Indenture provides that the Trustee will, if requested by the Company, enter into an intercreditor agreement (each such intercreditor agreement, including the GECC Intercreditor Agreement, being referred to as an "Inventory Intercreditor Agreement") on terms not less favorable to the holders of Notes than the terms of the GECC Intercreditor Agreement with any future lenders under any indebtedness that is secured by a Permitted Inventory Collateral Lien. By purchasing a Note and without further action, each Holder of a Note will be deemed to have consented to the terms of each Intercreditor Agreement, and will be deemed to have instructed the Trustee to take each action that it is required to take pursuant to the terms of the Intercreditor Agreements.

RELEASE OF LIENS ON COLLATERAL

      The Liens on the Collateral will be released with respect to the Notes, in whole, upon (i) payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Obligations under the Indenture due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, are paid, (ii) satisfaction and discharge of the Indenture or (iii) a legal defeasance or covenant defeasance as set forth under the caption " -- Defeasance."

      Additionally, immediately following a Permitted Finco Collapse Transaction (including, following the transfer to the Successor Issuer of all First Mortgage Bonds and the pledge by the Successor Issuer of such First Mortgage Bonds as Collateral and the other actions required to be taken in connection with the Collateral pursuant to " -- Permitted Finco Collapse Transaction") any assets of the entities which were Finco Guarantors immediately prior to such Permitted Finco Collapse Transaction will cease to be Collateral and will be released from the Lien of the Pledge Agreement.

      Additionally, the GECC Intercreditor Agreement and the Indenture provides, and any future Inventory Intercreditor Agreement may provide, that the Trustee will release its security interest in any part of the Inventory Collateral in connection with any sale of the Collateral in which the first priority security interest is also being released from such Inventory Collateral; provided, that if any such sale of Inventory Collateral is an Asset Disposition, the Company will apply the Net Available Cash therefrom as required by the covenant described under " -- Limitation on Sale of Assets and Subsidiary Stock."

ADDITIONAL AMOUNTS

      The Issuer and the Guarantors are required to make all payments under or with respect to the Notes and the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of Canada, The Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or by any other jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident or conducts business for tax purposes or any jurisdiction from or through which payment is made by the Issuer or any Guarantor or its agents (each a "Relevant Taxing Jurisdiction"), unless the Issuer or any Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

      If the Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Note Guarantee, the Issuer or such Guarantor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by holders of the Notes after such withholding or deduction (including any withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount such holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to any Taxes to the extent such Taxes would not have been so imposed

      (1) but for the existence of any present or former connection between the relevant holder (or the beneficial owner of such Notes) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the mere acquisition, ownership, holding or disposition of any Note);

      (2) but for the failure of the relevant holder (or the beneficial owner of such Notes) to use its reasonable best efforts, to the extent such holder (or beneficial owner) is legally entitled to do so, to comply upon written notice by the Issuer or a Guarantor delivered 60 days prior to any payment date with a request to satisfy any certification, identification or other reporting requirements, which shall include any applicable forms or instructions, whether imposed by statute, treaty, regulation, or administrative practice, concerning the nationality or residence of such holder or the connection of such holder with the Relevant Taxing Jurisdiction;

         (3) if the payment could have been made without such deduction or withholding if the relevant holder had presented the Note for payment within 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 60-day period),

         (4) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, member or beneficial owner been the actual holder of such Note (but only if there is no material cost or expense associated with transferring such Notes to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner);

         (5) with respect to any Canadian Taxes imposed on a payment of, in lieu of, on account of, or in satisfaction of, interest (including deemed interest) made by the Issuer or a Guarantor which is a resident of Canada, where the beneficiary of such payment does not deal at arm's length with the Issuer or such Guarantor, as the case may be, for the purposes of the Income Tax Act (Canada).

         The Issuer and the Guarantors will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and the Guarantors will make reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Issuer and the Guarantors will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Issuer or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Issuer or such Guarantor.

         The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each eligible holder of Notes and, upon written request of any eligible holder of Notes, reimburse such holder for the amount of (i) any Taxes levied or imposed on and paid by such holder as a result of payments made under or with respect to the Notes held by such holder or any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the eligible holder of Notes would not have been eligible to receive payment of Additional Amounts hereunder.

         At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders of Notes on the payment date. Each such officers' certificate shall be relied upon until receipt of a further officers' certificate addressing such matters.

         Whenever in the Indenture there is mentioned, in any context:

-    the payment of principal;

-    purchase prices in connection with a redemption of Notes;

-    interest; or

- any other amount payable on or with respect to any of the Notes or the Note Guarantees,

such reference shall be deemed to include payment of Additional Amounts or indemnification payments as described hereunder to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

         The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, the Pledge Agreement or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, and the Issuer and the Guarantors, jointly and severally, will agree to indemnify the holders for any such taxes paid by such holders.

         The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to the Issuer or any Guarantor and to any jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident or conducts business for tax purposes or any jurisdiction from or through which payment is made by the Issuer or any Guarantors or their respective agents.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

         The Issuer will be entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or indemnification payments as a result of:

- a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, which change or amendment is announced after the date of this prospectus; or

- any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced after the date of this prospectus,

and, in each case, the Issuer cannot avoid such obligation by taking reasonable measures available to it.

         Before the Issuer publishes or mails notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an officers' certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. No such notice of redemption may be given more than 60 days before or more than 270 days after the Issuer first becomes liable to pay any Additional Amounts or indemnification payments as a result of a change or amendment described above.

OPTIONAL REDEMPTION

         Fixed Rate Notes. Except as set forth below, and except as set forth above under " -- Redemption for Changes in Withholding Taxes," the Issuer will not be entitled to redeem the Fixed Rate Notes prior to April 1, 2009.

         On and after April 1, 2009, the Issuer will be entitled at its option to redeem all or a portion of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                 PERIOD                           REDEMPTION PRICE
                 ------                           ----------------
2009.......................................           104.875%
2010.......................................           103.250%
2011.......................................           101.625%
2012 and thereafter........................           100.000%

         In addition, before April 1, 2007, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the Fixed Rate Notes (including Additional Notes, if any, that are Fixed Rate Notes) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings to the extent, in the event such Equity Offering is made by Parent, such proceeds are actually contributed to the Company; provided that

- at least 65% of the aggregate principal amount of Fixed Rate Notes originally issued remains outstanding immediately after the occurrence of each such redemption (other than Fixed Rate Notes held, directly or indirectly, by the Issuer or its Affiliates); and

- each such redemption occurs within 60 days after the date of the related Equity Offering.

         Floating Rate Notes. Except as set forth above under " -- Redemption for Changes in Withholding Taxes," the Issuer will not be entitled to redeem the Floating Rate Notes prior to April 1, 2006.

         On and after April 1, 2006, the Issuer will be entitled at its option to redeem all or a portion of the Floating Rate Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                PERIOD                                           REDEMPTION PRICE
                                ------                                           ----------------
2006......................................................................           103.000%
2007......................................................................           102.000%
2008......................................................................           101.000%
2009 and thereafter.......................................................           100.000%

SELECTION AND NOTICE OF REDEMPTION

         If the Issuer is redeeming less than all of the Notes of any series at any time, the Trustee will select Notes of such series on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Fixed Rate Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

         The Issuer will redeem Notes of $1,000 or less in whole and not in part. The Issuer will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer fails to redeem the Notes, interest ceases to accrue on Notes called for redemption.

MANDATORY REDEMPTION

         The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

CHANGE OF CONTROL

         Upon the occurrence of any of the following events (each a "Change of Control"), the Issuer will be required to offer to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) the Permitted Holders cease to own, or to have the power to direct the voting of, at least 35% of the total voting power of the Voting Stock of Parent;

     (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders own or have the right to direct the voting of a lesser percentage of the total voting power of the Voting Stock of Parent than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent;

     (3) individuals who on the Issue Date constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent was recommended or approved by a vote of a majority of the directors of Parent then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so recommended or approved by a majority of such directors who, at such time, had been so recommended or approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office;

     (4) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than as part of a Permitted Finco Collapse Transaction), the Company or Parent;

     (5) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes a Subsidiary of the transferor of such assets;

     (6) Parent ceases to own and have the power to direct the voting of, directly or indirectly, a majority of the total voting power of the Voting Stock of each of the Issuer and the Finco Guarantors; or

     (7) Parent (including any entity controlling Parent) ceases to own and have the power to direct the voting of, directly or indirectly, a majority of the total voting power of the Voting Stock of the Company.

         Within 30 days following any Change of Control, the Issuer will mail a notice to each holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that the Issuer is making an offer to purchase each holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions that a holder must follow in order to have its Notes purchased.

         The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

         The Change of Control Offer feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management of Parent and the Company. The Change of Control Offer feature is a result of negotiations between the Issuer, the Company, Parent and the initial purchasers. Parent has no present intention to engage in a transaction involving a Change of Control, although it is possible that Parent could decide to do so in the future. Subject to the limitations discussed below, Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time of Parent or the Company or otherwise affect Parent's or the Company's capital structure or credit ratings. Additionally, the Indenture will not restrict Parent's ability to incur indebtedness.

         The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future indebtedness that the Company or Parent may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuer's ability to pay cash to the holders of Notes following the occurrence of a Change of Control will be limited by the Company's ability to repay the First Mortgage Bonds which will in turn be dependent upon the Company's then existing financial resources. There can be no assurance that sufficient funds will be available to the Company when necessary to make any required repurchases.

         The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of a Change of Control with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

         The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided that the Company and the Company Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreements (including any Guarantees thereof); provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

     (2) Indebtedness owed to and held by the Company or a Wholly-Owned Subsidiary; provided, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness (other than customary Indebtedness to a Securitization Subsidiary or Indebtedness to a Company Guarantor), such Indebtedness is expressly subordinated after a Default to the prior payment in full in cash of all obligations with respect to the Notes;

     (3) Indebtedness Incurred under the First Mortgage Bonds in an aggregate principal amount of $800.0 million issued as Collateral for the Notes;

     (4) Indebtedness outstanding on the Issue Date (but excluding Indebtedness described in clause (1), (2) or (3) of this covenant);

     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) above, this clause
     (6) or clause (17) below; provided that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

     (7) Hedging Obligations Incurred to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates, commodity prices and exchange rates and not for speculative purposes;

     (8) Indebtedness Incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness in any other manner falls outside this clause (8), such Indebtedness will be deemed, in each case, to be Incurred at such time by such Securitization Subsidiary other than in reliance on this clause
     (8);

     (9) Indebtedness (including Capital Lease Obligations) of the Company or any Restricted Subsidiary (including any Refinancing Indebtedness with respect thereto) Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to this clause (9) and then outstanding, does not exceed $50.0 million;

     (10) Indebtedness of the Company or any Restricted Subsidiary arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, fixed or capital assets or a Subsidiary;

     (11) any Guarantee by the Company or a Company Guarantor of any Indebtedness of the Company or a Restricted Subsidiary (other than a Securitization Subsidiary and other than Indebtedness of a Restricted Subsidiary to which the proviso to clause (6) applies) that was permitted to be Incurred by the Company or such Restricted Subsidiary under the terms of this covenant at the time so Incurred;

     (12) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, but only to the extent that such Indebtedness is satisfied within five Business Days of Incurrence;

     (13) obligations of the Company or any Restricted Subsidiary in respect of bid, performance, surety or appeal bonds and completion guarantees provided in the ordinary course of business of the Company and its Restricted Subsidiaries;

     (14) Indebtedness consisting of Note Guarantees of the Company and the Company Guarantors;

     (15) Subordinated Obligations in an aggregate amount not exceeding $100.0 million at any time outstanding; provided that the Stated Maturity of such Subordinated Obligations is no earlier than the 91st day following the Stated Maturity of the Fixed Rate Notes;

     (16) Indebtedness of the Company and the Company Guarantors in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

     (17) Indebtedness of the Company or any Restricted Subsidiary incurred during any Suspension Period.

(c) Notwithstanding the foregoing, the Company shall not permit the aggregate principal amount of Bonds outstanding at any one time to exceed $900.0 million plus, for as long as the PBGC Agreement is in effect, up to $160 million of Series X Bonds pledged to the PBGC.

(d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness being Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing

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Indebtedness will be determined in accordance with the preceding sentence, and
(2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

(f) At any time other than during a Suspension Period, the Company will not, and will not permit any Company Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Company Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the First Mortgage Bonds (in the case of the Company) and the Note Guarantee of the Company or such Company Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Company Guarantor, as the case may be.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " -- Limitation on Indebtedness"; or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

         (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter for which financial statements have been made publicly available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

         (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

         (C) the amount by which Indebtedness of the Company issued after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company into Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

         (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary, (y) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after the Issue Date, net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement, and (z) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted

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         Subsidiary is designated a Restricted Subsidiary; provided, however, that the amounts set forth in clauses (x), (y) and (z) above shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary as reduced pursuant to clause (b)(7) below; minus

         (E) an amount equal to the contributions required to be made by the Company or any Restricted Subsidiary to the Ispat Inland Inc. Pension Plan following the Issue Date pursuant to Section III.A.4 of the July 9, 2003 amendment to the PBGC Agreement relating to excess EBITDA contributions to the Ispat Inland Inc. Pension Plan.

(b) The preceding provisions will not prohibit:

     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause
     (3)(B) of paragraph (a) above;

     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Company Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations; provided that
     (A) the Stated Maturity of the Subordinated Obligations being issued or exchanged to purchase, redeem, defease, acquire or retire for value such existing Subordinated Obligations shall be no earlier than the 91st day following the Stated Maturity of the Fixed Rate Notes and (B) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, that such dividend shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year; provided, further, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (5) Investments in the Existing Joint Ventures in an aggregate amount not exceeding $15.0 million per twelve-month period since the Issue Date; provided that to the extent Investments in the Existing Joint Ventures actually made in any twelve-month period are less than the amount permitted to be made (giving effect to all previous carryforwards on a cumulative basis), the amount of the difference may be carried forward and used in a subsequent twelve-month period; provided, further, that such Investments shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

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     (6) advances to the Existing Joint Ventures to fund working capital requirements in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $10.0 million; provided that such advances shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (7) Restricted Payments not exceeding $25.0 million in the aggregate; provided that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; provided, further, that any such Restricted Payment made after the Issue Date shall no longer be included in such $25.0 million to the extent (A) in the case of a Restricted Payment that is an Investment, (i) the Company or any Restricted Subsidiary (x) has received a return of capital in respect thereof or (y) if such Investment was a loan or advance, has received cash in repayment of such loan or advance and (B) in the case of a Restricted Payment that is a Guarantee or similar arrangement, such Guarantee or similar arrangement has terminated or expired or, to the extent such Guarantee or similar arrangement has been reduced, net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement and (ii) the Company has elected to have the amount received pursuant to the foregoing clause (i) increase the amount of Restricted Payments available pursuant to this clause (b)(7) in lieu of increasing the amount set forth in clause (a)(3)(D) above;

     (8) Restricted Payments made during any Suspension Period; provided that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (9) any Note Guarantee provided that such Note Guarantees shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

     (10) in connection with any Permitted Finco Collapse Transaction, the Restricted Payment, if any, deemed to be made pursuant to the last paragraph of " -- Permitted Finco Collapse Transaction"; provided that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; and

     (11) Refinancing Indebtedness in respect of the Company's Guarantee of Indebtedness of I/N Kote outstanding on the Issue Date.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

     (1) with respect to clauses (a), (b) and (c),

         (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

         (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date which encumbrance or restriction does not relate to any Person other than such Restricted Subsidiary;

         (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (G) of clause (1) of this covenant or this

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         clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not less favorable in any material respect to the holders of Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements (as determined by the Company in its reasonable judgment);

         (D) any encumbrance or restriction with respect to a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables, other rights to payment or inventory in connection with the financing thereof;

         (E) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

         (F) customary provisions in joint venture agreements relating solely to the securities, assets and revenues of such joint venture; and

         (G) encumbrances or restrictions incurred or entered into during any Suspension Period; and

     (2) with respect to clause (c) only,

         (A) any such encumbrance or restriction (i) consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or (ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

         (B) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

         (C) any encumbrance or restriction by virtue of any transfer or agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Restricted Subsidiary not otherwise prohibited by the Indenture.

Limitation on Sales of Assets and Subsidiary Stock

(a) At any time other than during a Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

         (A) first, (i) to the extent that such Asset Disposition is of assets other than Inventory Collateral, to the extent the Company elects or is required, to repay Indebtedness under any Credit Agreement and (ii) to the extent such Asset Disposition is of Inventory Collateral, to the extent the Company elects or is required, to

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         repay Indebtedness secured by a Permitted Inventory Collateral Lien on the Inventory Collateral ranking prior to the Lien securing the Company's Note Guarantee;

         (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year (or enter into a binding commitment therefor within such one-year period and acquire such Additional Assets within 6 months after such one-year period) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and to the extent the assets disposed of constituted Inventory Collateral, such Additional Assets shall be Inventory Collateral;

         (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), the Issuer will make an offer to the holders of the Notes (and (i) except to the extent such Net Available Cash was from an Asset Disposition of Inventory Collateral, the Company may make an offer to holders of other Senior Indebtedness of the Company designated by the Company and (ii) to the extent such Net Available Cash was from an Asset Disposition of Inventory Collateral, the Company may make an offer to holders of other Indebtedness with a Permitted Inventory Collateral Lien ranking prior to or pari passu with the Lien on the Inventory Collateral securing the Company's Note Guarantee) to purchase Notes (and, if applicable, such other Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture; and

         (D) fourth, any balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above (or to the extent any offer made in accordance with clause (C) above is not accepted) may be used by the Company for its general corporate purposes.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not be required to apply any Net Available Cash in accordance with clause (C) above until such time as the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with clauses (A) and (B) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be invested in any manner not prohibited by the Indenture or applied to temporarily reduce revolving credit indebtedness.

(b) For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

     (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(c) In the event of an Asset Disposition that requires or results in the purchase of Notes (and, if applicable, other Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Issuer will purchase Notes tendered pursuant to an offer by the Company for the Notes (and, if applicable, the Company will purchase such other Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, subject to the text below relating to a lesser price, in the event such other Indebtedness of the Company was issued with original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Notes and, if applicable, such other Indebtedness will be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof.

(d) The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer

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will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

     (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors of the Company has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution; and

     (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

     (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under " -- Limitation on Restricted Payments";

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Parent or the Company;

     (3) loans or advances to employees or directors in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

     (4) indemnities made in the ordinary course of business to employees or directors of the Company, its Subsidiaries, the Issuer and the Finco Guarantors;

     (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries or Parent;

     (6) any transaction with a Restricted Subsidiary or joint venture or similar entity (including, without limitation, the Existing Joint Ventures) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary or joint venture or similar entity (including, without limitation, the Existing Joint Ventures);

     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

     (8) the purchase and sale of raw materials, steel and steel-related products and services with Affiliates conducted in the ordinary course of business of the Company and its Restricted Subsidiaries, the terms of which are no less favorable to the Company or any Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;

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     (9) the payment of reasonable management fees to Parent or its Subsidiaries in an aggregate amount not to exceed $10.0 million in any fiscal year;

     (10) sales or other transfers or dispositions of (x) Receivables and Related Assets and (y) Inventory and Related Assets each in Qualified Securitization Transactions, acquisitions of Permitted Investments in connection with a Qualified Securitization Transaction and the entering into of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction;

     (11) any transaction with the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor; and

     (12) any Affiliate Transaction entered into during any Suspension Period.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         At any time other than during a Suspension Period, the Company

     (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary), and

     (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Subsidiary), unless:

            (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

            (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under " -- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

Limitation on Liens

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on the First Mortgage Bonds Collateral (as defined under "Description of the first mortgage bonds -- First Mortgage Bonds Collateral") other than Permitted First Mortgage Bonds Collateral Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien on the Inventory Collateral other than Permitted Inventory Collateral Liens.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien on the Capital Stock of any Subsidiary of the Company that directly or indirectly owns any interest in I/N Kote or I/N Tek, other than Permitted Liens of the types described in clauses (2) and (4) of the definition of "Permitted Liens"; provided that the foregoing will not apply to the extent the Company or a Company Guarantor effectively provides that the applicable Note Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted

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Liens; provided that the foregoing will not apply to the extent the Company or a
Company Guarantor effectively provides that the applicable Note Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

         Any Lien created for the benefit of the holders of the Notes pursuant to the provisos in the preceding two paragraphs shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien (or Lien upon the applicable Capital Stock, as applicable).

Limitation on Sale/Leaseback Transactions

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under " -- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt pursuant to the covenant described under " -- Limitation on Liens";

     (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property; and

     (3) the Company applies the proceeds of such transaction in compliance with the covenant described under " -- Limitation on Sale of Assets and Subsidiary Stock."

Merger and Consolidation

         The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Mortgage, the First Mortgage Bonds, the Company's Note Guarantee and the Indenture;

     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) at any time other than during a Suspension Period, immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " -- Limitation on Indebtedness";

     (4) at any time other than during a Suspension Period, immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

     (5) the Company shall have delivered to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and the Mortgage and that all necessary actions have been taken to preserve the priority and perfection of the Lien of the Mortgage on the First Mortgage Bonds Collateral; and

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     (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

         The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Guarantee, and the predecessor Company, except in the case of a lease, shall be released from the obligations under its Note Guarantee and the Indenture.

         The Company will not permit any Company Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (1) except in the case of a Company Guarantor that has been disposed of in its entirety to another Person (other than to the Company or another Company Guarantor), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith, at any time other than during a Suspension Period, the Company provides an officer's certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary under its Note Guarantee and the Indenture;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Future Company Guarantors

         The Indenture provides that (i) if the Company forms or acquires a domestic Restricted Subsidiary which, or (ii) if any domestic Restricted Subsidiary of the Company on the Issue Date at any time following the Issue Date, in each case, (x) Incurs Indebtedness other than Indebtedness owed to or a Guarantee in favor of the Company or a Guarantor or (y) owns net assets (other than intercompany receivables owing from the Company to a Restricted Subsidiary) with a fair market value in excess of $5.0 million (as determined by the Board of Directors of the Company) (in each case, other than a Securitization Subsidiary), the Company will cause such Subsidiary to execute a supplemental indenture pursuant to which such Subsidiary shall guarantee the Notes pursuant to a Note Guarantee.

Limitation on Amendment of Mortgage

         The Indenture provides that the Company will not permit any amendment to be made to the Mortgage, which requires the consent of holders of the Bonds, unless the holders of a majority in aggregate principal amount of the Notes outstanding have consented thereto.

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Limitation on Business Activities

         At any time except during a Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any line of business other than the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto or reasonable extensions thereof.

COVENANTS OF THE ISSUER AND THE FINCO GUARANTORS PRIOR TO A PERMITTED FINCO COLLAPSE TRANSACTION

         Prior to the consummation of a Permitted Finco Collapse Transaction, neither the Issuer nor any Finco Guarantor will engage in any business or activities other than performing its obligations under the Indenture, the Pledge Agreement, the Purchase Agreement, the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement in connection with any offering of Additional Notes), the Finco Mirror Note, the Notes and the Note Guarantees, as applicable, and activities reasonably incidental thereto.

         Without limitation of the foregoing restrictions, prior to the consummation of a Permitted Finco Collapse Transaction:

     (a) neither the Issuer nor any Finco Guarantor will, directly or indirectly, Incur or suffer to exist any Indebtedness or other liability other than pursuant to (i) the Finco Subordinated Note; (ii) the Notes issued on the Issue Date (and Additional Notes to the extent that the Company has issued a like principal amount of First Mortgage Bonds to the Issuer or a Finco Guarantor which have been pledged to the Trustee for the benefit of the holders of Notes), the Indenture, the Pledge Agreement, the Note Guarantees, the Purchase Agreement and the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement relating to an offering of Additional Notes); (iii) Indebtedness among the Issuer and the Finco Guarantors consisting of Subordinated Obligations; (iv) Ispat Inland Finance, LLC's obligations (x) pursuant to any Inventory Intercreditor Agreement and (y) as pledgor of Bonds to the PBGC pursuant to the PBGC Pledge Agreement as in effect on the Issue Date and as amended to the extent no such amendment is adverse to the holders of Notes (it being understood that an amendment to the maturity of the Bonds and any increase in the interest rate applicable to the Bonds or other amendment which does not increase in any material respect the potential liability of Ispat Inland Finance, LLC thereunder shall not be deemed to be adverse to the holders); (v) liabilities for taxes as a result of the operation of the Issuer and the Finco Guarantors in accordance with the Indenture which are not yet due or which are being contested in good faith by appropriate proceeding and for which adequate reserves are being maintained; (vi) administrative expenses, including legal, SEC reporting and accounting expenses; and (vii) other liabilities incidental to the performance of their obligations under the Indenture, the Notes, the Note Guarantees and the Pledge Agreement and the other transactions contemplated hereby;

     (b) the Issuer and the Finco Guarantors will not sell or otherwise dispose of any of the Collateral other than pursuant to " -- Permitted Finco Collapse Transaction," including any shares of Capital Stock constituting a portion of the Collateral, or merge into or consolidate with any Person;

     (c) the Issuer and the Finco Guarantors will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Indenture and the Pledge Agreement) on the ability of Ispat Inland, L.P. to make payments on the Finco Mirror
     Note in accordance with its terms or the ability of the Issuer or any Finco Guarantor to (i) make distributions on or repurchase its Capital Stock,
     (ii) make loans or advances to the Issuer, any Finco Guarantor or the Company or (iii) transfer any of its property or assets to the Issuer, a Finco Guarantor or the Company (other than restrictions on transfer of the Bonds of Ispat Inland Finance, LLC that are pledged to the PBGC under the PBGC Pledge Agreement);

     (d) Ispat Inland, L.P. shall maintain funds legally available to make payments on the Finco Mirror Note, and each of the other Finco Guarantors will maintain funds legally available in order to cause an amount of cash to be received by Ispat Inland, L.P. sufficient for Ispat Inland, L.P. to make payments on the Finco Mirror Note, in each case, on each date on which any payment is required to be made with respect to any Note;

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     (e) Ispat Inland, L.P. will make payments on the Finco Mirror Note in accordance with its terms on each date on which any payment is required to be made and each of the other Finco Guarantors shall cause an amount of cash to be distributed to Ispat Inland, L.P. sufficient to provide funds for Ispat Inland, L.P. to make payments on the Finco Mirror Note on each date on which any payment is required to be made with respect to any Note;

     (f) the Issuer and the Finco Guarantors will not take or knowingly or negligently omit to take any action which action or omission would have the result of materially and adversely impairing the security interest with respect to the Collateral other than as expressly contemplated by the Indenture and the Pledge Agreement; and

     (g) the Issuer and the Finco Guarantors will not, directly or indirectly, redeem, repurchase or pay any dividend or any other distribution on any of Ispat Inland, L.P.'s Capital Stock or make any Investment in any Person other than (i) Investments in the Issuer or a Finco Guarantor, (ii) Investments consisting of loans of Excess Finco Proceeds to the Company in exchange for a like aggregate principal amount of Company Notes, (iii) Investments in the First Mortgage Bonds which are outstanding on the Issue Date and additional First Mortgage Bonds which are pledged as Collateral for the Notes, (iv) Investments in the Capital Stock of the Company, (v) Investments by Ispat Inland Finance, LLC in Bonds held by it on the Issue Date that are pledged to the PBGC pursuant to the PBGC Pledge Agreement,
     (vi) Investments in Temporary Cash Investments and (vii) Investments (which are not made out of cash or Temporary Cash Investments) by the Finco Guarantors in the Capital Stock of any direct or indirect parent company of the Company (which Investments may involve transfers of Capital Stock among the Finco Guarantors).

PERMITTED FINCO COLLAPSE TRANSACTION

         Notwithstanding the foregoing restrictions on the Issuer and the Finco Guarantors, the Issuer and the Finco Guarantors will be permitted to undertake a Permitted Finco Collapse Transaction at any time when no Default has occurred and is continuing. For purposes of the Indenture, a "Permitted Finco Collapse Transaction" will be defined as a transaction in which, unless otherwise specified below, each of the following events occur:

     (a) Ispat Inland, L.P. transfers (including through a series of transfers among Finco Guarantors) or causes to be transferred to the Issuer (x) any First Mortgage Bonds held by any Finco Guarantor and (y) any Indebtedness owed by the Issuer to any Finco Guarantor and the Finco Mirror Note is retired (and in connection therewith the rate of interest payable by the Company on the First Mortgage Bonds will be reduced by 0.50%);

     (b) Ispat Inland, L.P. transfers all of the Capital Stock of the Issuer to a newly formed limited liability company (the "Successor Issuer") organized and existing under the laws of the United States of America, any State thereof or the District of Columbia which has no material assets or liabilities and all of the Capital Stock of which is owned by Ispat Inland Holdings, Inc. or any successor entity which owns directly a majority of the Voting Stock of the Company (the "Company Parent");

     (c) any Finco Guarantor may, if it so elects, transfer (including through a series of transfers among Finco Guarantors) or cause to be transferred to the Issuer, the Successor Issuer or the Company Parent (i) any Capital Stock of the Company that is owned by any Finco Guarantor and/or (ii) the Bonds that are pledged by Ispat Inland Finance, LLC to the PBGC pursuant to the PBGC Pledge Agreement (and Ispat Inland Finance, LLC's obligations pursuant to the PBGC Pledge Agreement), in each case, in exchange for Capital Stock of the Company Parent;

     (d) the Issuer liquidates into the Successor Issuer;

     (e) the Company Parent shall execute and deliver to the Trustee a supplement to the Pledge Agreement, in form satisfactory to the Trustee, pursuant to which the Capital Stock of the Successor Issuer shall be pledged to the Trustee as Collateral for the Successor Issuer's obligations under the Notes and the Indenture;

     (f) the Successor Issuer shall expressly assume by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Issuer under the Indenture;

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     (g) the Successor Issuer shall execute and deliver to the Trustee, in form satisfactory to the Trustee, a supplement to the Pledge Agreement pursuant to which it shall expressly assume all obligations of the Issuer under the Pledge Agreement and pledge to the Trustee the First Mortgage Notes and any Indebtedness of the Company held by it as Collateral for its obligations under the Notes and the Indenture;

     (h) all filings and other actions necessary to preserve the perfection and priority of the Lien of the Trustee on the Collateral shall be made and taken;

     (i) the Company shall deliver to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such transfer and such supplemental indenture and supplements to the Pledge Agreement comply with the Indenture and the Pledge Agreement and that all necessary actions have been taken to preserve the priority and perfection of the Lien of the Trustee on the Collateral; and

     (j) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         Upon compliance with each of the foregoing requirements, (i) the Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, the Notes and the Pledge Agreement and the predecessor Issuer shall be released from its obligations under the Indenture, the Notes and the Pledge Agreement and (ii) all remaining property or assets of any Finco Guarantor constituting a portion of the Collateral shall be released from the Lien of the Pledge Agreement and each Finco Guarantor shall be released from the Indenture, the Pledge Agreement and its Note Guarantee and all references to a "Finco Guarantor" in the Indenture and the Pledge Agreement shall no longer be deemed to refer to such entities.

         For purposes of the covenant described under " -- Certain Covenants -- Limitation on Indebtedness," any Indebtedness of the Company or any Restricted Subsidiaries that, immediately following such Permitted Finco Collapse Transaction, is held by entities that were Finco Guarantors immediately prior to such Permitted Finco Collapse Transaction shall be deemed to be an Incurrence of Indebtedness by the Company or the applicable Restricted Subsidiary on such date.

         For purposes of the covenant described under " -- Certain Covenants -- Restricted Payments," the amount of cash and Temporary Cash Investments that, immediately following such Permitted Finco Collapse Transaction, is held by entities that were Finco Guarantors immediately prior to such Permitted Finco Collapse Transaction shall be deemed to be a Restricted Payment by the Company on the date of such Permitted Finco Collapse Transaction.

COVENANTS OF THE ISSUER FOLLOWING A PERMITTED FINCO COLLAPSE TRANSACTION

         Following the consummation of a Permitted Finco Collapse Transaction, the Issuer will not engage in any business or activities other than performing its obligations under the Indenture, the Pledge Agreement, the Purchase Agreement, the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement in connection with any offering of Additional Notes), and the Notes, and activities reasonably incidental thereto.

         Without limitation of the foregoing restrictions, following the consummation of a Permitted Finco Collapse Transaction:

     (a) the Issuer will not, directly or indirectly, Incur or suffer to exist any Indebtedness or other liability other than (i) pursuant to the Finco Subordinated Note; (ii) the Notes issued on the Issue Date (and Additional Notes to the extent that the Company has issued a like principal amount of First Mortgage Bonds to the Issuer which have been pledged to the Trustee for the benefit of the holders of Notes), the Indenture, the Pledge Agreement, the Purchase Agreement and the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement relating to an offering of Additional Notes); (iii) liabilities for taxes as a result of

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     the operation of the Issuer in accordance with the Indenture which are not yet due or which are being contested in good faith by appropriate proceeding and for which adequate reserves are being maintained; (iv) administrative expenses, including legal, SEC reporting and accounting expenses; (v) if the Bonds and the related obligations of Ispat Inland Finance, LLC under the PBGC Pledge Agreement were transferred to the Issuer in the Permitted Finco Collapse Transaction, the Issuer may have liabilities with respect to a pledge of such Bonds to the PBGC to the extent Ispat Inland Finance, LLC would have been permitted to have such liabilities prior to a Permitted Finco Collapse Transaction; (vi) other liabilities incidental to the performance of the Issuer's obligations under the Indenture, the Notes and the Pledge Agreement and the other transactions contemplated hereby; and (vii) liabilities under any Inventory Intercreditor Agreement;

     (b) the Issuer will not sell or otherwise dispose of any of the Collateral or merge into or consolidate with any Person;

     (c) the Issuer will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Indenture and the Pledge Agreement) on the ability of the Issuer to (i) make loans or advances to the Company or (ii) transfer any of its property or assets (other than restrictions with respect to any Bonds pledged to the PBGC) to the Company;

     (d) the Issuer will not take or knowingly or negligently omit to take, any action which action or omission would have the result of materially and adversely impairing the security interest with respect to the Collateral other than as expressly contemplated by the Indenture and the Pledge Agreement; and

     (e) the Issuer will not redeem, repurchase or pay any dividend or any other distribution on any of its Capital Stock or make any Investment in any Person other than (i) Investments consisting of loans of Excess Finco Proceeds to the Company in exchange for a like aggregate principal amount of Company Notes, (ii) Investments in the First Mortgage Bonds which are outstanding on the Issue Date and additional First Mortgage Bonds which are pledged as Collateral for the Notes, (iii) Investments in the Capital Stock of the Company, (iv) Investments in Temporary Cash Investments and (v) Investments in Bonds and Capital Stock of the Company transferred to it in a Permitted Finco Collapse Transaction.

COVENANTS OF PARENT

Limitation on Steelmaking Business

         At any time other than during a Suspension Period, Parent will not and will not permit any of its Subsidiaries (other than the Company and its Subsidiaries) to, acquire any U.S. Steelmaking Business, unless upon the consummation of such acquisition (if such acquisition is otherwise in compliance with the requirements set forth in the Indenture), the U.S. Steelmaking Business is owned by the Company or any of its Restricted Subsidiaries.

Limitation on Merger or Consolidation of Parent

         Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Parent") shall be a Person organized and existing under the laws of any member nation of the European Union (as constituted on the Issue Date) or Canada or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia and the Successor Parent (if not Parent) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under its Note Guarantee and the Indenture;

     (2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing;

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     (3) Parent shall have delivered to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

     (4) Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

     (5) Parent shall have delivered an Opinion of Counsel in the jurisdiction of organization of Parent (if other than the United States) to the effect that the holders of the Notes (other than holders that are resident in such jurisdiction or that have a permanent establishment in such jurisdiction to which the Notes are attributable) will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The Successor Parent will be the successor to Parent and shall succeed to, and be substituted for, and may exercise every right and power of, Parent under Parent's Note Guarantee and the Indenture, and the predecessor Parent, except in the case of a lease, shall be released from its Note Guarantee and its other obligations under the Indenture.

SEC REPORTS

         Notwithstanding that the Issuer and the Guarantors may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will file with the SEC and provide the Trustee and holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections (which shall include (i) consolidated financial statements of Ispat Inland, L.P. and its subsidiaries, including the Issuer, prior to a Permitted Finco Collapse Transaction and (ii) financial statements of the Issuer following a Permitted Finco Collapse Transaction); provided, that in lieu of any annual report required of U.S. corporations, Parent may file and provide such annual report required of foreign private issuers subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.




DEFAULTS

         Each of the following is an Event of Default:

     (1) a default in the payment of interest or Additional Amounts on the Notes when due, continued for 30 days;

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

     (3) (i) the failure by the Company or any Company Guarantor to comply with its obligations under " -- Certain Covenants -- Merger and Consolidation" or " -- Certain Covenants -- Limitation on Amendment of Mortgage" above;
     (ii) the failure of the Issuer or any Finco Guarantor to comply with its obligations under clause (b) of " -- Covenants of the Issuer and the Finco Guarantors Prior to a Permitted Finco Collapse Transaction" or clause (b) of " -- Covenants of the Issuer Following a Permitted Finco Collapse Transaction"; (iii) the failure by the Issuer or any Finco Guarantor to comply with any of its obligations under clauses (c) through (f) of " -- Covenants of the Issuer and the Finco Guarantors Prior to a Permitted Finco Collapse Transaction," which failure continues for 30 days or the failure by the Issuer to comply with its obligations under clauses (c) or (d) of " -- Covenants

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     of the Issuer Following a Permitted Finco Collapse Transaction" which failure continues for 30 days; or (iv) the failure by Parent to comply with its obligations under " -- Covenants of Parent";

     (4) (i) the failure by the Company or any Company Guarantor, as the case may be, to comply for 30 days after notice with any of its obligations in the covenants described above under " -- Change of Control" (other than a failure to purchase Notes which shall be governed by clause (2) above) or under " -- Certain Covenants" under " -- Limitation on Indebtedness," " -- Limitation on Restricted Payments," " -- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes which shall be governed by clause (2) above), and " -- Limitation on Liens" or (ii) the failure of the Issuer or any Finco Guarantor, as the case may be, to comply for 30 days after notice with any of its obligations under clauses (a) or
     (g) of " -- Covenants of the Issuer and the Finco Guarantors Prior to a Permitted Finco Collapse Transaction" or the failure by the Issuer to comply for 30 days after notice with any of its obligations in clause (a) or (e) of " -- Covenants of the Issuer Following a Permitted Finco Collapse Transaction";

     (5) the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, the Mortgage or the Pledge Agreement;

     (6) Indebtedness of Parent, the Company, any Company Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or in the case of Parent, $25.0 million (the "cross-acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of the Issuer, any Guarantor or any Significant Subsidiary (the "bankruptcy provisions"); or

     (8) any judgment or decree for the payment of money in excess of $10.0 million, or in the case of Parent, $25.0 million is entered against Parent, the Company, any Company Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision");

     (9) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or any Guarantor denies or disaffirms its obligations under its Note Guarantee;

     (10) with respect to any Collateral, (A) any material Lien under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, (B) any security interest created thereunder or under the Indenture is declared invalid or unenforceable, (C) the Company or any Pledgor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable or (D) any Person commences a foreclosure proceeding in respect of any material part of the Collateral;

     (11) with respect to any material amount of First Mortgage Bonds Collateral, (A) the security interest under the Mortgage, at any time, ceases to be in full force and effect for any reason other than in accordance with its terms, (B) any security interest created thereunder is declared invalid or unenforceable, (C) the Company asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable or (D) any Person commences a foreclosure proceeding in respect thereof; or

     (12) The Parent Subordination Agreement shall cease to be in full force and effect or the Company or any holder of Existing Shareholder Advances shall assert the invalidity of any provision of the Parent Subordination Agreement.

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

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         If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, any Finco Guarantor, Parent or the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause (6), and such acceleration is rescinded by the holders of such Indebtedness prior to the time the Notes have been accelerated, such Event of Default shall cease to exist. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

         If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture, the Collateral Documents, the Parent Subordination Agreement, the Finco Mirror Note, the Finco Subordinated Note, any Company Note, the Intercreditor Agreements and the Notes may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding; provided that if any such amendment or waiver directly and

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disproportionately affects one series of Notes, such amendment or waiver shall require the consent of the holders of a majority in principal amount of such series of Notes and if any such amendment only affects one series of Notes the holders of the other series of Notes shall not be required to consent thereto. However, without the consent of each holder of an outstanding Note affected thereby, an amendment may not, among other things:

     (1) reduce the amount of Notes whose holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3) reduce the principal of or extend the Stated Maturity of any Note;

     (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under " -- Optional Redemption" or " -- Redemption for Changes in Withholding Taxes";

     (5) make any Note payable in money other than that stated in the Note;

     (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     (8) make any change in the ranking or priority of any Note or any Note Guarantee that would adversely affect the holders of Notes or release any Guarantor from its Note Guarantee except as provided in the Indenture;

     (9) except as specifically permitted by the Indenture or the Collateral Documents, make any change in the provisions in the Indenture or the Collateral Documents dealing with the application of proceeds from Collateral that would materially and adversely affect the holders of Notes or release any Pledgor from the Pledge Agreement or release the Company from the Inventory Security Agreement except as provided in the Indenture or the Collateral Documents;

     (10) make any change in the provisions of the Indenture described under " -- Additional Amounts" that adversely affects the rights of any Noteholder or amend the terms of the Notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder; or

     (11) make any change to the provisions described under " -- Change of Control" after a Change of Control has occurred or any change to the provisions of " -- Limitation on Sales of Assets and Subsidiary Stock" after the Issuer has become obligated to offer to purchase Notes.

         Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer, the Guarantors and the Trustee may amend the Indenture, Intercreditor Agreements, the Notes, the Collateral Documents, the Parent Subordination Agreement, the Finco Subordinated Note, any Company Note or the Finco Mirror Note:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption by a successor corporation of the obligations of Parent, the Issuer, the Company or any Company Guarantor under the Indenture;

     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

     (4) to add additional Note Guarantees or Collateral with respect to the Notes;

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     (5) to add to the covenants of the Issuer or any Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

     (6) to make any change that does not adversely affect the rights of any holder of the Notes;

     (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

     (8) to enter into any Inventory Intercreditor Agreement and subordinate the Lien of the Trustee under the Inventory Security Agreement to the Lien of any Person that holds a Lien on the Inventory Collateral permitted by clause (1) of the definition "Permitted Inventory Collateral Liens" on terms not less favorable to the holders of the Notes than the terms of the GECC Intercreditor Agreement and, in connection therewith, to amend the Inventory Security Agreement to provide such parties rights on terms no less favorable to the holders of Notes than the rights provided in the Inventory Security Agreement to the agent and lenders under the GECC Credit Agreement thereunder; or

     (9) to enter into an intercreditor agreement (each such intercreditor agreement being referred to, together with the Existing Receivables Intercreditor Agreement, as a "Receivables Intercreditor Agreement") with any party that has a security interest in Receivables and Related Assets which is a Permitted Lien on terms no less favorable to the holders of Notes than the terms of the Existing Receivables Intercreditor Agreement and, in connection therewith, to amend the Inventory Security Agreement to provide such parties rights on terms no less favorable to the holders of Notes than the rights provided to the counterparties of the Company in the Existing Receivables Intercreditor Agreement.

         The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control, prior to the occurrence of a Change of Control, or Asset Disposition, prior to the Issuer becoming obligated to make an offer to purchase Notes, may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

         The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, the Issuer will be required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

         The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

SATISFACTION AND DISCHARGE

         The Indenture and the Collateral Documents will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when the Issuer has paid all sums payable by it under the Indenture and either

     (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

     (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under " -- Optional Redemption," and the Issuer

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     has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

     (b) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

DEFEASANCE

         At any time when no Floating Rate Notes are outstanding, the Issuer may terminate all its and the Guarantors' obligations under the Notes, the Note Guarantees, the Collateral Documents and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

         In addition at any time when no Floating Rate Notes are outstanding, the Issuer may terminate its obligations ("covenant defeasance") under " -- Change of Control" and under the covenants described under " -- Certain Covenants" (other than the covenant described under " -- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions (other than with respect to Parent, the Company and the Issuer) and the judgment default provision described under " -- Defaults" above and the limitations contained in the first paragraph and clauses (3) and (4) of the second paragraph under " -- Certain Covenants -- Merger and Consolidation" above (the "defeased provisions").

         The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes and any Note Guarantee may not be accelerated because of an Event of Default with respect to any defeased provision. If the Issuer exercises its legal defeasance option, the Guarantors will be released from all of their obligations with respect to the Note Guarantees and the Pledge Agreement and the Collateral shall be released from the Lien of the Pledge Agreement.

         In order to exercise either of the defeasance options, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law) and (2) an opinion of counsel in the jurisdiction of organization of the Issuer (if other than the United States) to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the

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Trustee will be under no obligation to exercise any of their rights or powers under the Indenture or the Collateral Documents at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture or the Collateral Documents.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, in its capacity as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees, the Intercreditor Agreements, the Collateral Documents, the Finco Mirror Note or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

ENFORCEABILITY OF JUDGMENTS

         Since most of Parent's operating assets and the operating assets of Parent's Subsidiaries are situated outside the United States, any judgment obtained in the United States against Parent, including judgments with respect to the payment of principal, interest, additional amounts, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States.

         We have been informed by our Dutch counsel, De Brauw Blackstone Westbroek N.V., that in such counsel's opinion, under Dutch law, a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the United States (the "foreign court") which is enforceable in the United States (the "foreign judgment") and files its claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

         We have also been informed by our Nova Scotia counsel, Stewart McKelvey Stirling Scales, that in such counsel's opinion, the laws of the Province of Nova Scotia (the "Province") and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province on a final and conclusive judgment in personam of a United States federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (the "New York Court"), respecting the enforcement of the Notes, the Pledge Agreement or the Indenture, that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if:

     (a) that judgment was not obtained by fraud or in a manner contrary to "natural justice" and the enforcement of that judgment would not be contrary to "public policy" as such terms are applied by the courts of the Province;

     (b) the New York Court did not act either without jurisdiction under the conflict of laws rules of the laws of the Province; or without authority, under the laws in force in New York, to adjudicate concerning the cause of action or subject matter that resulted in the judgment or concerning the person of that judgment debtor;

     (c) the defendant was duly served with the process of the New York Court or appeared to defend such process;

     (d) the judgment is not contrary to the final and conclusive judgment of another jurisdiction;

     (e) the enforcement of that judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws;

     (f) the enforcement of the judgment would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the

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     Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

     (g) the action to enforce that judgment is taken within six years of the date of the judgment of the New York Court as stipulated in the Limitations of Actions Act (Nova Scotia)

         To the extent the Issuer's or any Finco Guarantor's assets are located outside the United States, interest, Additional Amounts, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States.

CONSENT TO JURISDICTION AND SERVICE

         The Issuer and each Guarantor have appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its agent for actions relating to the Notes, the Indenture and the Collateral Documents or brought under U.S. Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

GOVERNING LAW

         The Indenture, the Notes, the Note Guarantees, the Finco Mirror Note, the Parent Subordination Agreement and the Collateral Documents will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

         "Additional Assets" means:

     (1) any property, plant, equipment or other assets used in a Related Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "Affiliate" of any specified Person means:

     (1) any other Person, directly or indirectly, controlling or controlled by; or

     (2) under direct or indirect common control with such specified Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under " -- Certain Covenants -- Limitation on Restricted Payments," " -- Certain Covenants -- Limitation on Affiliate Transactions" and " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a

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merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than to a Securitization Subsidiary and other than a transfer of Inventory Collateral outside the ordinary course of business unless the transferee makes adequate provision to preserve the validity and priority of the Lien of the Trustee on such Inventory Collateral);

     (B) for purposes of the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under " -- Certain Covenants -- Merger and Consolidation";

     (C) a disposition of assets with a fair market value of less than $2.0 million;

     (D) the sale, transfer or other disposition of (i) Receivables and Related Assets or (ii) Inventory and Related Assets (provided that if any such Inventory and Related Assets constitute Inventory Collateral, the Lien of the Trustee is not released in such transaction) pursuant to a Qualified Securitization Transaction;

     (E) grants of Liens permitted by " -- Certain Covenants -- Limitation on Liens"; and

     (F) sales of (i) obsolete and not practically useable or (ii) worn-out equipment).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Fixed Rate Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

     (2) the sum of all such payments.

         "Board of Directors" in respect of a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

         "Bonds" means the First Mortgage Bonds and other bonds issued under the Mortgage.

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         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under " -- Certain Covenants -- Limitation on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Documents" means the Pledge Agreement, the Inventory Security Agreement and each other deed of trust, pledge agreement, collateral assignment, security agreement, fiduciary transfer or other instrument evidencing or creating any security interests in favor of the Trustee for the benefit of holders of the Notes.

         "Commodity Hedging Agreement" means agreements or arrangements relating to the future price of any commodity.

         "Company Note" means loans by the Issuer or a Finco Guarantor to the Company out of Excess Finco Proceeds.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements have been made publicly available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any Revolving Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the

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     Consolidated Interest Expense for such period directly attributable to the
     Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition or improvement of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries (or in the case of clause (11), the Issuer and the Finco Guarantors), without duplication:

     (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

     (2) amortization of debt discount, premium and debt issuance cost;

     (3) capitalized interest;

     (4) non-cash interest expense (other than interest accruing on loans or advances from Affiliates outstanding on the Issue Date);

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (6) net payments pursuant to Hedging Obligations under Interest Rate Agreements;

     (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly-Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

     (8) interest incurred in connection with Investments in discontinued operations;

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     (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

     (11) (x) the amount of payments of interest, premium and Additional Amounts of the Issuer with respect to the Notes and (y) all other consolidated expenses of the Issuer and the Finco Guarantors (excluding any expenses paid to the Company or a Restricted Subsidiary);

provided that there shall be excluded from Consolidated Interest Expense (i) interest expense and premium of the Company and its Restricted Subsidiaries that is paid to the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor, (ii) dividends on the Company's Capital Stock paid to the Issuer or, prior to a Permitted Finco Collapse Transaction, a Finco Guarantor and (iii) debt issuance cost in connection with the Notes.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries; provided that there shall be excluded from such Consolidated Net Income, without duplication:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

         (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
         (2) below); and

         (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

         (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

         (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (3) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

     (4) extraordinary gains or losses;

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     (5) all other non-cash charges of the Company and its consolidated
     Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

     (6) the cumulative effect of a change in accounting principles;

     (7) interest expense payable by the Company and its Restricted Subsidiaries to the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor;

     (8) interest income payable to the Company and its Restricted Subsidiaries by the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor; and

     (9) amortization of debt discount, premium and debt issuance cost in connection with the sale of the Notes;

provided, further, that Consolidated Net Income will be reduced by the sum of
(i) the amount of payments of interest, premium and Additional Amounts made by the Issuer with respect to the Notes and (ii) all other consolidated expenses of the Issuer and the Finco Guarantors (excluding any expenses paid to the Company or a Restricted Subsidiary and amortization of any debt discount, premium and debt issuance cost in connection with the sale of the Notes).

         Notwithstanding the foregoing, for the purposes of the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available on or prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

     (1) the par or stated value of all outstanding Capital Stock of the Company plus

     (2) paid-in capital or capital surplus relating to such Capital Stock plus

     (3) any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Credit Agreements" mean (x) the GECC Credit Agreement, and (y) any other loan or credit agreement secured by Receivables and Related Assets or Inventory and Related Assets among the Company and/or any Restricted Subsidiary and one or more financial Institutions, each as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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         "Disqualified Stock" means, with respect to any Person, any Capital
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day following the Stated Maturity of the Fixed Rate Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day following the Stated Maturity of the Fixed Rate Notes shall not constitute Disqualified Stock if:

     (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and " -- Change of Control"; and

     (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

         The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

     (2) Consolidated Interest Expense; and

     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         Except as described under " -- Certain Covenants -- Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. Dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

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         "Empire" means Empire Iron Mining Partnership, a partnership in which the Company owns a 21% interest.

         "Empire Agreement" means the Restated Empire Iron Mining Partnership Agreement dated as of December 1, 1978, as amended to the Issue Date.

         "Equity Offering" means an offering (whether public or private) of common stock of Parent or the Company.

         "Excess Finco Proceeds" means, at any time of determination, for any period, (i) all cash payments received during such period by the Issuer or any Finco Guarantor in respect of the First Mortgage Bonds and any Capital Stock of the Company held by the Issuer or any Finco Guarantor less (ii) the sum of (w) all amounts paid on the Notes during such period, (x) all taxes paid or accrued during such period, (y) all administrative costs and other expenses paid during such period and (z) all Investments made in Company Notes prior to such time during such period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

         "Existing Joint Ventures" shall mean I/N Kote, I/N Tek, PCI and Empire; provided that for purposes of " -- Certain Covenants," any action permitted to be taken by the Company and its Restricted Subsidiaries with reference to the Existing Joint Ventures may be taken by the Company or a Restricted Subsidiary indirectly through an action with respect to an Unrestricted Subsidiary that is an equity holder in an Existing Joint Venture.

         "Existing Receivables Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, by and among JPMorgan Chase Bank, BNY Midwest Trust Company, General Electric Capital Corporation, the Company, Ispat Inland Administrative Services Company and the Trustee, as the same may be amended in accordance with the terms of the Indenture.

         "Existing Shareholder Advances" means the Company's obligations under the $215.8 million aggregate principal amount of Subordinated Obligations advanced to the Company by Parent and its other Subsidiaries outstanding on the Issue Date.


         "Finco Subordinated Note" means, collectively, (i) Subordinated Obligations in the form of the $5.6 million principal amount 8% note due April 2, 2014 issued by a Finco Guarantor to the Company outstanding on the Issue Date and (ii) Subordinated Obligations in the form of a 9.87% $23.0 million aggregate principal amount note due April 2, 2014 issued by a Finco Guarantor on the Issue Date in favor of the Company; provided that the aggregate principal amount of the Finco Subordinated Note referred to in clause (ii) may be increased by an amount equal to the aggregate principal amount of any fees and expenses of the Issuer in connection with any issuance of Additional Notes.


         "First Mortgage Bonds" means $800.0 million aggregate principal amount of Series Y and Series Z First Mortgage Bonds issued by the Company under the First Mortgage dated April 1, 1928, as amended and supplemented, between the Company and The Bank of New York and Louis P. Young, as successor trustees, and including any additional Series Y and Series Z First Mortgage Bonds issued by the Company under the Mortgage as Collateral for Additional Notes.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

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     (2) statements and pronouncements of the Financial Accounting Standards
     Board;

     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GECC Credit Agreement" means that certain Credit Agreement dated as April 30, 2003 among the Company, as borrower, the other credit parties and lenders party thereto and General Electric Capital Corporation, as Agent and Lender, and GECC Capital Markets Group, Inc., as Lead Arranger.

         "GECC Intercreditor Agreement" means the agreement, dated as of the Issue Date, between the trustee, the Company, certain subsidiaries of the Company, Ispat Inland Finance, LLC and General Electric Capital Corporation.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Hedging Agreement.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with " -- Certain Covenants -- Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

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     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (5) the amount of all non-contingent obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

     (8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person;

provided, however, that Indebtedness shall not include the obligations of the general partners, in their capacities as such, of the Existing Joint Ventures in respect of the Indebtedness of such partnerships existing on the Issue Date and disclosed in the prospectus.

         Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

         For purposes of calculating the amount outstanding of Indebtedness of a Securitization Subsidiary that transfers any interest in accounts receivable or inventory to another Person, the amount of unrecovered capital, purchase price or principal investment of such Person (if other than the Company or a Restricted Subsidiary) in respect thereof excluding any amount representing yield or interest earned on such capital, purchase price or investment, shall be deemed to be Indebtedness.

         "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided that such firm is not an Affiliate of the Company.

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         "I/N Kote" shall mean I/N Kote L.P., a Delaware limited partnership in which a subsidiary of the Company owns a 49% general partnership interest and a 1% limited partnership interest.

         "I/N Tek" shall mean I/N Tek L.P., a Delaware limited partnership in which a subsidiary of the Company owns a 59% general partnership interest and a 1% limited partnership interest.

         "Intercreditor Agreements" means the GECC Intercreditor Agreement, the Existing Receivables Intercreditor Agreement, any future Inventory Intercreditor Agreement or Receivables Intercreditor Agreement and the USWA Mortgage.

         "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

         "Inventory and Related Assets" means any inventory (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such inventory and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving inventory.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or advances against supplies on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company;

provided that Special Contributions (as defined in the Empire Agreement) shall not be deemed to be Investments.

         "Investment Grade" designates a rating of BBB -- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

         "Ispat Inland Inc. Pension Plan" means the Ispat Inland Inc. Pension Plan, as restated effective January 1, 1997, including all supplements thereto.

         "Issue Date" means March 25, 2004.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

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         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Mortgage" has the meaning given such term by "Description of the first mortgage bonds."

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

     (1) all accounting, investment banking, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) except in the case of Inventory Collateral, all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

provided that the term "Net Available Cash" shall not include the proceeds of any Asset Disposition consummated during any Suspension Period.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Note Guarantee" means a Guarantee by each Guarantor of all Obligations of the Issuer under the Notes and the Indenture on the terms set forth in the Indenture.

         "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Parent Subordination Agreement" means the subordination agreement, dated as of the Issue Date, between the Company, each holder of any of the Existing Shareholder Advances and the trustee.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PBGC Agreement" means that certain agreement, dated March 14, 2000 (which agreement supplemented an agreement dated July 14, 1998) among the Company, Parent, Ryerson Tull Inc. and the PBGC, as amended under an agreement dated July 9, 2003, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

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         "PBGC Pledge Agreement" means the pledge agreement, dated as of July 9,
2003 by and between Ispat Inland Finance, LLC and the PBGC.

         "PCI" means PCI Associates, a general partnership in which the Company owns a 50% interest.

         "Permitted First Mortgage Bonds Collateral Liens" means Liens on First Mortgage Bonds Collateral consisting of:

     (1) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (2) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (3) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (4) Liens (i) created pursuant to the Subordinated Mortgage (the "USWA Mortgage"), dated as of September 15, 1994, between Inland Steel Company (as predecessor to the Company) and the United Steelworkers of America as in effect on the Issue Date and (ii) other Liens securing obligations of up to $150.0 million of the Company and its Restricted Subsidiaries; provided that (x) such Liens do not secure Indebtedness for money borrowed and (y) such Liens are subordinated to the Lien securing the Bonds to at least the same extent as the USWA Mortgage; and

     (5) Liens securing Bonds issued in compliance with " -- Certain Covenants -- Limitation on Indebtedness."

         "Permitted Holders" means (1) Mr. Lakshmi N. Mittal and his spouse or lineal descendants, (2) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of any Person described in clause (1) above or (3) any combination of the foregoing.

         "Permitted Inventory Collateral Liens" means:

     (1) Liens (which may rank, at the Company's option, prior to, on parity with or junior to the Lien on the Inventory Collateral securing the Company's Note Guarantee) on Inventory and Related Assets (i) of a Securitization Subsidiary Incurred in a Qualified Receivables Transaction and/or (ii) in a principal amount not to exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

     (2) Liens securing the Company's Note Guarantee;

     (3) rights, if any, under the "physical property" and "springing lien" provisions set forth in Article Six, Section 4 and Group 4 of the granting clauses, respectively, of the Mortgage which are applicable to Bonds issued under (w) the twenty-fourth supplemental indenture to the Mortgage, dated January 15, 1977, (x) the twenty-fifth supplemental indenture to the Mortgage, dated as of February 1, 1977, (y) the thirty-second supplemental

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     indenture to the Mortgage, dated as of June 1, 1993 and (z) the thirty-third supplemental indenture to the Mortgage, dated as of June 1, 1995, and not to any other Indebtedness;

     (4) Liens arising out of consignments and similar arrangements in the ordinary course of business;

     (5) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (6) Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such Inventory Collateral or materially impair their use in the operation of the business of such Person; and

     (7) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is a Related Business;

     (3) cash and Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees or directors in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or other rights to payment held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or other rights to payment or
     (b) as

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     a result of a foreclosure by the Company or any of its Restricted
     Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (10) any Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such Investment consists only of
     (i) Receivables and Related Assets or Inventory and Related Assets or a promissory note or notes of the Securitization Subsidiary customary in Qualified Securitization Transactions or (ii) Standard Securitization Undertakings;

     (11) Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes; and

     (12) Investments in the Issuer and, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor.

         "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation or to support obligations to insurance companies in respect of deductibles, co-insurance claims or self-insured retention (and letter of credit obligations in respect thereof), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), warranty obligations or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or cash equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (3) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (4) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (5) Liens in favor of issuers of surety bonds or letters of credit and bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition,

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     completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (8) Liens on Inventory and Related Assets, mobile equipment, spare parts, stock of Securitization Subsidiaries, Indebtedness owing from Securitization Subsidiaries, Receivables and Related Assets (and proceeds thereof, including, without limitation, cash, investments and pledged deposit accounts and lockboxes) to secure Indebtedness (i) of a Securitization Subsidiary Incurred in a Qualified Receivables Transaction and/or (ii) in a principal amount not to exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

     (9) Permitted First Mortgage Bonds Collateral Liens, Liens securing the Notes and the Note Guarantees and, without duplication, Liens outstanding on the Issue Date;

     (10) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned Subsidiary of such Person;

     (13) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates in the ordinary course of business;

     (14) Liens securing Hedging Obligations related to Currency Agreements or Commodity Hedging Agreements entered into to protect against fluctuations in exchange rates and commodity prices in the ordinary course of business;
     (15) leases or subleases granted in the ordinary course of business;

     (16) any interest or title of a lessor under any lease, whether or not characterized as an operating lease or a capital lease;

     (17) Liens arising out of consignments or similar arrangements for the sale of goods in the ordinary course of business;

     (18) additional Liens on property or assets (other than the First Mortgage Bonds Collateral) securing obligations of the Company and its Restricted Subsidiaries not exceeding $15.0 million at any time; and

     (19) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (8), (9) (other than Liens in respect of Indebtedness that is retired by the Company or any Restricted Subsidiary on the Issue Date), (10) or (11) or Liens extending, renewing or replacing, in whole or in part, such Liens; provided that:

         (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

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         (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (10) or (11) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Purchase Agreement" means the purchase agreement entered into among the Issuer, the Guarantors and UBS Securities LLC.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in Receivables and Related Assets or Inventory and Related Assets.

         "Rating Agencies" means:

     (a) S&P;

     (b) Moody's; or

     (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody's or both, as the case may be.

         "Receivables and Related Assets" means any accounts receivable and other rights to payment (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable and other rights to payment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and other rights to payment, proceeds of such accounts receivable and other rights to payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and other rights to payment.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

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     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the
     Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Company Guarantor that Refinances Indebtedness of the Company or a Company Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date, among the Issuer, the Guarantors and UBS Securities LLC.

         "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business in which the Company was engaged on the Issue Date, in each case as reasonably determined by the Board of Directors of the Company in good faith.

         "Restricted Payment" with respect to any Person means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions to a Finco Guarantor (prior to a Permitted Finco Collapse Transaction), the Issuer, the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly-Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the Refinancing of Subordinated Obligations with Refinancing Indebtedness or the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition);

     (4) the making of any Investment (other than a Permitted Investment) in any Person; or

     (5) the purchase, repurchase, redemption, acquisition or retirement for value of the Existing Shareholder Advances.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means any revolving credit, overdraft or working capital facility or financing arrangement.

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         "S&P" means Standard & Poor's Ratings Services, a division of the
McGraw-Hill Companies, Inc., and its successors.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Subsidiary" means Ispat Inland Administrative Service Company (so long as it is a Wholly-Owned Subsidiary) and any other Wholly-Owned Subsidiary (or a wholly-owned Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment) to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets or Inventory and Related Assets and that engages in no activities other than in connection with financing of accounts receivable or inventory, as the case may be, and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary and

     (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

         (A) is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

         (B) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, and

         (C) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

     (2) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity, and

     (3) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any obligation to a third party to maintain or preserve such entity's financial condition or to cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an officers' certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

         "Senior Indebtedness" means with respect to any Person:

     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

     (2) Accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in

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     respect of (A) Indebtedness of such Person for money borrowed and (B)
     indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

     (1) any obligation of such Person to any Subsidiary of such Person;

     (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

     (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable or inventory securitization transaction and other limited recourse arrangements that are customary for such securitizations and do not impair the characterization of the relevant securitization as a true sale under applicable law.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (1) such Person;

     (2) such Person and one or more Subsidiaries of such Person; or

     (3) one or more Subsidiaries of such Person.

I/N Tek shall not be deemed to be a Subsidiary for purposes of the Indenture.

         "Suspension Period" means any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture.

         "Temporary Cash Investments" means any of the following:

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     (1) any investment in direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than nine months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

     (5) investments in securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A2" by Moody's.

         "Unrestricted Subsidiary" means, on the Issue Date, Ispat Inland Empire Inc., III Kote, Inc., III/PCI, Inc. and III Tek, Inc., and any other:

     (1) Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

     (2) Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien (other than Permitted Liens that do not secure Indebtedness for borrowed money) on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" (and in the case of any designation during a Suspension Period, the Company could have made such designation if no Suspension Period had been in effect since the Issue Date).

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under " -- Certain Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by such Board of Directors shall be evidenced to the trustee by promptly filing with the Trustee a copy of the resolution of such Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the

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applicable foreign currency as published in The Wall Street Journal in the
"Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

         Except as described under " -- Certain Covenants -- Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. Steelmaking Business" means any business material to the operations of the Company in which the Company was engaged on the Issue Date.

         "USWA Mortgage" has the meaning set forth in the definition of Permitted First Mortgage Bonds Collateral Liens.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly-Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly-Owned Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

         Except as set forth in the next paragraph, the new notes to be exchanged as set forth herein will initially be issued in the form of one Global New Note (the "Global New Note"). The Global New Note will be deposited on the expiration date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global New Note Holder").

         New notes that are issued as described below under " -- Certificated New Notes" will be issued in the form of registered definitive certificates (the "Certificated New Notes"). Such Certificated New Notes may, unless the Global New Note has previously been exchanged for Certificated New Notes, be exchanged for an interest in the Global New Note representing the principal amount of new notes being transferred.

         DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

         So long as the Global New Note Holder is the registered owner of any new notes, the Global New Note Holder will be considered the sole holder under the indenture of any new notes evidenced by the Global New Note. Beneficial owners of new notes evidenced by the Global New Note will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Ispat Inland ULC nor the Trustee will have any responsibility or

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liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the new notes.

         Payments in respect of the principal of, premium, if any, and interest on new notes registered in the name of the Global New Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global New Note Holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ispat Inland ULC and the Trustee may treat the persons in whose names new notes, including the Global New Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Ispat Inland ULC nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

CERTIFICATED NEW NOTES

         Subject to certain conditions, any person having a beneficial interest in the Global New Note may, upon request to the Trustee, exchange such beneficial interest for new notes in the form of Certificated New Notes. Upon any such issuance, the Trustee is required to register such Certificated New Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) Ispat Inland ULC notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and Ispat Inland ULC is unable to locate a qualified successor within 90 days or (ii) Ispat Inland ULC, at its option, notifies the Trustee in writing that it elects to cause the issuance of new notes in the form of Certificated New Notes under the indenture, then, upon surrender by the Global New Note Holder of its Global New Note, new note in such form will be issued to each person that the Global New Note Holder and DTC identify as being the beneficial owner of the related new notes.

         Neither Ispat Inland ULC nor the Trustee will be liable for any delay by the Global New Note Holder or DTC in identifying the beneficial owners of new notes and Ispat Inland ULC and the Trustee may conclusively rely on, and will protected in relying on, instructions from the Global New Note Holder or DTC for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

         The indenture requires that payments in respect of the new notes represented by the Global New Note (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global New Note Holder. With respect to Certificated New Notes, Ispat Inland ULC will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, new notes represented by the Global New Note are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in the Certificated New Notes will also be settled in immediately available funds.

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                     DESCRIPTION OF THE FIRST MORTGAGE BONDS


      The First Mortgage Bonds were issued under the First Mortgage dated April 1, 1928, between the Company and First Trust and Savings Bank and Melvin A. Traylor, as Trustees (The Bank of New York (the "Corporate Trustee") and Louis
P. Young, successor Trustees), as amended and supplemented by various supplemental indentures (and as supplemented from time to time following the date hereof, collectively, the "Mortgage"), including the Thirty-Eighth Supplemental Indenture dated as of March 25, 2004 with respect to the First Mortgage Bonds (herein called the "Supplement"). We urge you to read the Mortgage because it and not this description defines the rights of the Trustee and the holders of Notes with respect to the First Mortgage Bonds.


PRINCIPAL, MATURITY AND INTEREST

      The First Mortgage Bonds were issued to Ispat Inland Finance, LLC in an original principal amount of $800.0 million consisting of Series Y Bonds in an aggregate principal amount of $150.0 million and Series Z Bonds in an aggregate principal amount of $650.0 million. The Company will be permitted to issue an aggregate principal amount of up to $100.0 million of additional First Mortgage Bonds consisting of additional Series Y Bonds and/or Series Z Bonds (collectively "Additional First Mortgage Bonds") securing all of the Notes in a transaction that complies with the covenant described under "--Description of the notes--Certain Covenants--Limitation on Indebtedness." Any Additional First Mortgage Bonds will be treated as part of the same series of First Mortgage Bonds as the Series Y Bonds and the Series Z Bonds, as applicable, originally issued on the Issue Date for all purposes under the Mortgage.

      The First Mortgage Bonds were issued only in fully registered form in denominations of $1,000 and integral multiples thereof. For purposes of this description, the term "corresponding series of First Mortgage Bonds" means, with respect to the Series Y Bonds, the Floating Rate Notes and, with respect to the Series Z Bonds, the Fixed Rate Notes.


      Series Y Bonds. The Series Y Bonds bear interest in an amount equal to the sum of (i) the rate of interest then applicable to the Floating Rate Notes in accordance with the terms of the Indenture (including any Additional Interest payable on such Floating Rate Notes and including any increase in the applicable rate of interest on the Floating Rate Notes following any Default whether or not the Issuer would be obligated to pay such interest on the Floating Rate Notes) plus (ii) 0.50% per annum; provided that the 0.50% per annum set forth in this clause (ii) shall cease to accrue from and after the fulfillment of the condition set forth in clause (a) under "--Description of the notes--Permitted Finco Collapse Transaction." Interest on the Series Y Bonds is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2004, to the holder of record of the Series Y Bonds on the immediately preceding December 15, March 15, June 15 and September 15. The interest rate on the Series Y Bonds will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.



      In addition to the interest payable above, an amount will be payable on each interest payment date for the Series Y Bonds equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of Series Y Bonds outstanding on such date and the denominator of which is the aggregate principal amount of First Mortgage Bonds outstanding on such date, multiplied by
(ii) the aggregate amount of fees, expenses and other charges due under the terms of the Indenture on such date (including with respect to the Trustee for the Notes).



      Series Z Bonds. The Series Z Bonds bear interest at a rate per annum equal to the sum of the rate of interest then applicable to the Fixed Rate Notes in accordance with the terms of the Indenture (including any Additional Interest payable on such Fixed Rate Notes and including any increase in the applicable rate of interest on the Fixed Rate Notes following any Default whether or not the Issuer would be obligated to pay such interest on the Fixed Rate Notes) plus
(ii) 0.50% per annum; provided that the 0.50% per annum set forth in this clause
(ii) shall cease to accrue from and after the fulfillment of the condition set forth in clause (a) under "--Description of the notes--Permitted Finco Collapse Transaction." Interest on the Series Z Bonds is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2004, to the holder of record of the Series Z Bonds on the immediately preceding March 15 and September 15.


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      In addition to the interest payable above, an amount will be payable upon each interest payment date for the Series Z Bonds equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of Series Z Bonds outstanding on such date and the denominator of which is the aggregate principal amount of First Mortgage Bonds outstanding on such date, multiplied by
(ii) the aggregate amount of fees, expenses and other charges due under the terms of the Indenture on such date (including with respect to the Trustee for the Notes).

      To the extent that the Issuer purchases or repays any Notes of any series from holders of the Notes on any date, the Company will be required to repay a like aggregate principal amount of principal of the corresponding series of First Mortgage Bonds on such Date; provided that entire aggregate principal amount of Series Y Bonds will be repaid at or prior to the Stated Maturity of the Floating Rate Notes and the entire aggregate principal amount of the Series Z Bonds will be repaid at or prior to the Stated Maturity of the Fixed Rate Notes. To the extent that the Issuer is required to pay any premium or interest on either series of Notes to be purchased or repaid on any date, the Company will be required to pay a like amount of premium or interest on the principal of the corresponding series of First Mortgage Notes to be repaid by it on such date.

REDEMPTION

      The Supplement provides that, except as provided above under "--Principal, Maturity and Interest," no First Mortgage Bonds may be redeemed, retired or prepaid for so long as any Notes are outstanding.

FIRST MORTGAGE BONDS COLLATERAL

      The Mortgage constitutes a direct first mortgage lien on the interest of the Company in the properties specifically described in the Mortgage and not heretofore released from the lien hereof (the "First Mortgage Bonds Collateral"), subject, however, to questions of survey, the lien of current taxes and assessments and various restrictions, reservations, covenants, easements, rights of way and other title defects or objections which do not, in the opinion of the Company, lessen the value to the Company of such properties for the purposes for which they are used or intended to be used.

      The principal properties of the Company which are now subject to the lien of the Mortgage consist of the Indiana Harbor Works of the Company (except for certain leased facilities, including a continuous anneal line and two continuous casters) and certain miscellaneous parcels of land in East Chicago, Indiana. The current net book value of the property, plant and fixtures of the Indiana Harbor Works subject to the lien of the Mortgage is approximately $1.6 billion. Book value is not necessarily indicative of appraised or market value and no appraisal has been obtained with respect to the property. The estimated amount of casualty and business interruption insurance coverage for property subject to the lien of the Mortgage is approximately $500 million per occurrence. There is no title insurance in effect with respect to this property.

      Various other properties of the Company (including the plants and other properties of its subsidiaries and of I/N Tek and I/N Kote) are not now subject to the lien of the Mortgage. The Mortgage prohibits the creation of any lien (except purchase money obligations and liens upon property existing at the time of acquisition thereof) on any such unmortgaged property (i) of the Company, or
(ii) of any Subsidiary designated in Group Five of the Granting Clauses of the Mortgage or a majority or more of the stock of which is owned by the Company and pledged under or made subject to the lien of the Mortgage and designated by the Company to be a "subsidiary," unless such property is first subjected to the prior lien of the Mortgage. No Subsidiary of the Company is presently designated in Group Five of said Granting Clauses, nor is the stock of any Subsidiary of the Company pledged under or subject to the lien of the Mortgage. The Mortgage provides that holders of not less than 76% in aggregate principal amount of the outstanding Bonds may direct the Trustees with respect to the exercise of remedies under the Mortgage.

      No appraisal of the First Mortgage Bonds Collateral has been prepared by or on behalf of the Issuer or the Guarantors in connection with this offering. The value of the First Mortgage Bonds Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. By its nature, the First Mortgage Bonds Collateral will be illiquid and may have no readily ascertainable market value. There also can be no assurance that the First Mortgage Bonds Collateral will be saleable and, even if the First Mortgage Bonds Collateral is saleable, the timing of its liquidation is uncertain.

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CERTAIN COVENANTS OF THE COMPANY

      The following covenants are set forth in the Mortgage.

Maintenance of Mortgaged Properties

      The Company will (i) maintain its plants, which are subject to the lien of the Mortgage and deemed by the Board of Directors useful for the conduct of its business, in good repair and will make all needful and proper renewals and replacements thereof, and (ii) maintain in proper repair all fixed equipment subject to the lien of the Mortgage and replace the same when worn out or abandoned, to the extent deemed by the Board of Directors to be required in the conduct of its business.

MODIFICATION OF CERTAIN PROVISIONS OF MORTGAGE

      The Supplement provides that no amendment requiring the consent of holders of First Mortgage Bonds may be made to the Mortgage without the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding.

MORTGAGE EVENTS OF DEFAULT

      The following are events of default under the Mortgage (each, a "Mortgage Event of Default"): (i) default in the payment of principal on any of the Bonds, when due; (ii) default, continuing for 90 days, in the payment of any installment of interest on any of the Bonds, when due; (iii) default, continuing for 90 days, in the delivery of any Bonds or the payment on any installment required by any sinking fund; (iv) default, continuing for 90 days, in the payment of any interest installment, when due, on any bond secured by a direct prior lien on any real estate on which the Mortgage is a direct charge: (v) default in the payment of the principal on any bond secured by direct prior lien on any real estate on which the Mortgage is a direct charge; (vi) default, continuing for six months after written notice thereof to the Company by the Corporate Trustee, in any other covenant of or condition required to be performed by the Company; and (vii) certain events of bankruptcy.

      The Trustees are required, within 90 days of the occurrence of a default, to give to the holders of the Bonds notice of any Mortgage Event of Default known to them to be subsisting (without regard to any applicable period of grace); but, except in the case of a default in the payment, when due, of the principal of or interest on any of the Bonds or of any sinking fund installment, the Trustees shall be protected in withholding such notice if the Corporate Trustee determines in good faith that the withholding of such notice is in the interests of the holders of the Bonds.

      If a Mortgage Event of Default shall occur and be continuing, the holders of a majority in principal amount of the Bonds then outstanding may require the Trustees, upon their being reasonably indemnified and secured by one or more of the holders of the Bonds, to take action to protect and enforce their rights and the rights of the holders of the Bonds, and to exercise any powers of entry or sale granted under the Mortgage, or to institute judicial proceedings, as the Trustees, being advised by counsel, shall deem most expedient in the interests of the holders of the Bonds.

RELEASE AND SUBSTITUTION OF PROPERTY

      The Mortgage permits the release from the lien thereof of property which the Company shall not deem necessary or advantageous to retain in connection with its business, upon the deposit with the Corporate Trustee of cash equal to the fair value of such property. The Mortgage also permits releases of certain other property under specified conditions, which in general require the substitution therefor of property of equivalent fair value.

CORPORATE TRUSTEE

      The Corporate Trustee is a depositary of funds of the Company and furnishes other banking services to the Company in the normal course of business. In addition, the banking corporation of which the Corporate Trustee is

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a part participates as a commercial lender from time to time in various lending arrangements to the Company or its subsidiaries.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      The Mortgage provides that the Bonds (including the First Mortgage Bonds) are solely obligations of the Company and that holders of the Bonds shall have no recourse for payment of principal of, interest on, or claims based on the Bonds against any officer, director or stockholder of the Company, whether past, present, or future, or of any successor corporation, either directly or indirectly through the Company or any successor corporation. The Mortgage also provides that holders of the Bonds expressly release and waive all personal liability of, and all rights and claims against, every such officer, director or stockholder as a condition of and as part of the consideration for the issue of the Bonds. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities law, and it is the view of the SEC that such a waiver is against public policy.

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                    DESCRIPTION OF INTERCREDITOR ARRANGEMENTS

GECC INTERCREDITOR ARRANGEMENTS

      In connection with the offering of the old notes, the trustee under the indenture for the notes entered into an intercreditor agreement (the "GECC Intercreditor Agreement") with the lender under the Company's existing inventory revolving credit facility, General Electric Capital Corporation ("GECC"). The Company has previously granted to GECC a first priority lien in the inventory collateral that was pledged on a second priority basis as security for the Company's guarantee of the notes, as well as certain other moveable equipment and other assets which do not secure the Company's guarantee of the notes. The GECC Intercreditor Agreement provides that the lien on the inventory collateral granted to the Trustee for the benefit of the holders of notes is junior to the lien granted to GECC under the inventory revolving credit facility and that, for so long as any obligations are owed to GECC in respect of the inventory revolving credit facility, the trustee for the notes may not take any action to enforce its security interest in the inventory collateral. Additionally, the GECC Intercreditor Agreement provides that any proceeds of any enforcement action in respect of the inventory collateral will first be applied to repay all obligations outstanding under the revolving inventory facility prior to being distributed to the trustee. The trustee also agreed to release its lien on the inventory collateral in connection with any sale upon foreclosure by GECC in which GECC's lien on the collateral is released and waive the right to raise certain claims in any bankruptcy proceeding in order to facilitate the ability of GECC to direct the disposition of the inventory collateral.

      Additionally, in connection with the lien granted to GECC in the inventory collateral and certain other collateral which does not secure the notes, the Company has agreed with GECC to cause the trustee under the First Mortgage Bonds, in the case of an event of default under the Mortgage, to permit GECC, its agents or designees to use any and all property, plant or equipment of the Company located at the Indiana Harbor Works (other than the continuous caster equipment previously mortgaged to the PBGC) (the "PPE Collateral") during a 150-day liquidation period following such event of default (subject to extension by mutual agreement) and, during such liquidation period, to take possession of and fully process the inventory collateral and certain related assets at such location in any manner necessary or desirable for GECC to realize the full value of its collateral in connection with any sale or other disposition thereof. The terms of the GECC Intercreditor Agreement confirm this PPE access arrangement and Ispat Inland Finance, LLC (as the registered holder of the First Mortgage Bonds) and the trustee for the notes (as the pledgee of the First Mortgage Bonds) have given an irrevocable direction to the trustee under the Mortgage for the First Mortgage Bonds to facilitate GECC's right of access in the event that an event of default under the Mortgage occurs. GECC has also confirmed in the GECC Intercreditor Agreement that it otherwise has no rights to, security interest in or lien on the PPE Collateral.

EXISTING RECEIVABLES INTERCREDITOR AGREEMENT

      In connection with the offering of the old notes, the trustee under the indenture entered into a receivables intercreditor agreement (the "Existing Receivables Intercreditor Agreement") by and among JPMorgan Chase Bank, as the receivables agent (the "Receivables Agent"), BNY Midwest Trust Company, as the receivables collateral trustee (the "Receivables Collateral Trustee"), Ispat Inland Administrative Service Company (the "Receivables Buyer"), the Company, GECC and the trustee for the notes. The Company has previously granted to JPMorgan Chase Bank and the other banks that are party to the receivable credit facility a security interest in the receivables. The Company has also entered into a credit agreement with GECC, which provides GECC with a first priority lien on the inventory collateral as well as certain assets not securing the notes.

      Pursuant to the Existing Receivables Intercreditor Agreement, GECC, the Receivables Agent and the trustee for the notes establish certain rights of the parties with respect to the receivables assets and with respect to the inventory collateral. GECC, the trustee for the notes, and the Receivables Trustee have appointed each other as agent for purposes of perfecting by possession their respective security interests. The Existing Receivables Intercreditor Agreement provides that if receivables are sold by the Company to the Receivables Buyer and the goods are thereafter returned, the Receivables Agent will have a prior lien in the returned inventory to secure any unpaid receivable that was transferred in a securitization transaction. GECC and the trustee for the notes have agreed that upon any sale or transfer of a receivable from the Company to the Receivables Buyer, their respective security interests will terminate in that receivable. GECC and the trustee for the notes also agree that they do not have a

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security interest in the accounts receivable except for the junior lien on the returned goods and the Receivables Agent has agreed that it does not have a security interest in the inventory collateral.

      The Existing Receivables Intercreditor Agreement further provides that any proceeds from the inventory collateral will be paid first to GECC and second to the trustee for the notes and any proceeds from the receivables assets will be paid to the Receivables Agent. The Existing Receivables Intercreditor Agreement further provides that GECC and the trustee for the notes will provide the Receivables Agent with access to their respective records with respect to the receivables and the inventory. The Company and the Receivables Buyer have also agreed that in the event of a default under the GECC inventory credit facility, the Company and the Receivables Buyer will terminate all transfers of receivables from the Company to the Receivables Buyer. The Existing Receivables Intercreditor Agreement further provides that the Receivables Agent and the Receivables Collateral Trustee consent to a stand by control agreement in favor of GECC in the lockbox accounts in which amounts received in respect of purchased receivables are deposited. Once the Receivables Agent has been paid in full from the depository account, the control agreement will become effective, allowing GECC to obtain priority over the proceeds in the deposit account.

USWA SUBORDINATED MORTGAGE ON THE INDIANA HARBOR WORKS

      On September 15, 1994, Ispat Inland Inc. granted the United Steelworkers of America a subordinated mortgage on the Indiana Harbor Works as collateral security for the payment of those post-retirement medical and life insurance benefits to retired employees which are not funded under the applicable Company welfare plan and trust. The USWA subordinated mortgage is subject and subordinated in all respects to the mortgage securing the First Mortgage Bonds. To the extent any property is released from the lien of the mortgage of the First Mortgage Bonds, such property will be automatically released from the lien of the USWA subordinated mortgage.

      The USWA subordinated mortgage permits the trustee under the indenture governing the First Mortgage Bonds to take all actions thereunder without the consent or notice to the USWA (including increasing the amount, interest rate and maturity of bonds issued under the indenture governing the First Mortgage Bonds) and provides that upon an event of default under the indenture governing the First Mortgage Bonds, the USWA may not take any enforcement action under the subordinated mortgage except to join in any such action as is then being asserted by the trustee under the indenture governing the First Mortgage Bonds.

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                               REGISTRATION RIGHTS


      The Issuer and the Guarantors entered into a registration rights agreement (the "Registration Rights Agreement") with UBS Securities LLC, for the benefit of the holders of Notes, pursuant to which the Issuer and the Guarantors agreed at their cost:


- file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered exchange offer (the "Registered Exchange Offer") to exchange without novation the Notes for new Notes of the Issuer guaranteed by the Guarantors (the "Exchange Notes") having terms identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or Additional Interest (as defined)); and

- use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and to consummate the Exchange Offer within 180 days after the Issue Date.


      The exchange offer made in this prospectus constitutes the Registered Exchange Offer provided for in the Registration Rights Agreement.



      The Issuer is hereby offering the Exchange Notes in exchange for surrender of the Notes. The Issuer will keep this Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders. For each Note surrendered to the Issuer pursuant to this Registered Exchange Offer, the Holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. The Exchange Notes will evidence the same continuing indebtedness as the Notes surrendered. Under existing SEC interpretations, the Exchange Notes and the related guarantees will be freely transferable by Holders other than affiliates of the Issuer after this Registered Exchange Offer without further registration under the Securities Act.



      Each Holder that wishes to exchange its Notes for Exchange Notes is required to represent that, among other things:


- any Exchange Notes to be received by it will be acquired in the ordinary course of its business,

- it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act,

- it is not an "affiliate" of the Issuer or any Guarantor, as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

- if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, and

- if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.

Under similar SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, if requested by a Participating Broker-Dealer, the Issuer and the Guarantors are required to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of not longer than 180 days after the date on which such statement is declared effective to satisfy their prospectus delivery requirements.

In the event that:


- applicable law or interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect this Registered Exchange Offer,


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-     for any other reason this Registered Exchange Offer is not consummated by
      September 22, 2004 (i.e., within 180 days of the Issue Date),


- any Holder is prohibited by law or SEC policy from participating in the Registered Exchange Offer or does not receive Exchange Notes that may be sold without restriction (other than due solely to the status of such Holder as an affiliate of the Issuer or any Guarantor), or

- the initial purchaser so requests with respect to Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution,

then the Issuer and the Guarantors will, at their cost, (a) file a registration statement (the "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be, from time to time, (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within the time periods specified in the Registration Rights Agreement and (c) keep the Shelf Registration Statement effective two years from the Issue Date or such shorter period ending when all Notes and/or Exchange Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement. The Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for which such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A Holder selling Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, each Holder of the Notes or Exchange Notes to be registered under the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in the Registration Rights Agreement in order to have such Holder's Notes or Exchange Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Additional Interest set forth in the following paragraph.

If:


-     on or prior to September 22, 2004 (i.e., the 180th day after the Issue
      Date), the Registered Exchange Offer is not consummated, or


- the Shelf Registration Statement is required to be filed but is not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions),

(each such event referred to in either of the clauses above, a "Registration Default"), additional cash interest ("Additional Interest") will accrue on the affected Notes and the affected Exchange Notes, as applicable. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.0% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or
(2) with respect to each Note or Exchange Note, the date on which such Note or Exchange Note otherwise becomes freely transferable by Holders other than affiliates of the Issuer without further registration under the Securities Act.

      Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (e.g., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes in cash on each interest payment date to the holders of record for such interest payment date.

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

      Under certain circumstances the Issuer and the Guarantors may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration for a period of up to 60 days during any 12-month period. Any delay period will not alter the obligations of the Issuer to pay Additional Interest with respect to a Registration Default.

      This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Issuer at its address set forth elsewhere in this prospectus.

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                       MATERIAL INCOME TAX CONSIDERATIONS

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of certain material United States federal income tax consequences and, in the case of a Non-United States Holder (as defined below), certain estate tax consequences, of the acquisition, ownership and disposition of the new notes by a person who acquired the old notes in their initial offering at their issue price. Except where noted, the following discussion addresses only new notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not deal with special situations, such as those of broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, insurance companies, partnerships or other pass-through entities or investors in such entities, persons holding new notes as part of a hedging or conversion transaction, a straddle or a constructive sale, persons who have ceased to be United States citizens or to be taxed as resident aliens and United States Holders (as defined below) whose functional currency is not the U.S. dollar. Furthermore, the following discussion is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other U.S. federal tax laws such as estate or gift tax.

      As used herein, a "United States Holder" is a beneficial owner of a new note that is: (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or
(B) the trust was in existence on August 20, 1996, and on August 19, 1996 was treated as a domestic trust and has elected to be treated as a U.S. person.

      A Non-United States Holder is a beneficial owner of a new note (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a United States Holder.

      For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity (or any other entity treated as a partnership or flow-through entity for U.S. federal income tax purposes) is attributed to its owners. Accordingly, if such a partnership or other flow through entity holds new notes, the U.S. federal income tax treatment of a partner in the partnership or owner of an equity interest in the flow-through entity will generally depend on the status of the partner or owner and the activities of the partnership or flow-through entity.

      Special rules may apply to certain Non-United States Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them or to their shareholders.

      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER U.S. FEDERAL TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

TAX CHARACTERIZATION OF THE ISSUER

      The U.S. federal income tax consequences to persons acquiring, owning, or disposing of new notes depend in part on who is treated as the issuer of the new notes for U.S. federal income tax purposes. Because Ispat Inland ULC (i) is organized as a Nova Scotia unlimited liability company, (ii) is wholly-owned by Ispat Inland, L.P., a Delaware limited partnership that has elected to be treated as a corporation for U.S. federal income tax purposes, and

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

(iii) has not made any election to the contrary, Ispat Inland ULC should be treated as a "disregarded entity" for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, Ispat Inland ULC's sole owner, Ispat Inland, L.P. will be treated as issuer of the new notes. If the Internal Revenue Service were to successfully challenge this treatment, the tax consequences to persons holding the new notes would be different. Prospective investors should consult their own tax advisor concerning those potential different consequences.

      The remainder of this discussion assumes that Ispat Inland, L.P., a corporation for U.S. Federal income tax purposes, will be treated as the issuer of the new notes for U.S. federal income tax purposes.

UNITED STATES HOLDERS

Exchange Offer

      The exchange of an old note for a note in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. As a result, a United States holder will not recognize any gain or loss upon exchanging an old note for a new note. The holding period of the new note will include the holding period of the old note exchanged, and the adjusted tax basis of the new note received will be the same as of the adjusted tax basis immediately before the exchange of the old note.

Interest

      A United States Holder generally will be required to include in its gross income as ordinary interest income the stated interest on a new note at the time such interest accrues or is received, in accordance with the United States Holder's method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of The New Notes

      Except as discussed above under the heading "Exchange Offer," a United States Holder generally will recognize capital gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any such amount attributable to accrued interest (which will be taxable as described above to the extent not previously included in income), and the United States Holder's adjusted tax basis in the new note. A United States Holder's adjusted tax basis in a new note will, in general, be the United States Holder's cost therefor.

      Any gain or loss recognized by a United States Holder on the sale, exchange, redemption, retirement or other disposition of a new note that such United States Holder has held for more than one year generally will be long-term capital gain or loss. Long-term capital gains recognized by a non-corporate United States Holder generally will be subject to tax at a maximum rate of 15%, which maximum tax rate will increase under current law to 20% for dispositions occurring during taxable years beginning on or after January 1, 2009. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

      In general, information reporting requirements will apply to the payment of interest and proceeds received from the sale, exchange, redemption, retirement or other disposition of the new notes. A United States Holder will be subject to backup withholding at the applicable statutory rates on these payments unless the United States Holder (i) is a corporation or comes within certain other exempt categories, and when required demonstrates such fact or
(ii) provides a taxpayer identification number, complies with certain certification requirements and otherwise complies with the backup withholding rules. United States persons required to establish their exempt status generally must provide certification on Internal Revenue Service Form W-9. Pursuant to recently enacted legislation, the backup withholding rate is currently 28%, which rate will increase (without further Congressional action) to 31% for taxable years beginning on or after January 1, 2011.

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

      Any amounts withheld under the backup withholding rules from a payment to a holder of the new notes will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

NON-UNITED STATES HOLDERS

Interest

      Subject to the discussion of backup withholding below, the payment to a Non-United States Holder of interest on a new note generally will not be subject to U.S. federal income or withholding tax pursuant to the "portfolio interest exception," provided that (i) the Non-United States Holder does not directly, indirectly or constructively own 10% or more of the voting power of Ispat Inland, L.P., (ii) the Non-United States Holder is not a controlled foreign corporation that is related to Ispat Inland, L.P. through sufficient stock ownership within the meaning of the Code, (iii) the Non-United States Holder is not a bank whose receipt of interest on a new note is described in section 881(c)(3) of the Code, and (iv) either (A) the beneficial owner of the new note certifies to us or our paying agent, under penalties of perjury, that it is not a United States Holder and provide its name, address and certain other information on an Internal Revenue Service Form W-8BEN, or a suitable substitute form, or (B) a securities clearing organization, bank or other financial institution that holds the new notes on behalf of such Non-United States Holder in the ordinary course of its trade or business certifies to us or our paying agent, under penalties of perjury, that such an Internal Revenue Service Form W-8BEN or W-8IMY, or suitable substitute form, has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Alternative methods may be applicable for satisfying the certification requirement described in (iv) above. These methods will generally require, in the case of new notes held by a foreign partnership, that the certificate described in (iv) above be provided by the partners in addition to the foreign partnership, and that the partnership provide certain additional information. A look-through rule would apply in the case of tiered partnerships.

      If a Non-United States Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-United States Holder generally will be subject to a 30% withholding tax (or lower applicable treaty rate), unless the beneficial owner of the new note provides us or our paying agent with a properly executed (1) Internal Revenue Service Form W8-BEN, or successor form, claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable income tax treaty or (2) Internal Revenue Service Form W8-ECI, or successor form, stating that interest paid on the new note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. In addition, the Non-United States Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

      If a Non-United States Holder is engaged in a trade or business in the United States and interest on the new note is effectively connected with the conduct of such trade or business, such Non-United States Holder will be subject to U.S. federal income tax on the interest, in the same manner as if it were a United States Holder, except to the extent that an applicable income tax treaty otherwise provides. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (which may include both any interest on a new note and any gain on a disposition of a new note), subject to adjustment, for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

Sale, Exchange, Retirement or Other Taxable Disposition of The New Notes

      Subject to the discussion of backup withholding tax discussed below, a Non-United States Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange, redemption, retirement or other disposition of a new note, provided (1) such gain is not effectively connected with the conduct by such holder of a trade or business in the United States (and, if required by an applicable income tax treaty as a condition for subjecting the Non-United States Holder to U.S. taxation on a net income basis, such payments or gain are not attributable to a permanent establishment maintained by the Non-United States Holder in the United States) and (2) in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

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

      If a Non-United States Holder's gain is effectively connected with its conduct of a U.S. trade or business, such holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. person. If such a Non-United States Holder is a corporation, such holder may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or lower applicable treaty rate). If a Non-United States Holder is present in the United States for 183 days or more in the taxable year of disposition, such holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the new note) exceed capital losses allocable to U.S. sources.

Federal Estate Tax

      Subject to any applicable estate tax treaty provisions, if an individual Non-United States Holder holds new notes at the time of such holder's death, those new notes will not generally be subject to the U.S. federal estate tax, unless, at the time of death, (i) such holder owns, directly, indirectly or constructively, 10% or more of the total voting power of Ispat Inland, L.P. or
(ii) payments with respect to the new notes are effectively connected with the conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

      We must report annually to the Internal Revenue Service and to each Non-United States Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. withholding tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities of the country in which the Non-United States Holder resides.

      Non-United States Holders will be subject to information reporting requirements and may be subject to backup withholding. However, information reporting and backup withholding will not generally apply to payments of interest made by us or a paying agent to Non-United States Holders if the certification described above under "Non-United States Holders--Interest" is received. If the foreign office of a foreign "broker," as defined in the applicable Treasury regulations, pays the proceeds of a sale, exchange, redemption, retirement or other disposition of a new note to the seller thereof outside the United States, backup withholding and additional information reporting requirements will generally not apply. However, additional information reporting requirements, but not backup withholding (unless the payor has actual knowledge that you are a United States person), will generally apply to a payment of the proceeds of a sale, exchange, redemption, retirement or other disposition of a new note by a foreign office of a broker that is a United States person or a "U.S. related person," unless the holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (1) a foreign person that derives 50% or more of its gross income from all sources in specified periods from activities that are effectively connected with the conduct of a trade or business in the United States, (2) a "controlled foreign corporation" (a foreign corporation controlled by certain U.S. shareholders), or
(3) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in the regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or if at any time during its taxable year, such foreign partnership is engaged in a trade or business in the United States. Payment of the proceeds of a sale, exchange, redemption, retirement or other disposition of a new note by a U.S. office of any U.S. or foreign broker is generally subject to both backup withholding and additional information reporting unless the holder certifies under penalties of perjury that it is a Non-United States Holder or otherwise establishes an exemption. Pursuant to recently enacted legislation, the backup withholding rate currently is 28%, which rate will increase (without further Congressional action) to 31% for taxable years beginning on or after January 1, 2011.

      Any amounts withheld under the backup withholding rules from a payment to a holder of the new notes will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

     CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR NON-RESIDENTS OF CANADA

      In the opinion of Ogilvy Renault, Canadian counsel to the Issuer, the following summary fairly describes the main Canadian federal income tax consequences applicable to a holder who acquires the exchange notes

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pursuant to this prospectus and holds such notes as capital property for purposes of the Income Tax Act (Canada) (the "Tax Act"). Generally, a note will be considered to be capital property to a holder provided the holder does not hold the note in the course of carrying on a business and has not acquired the note in one or more transactions considered to be an adventure in the nature of trade. This summary is based on the Canada-United States Income Tax Convention
(1980), as amended (the "Convention"), the relevant provisions of the Tax Act and the regulations thereunder (the "Regulations"), as in force on the date hereof, and counsel's understanding of the administrative practices of the Canada Revenue Agency. It assumes that the specific proposals to amend the Tax Act and the Regulations publicly announced by the Minister of Finance of Canada prior to the date of this prospectus will be enacted in their present form, but the Tax Act or the Regulations may not be amended as proposed or at all. This summary does not address provincial, territorial or foreign income tax considerations. Changes in the law or administrative practices or future court decisions may affect your tax treatment.

      The following commentary is generally applicable to a holder who, at all times for purposes of the Tax Act, deals at arm's length with the Issuer and who, for the purposes of the Convention and the Tax Act, is not and is not deemed to be a resident of Canada during any taxation year in which it owns the notes and does not use or hold, and is not deemed to use or hold the notes in the course of carrying on a business in Canada and to an insurer or an authorized foreign bank who carries on an insurance business or a bank business in Canada, who we refer to as a Non-Resident Holder.

INTEREST PAYMENTS

      A Non-Resident Holder will not be subject to tax (including withholding tax) under the Tax Act on interest, principal or premium on the notes.

DISPOSITIONS

      Gains realized on the disposition or deemed disposition of a note by a Non-Resident Holder will not be subject to tax under the Tax Act.

EXCHANGE OF NOTES INTO REGISTERED NOTES

      The exchange of a note for a registered note by a Non-Resident Holder pursuant to a Registered Exchange Offer will not constitute a taxable transaction for the purposes of the Tax Act.

      THE PRECEDING DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

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                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. In addition, until November 12, 2004, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

      We will receive no proceeds in connection with the exchange offer. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

      Mayer, Brown, Rowe & Maw LLP will pass upon the validity of the notes for Ispat Inland. Certain matters of Canadian law will be passed upon for Ispat Inland by each of Stewart McKelvey Stirling Scales and Ogilvy Renault, a general partnership. Certain matters of Dutch law will be passed upon for Ispat International by De Brauw Blackstone Westbroek N.V. Certain matters of New York law will be passed upon for Ispat International by Shearman & Sterling LLP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The consolidated financial statements of Ispat Inland Inc. as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting firm, as stated in their reports appearing therein and incorporated by reference.

      The consolidated financial statements of Ispat International N.V. and its consolidated subsidiaries as of and for the year ended December 31, 2003, as of and for the year ended December 31, 2002, except for Ispat Hamburg Group and Caribbean Ispat Limited, and for the year ended December 31, 2001, except for Ispat Hamburg Group, Caribbean Ispat Limited and Ispat Unimetal S.A., incorporated into this prospectus by reference, have been audited by Deloitte & Touche Accountants, independent auditors, as stated in their report. The financial statements of Ispat Hamburg Group and Caribbean Ispat Limited as of and for the year ended December 31, 2002 and the financial statements of Ispat Hamburg Group, Caribbean Ispat Limited and Ispat Unimetal S.A. for the year ended December 31, 2001, consolidated with those of Ispat International N.V. and not presented separately, have been audited by Ernst & Young, as stated in their reports.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Ispat International files annual reports on Form 20-F, reports of foreign private issuer on Form 6-K and other information with the SEC. You can inspect, read and copy these reports, as well as other information, at the public reference facilities the SEC maintains at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

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      You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, and other information regarding issuers that file electronically with it.

                           INCORPORATION BY REFERENCE

      Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring you to those documents rather than including them in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus and prior to the completion of this offering will update and supersede the information contained in this prospectus and incorporated filings. We incorporate by reference the following documents filed by Ispat Inland Inc. or Ispat International with the SEC:

-     Our Annual Report on Form 10-K for the fiscal year ended December 31,
      2003;

- Our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004;


- Ispat International's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, as amended by Amendment No. 1 filed March 17, 2004, Amendment No. 2 filed April 9, 2004 and Amendment No. 3 filed August 9, 2004;


-     Ispat International's Report on Form 6-K, filed May 6, 2004;


-     Ispat International's Report on Form 6-K, filed August 5, 2004;


- All subsequent documents filed by us under Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of this offering; and

- All documents filed or submitted to the SEC by Ispat International under the Exchange Act of Form 20-F, and on Form 6-K which specifically state that they are intended to be incorporated by reference, after the date of this prospectus and prior to the completion of this offering.

Any statement contained in a document incorporated by reference is considered to be a part of this prospectus, except for any statement that is superseded or modified by a statement contained herein or in any other subsequently filed incorporated document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete.

      You may request a copy of each document incorporated by reference in this prospectus at no cost, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference, by writing or calling us at the following address or telephone number: Ispat Inland Inc., 3210 Watling Street, East Chicago, Indiana 46312, Attention: Barbara Lupien, phone number
(219) 399-5455.

      The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

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